                                                             EXHIBIT 10.92A


- --------------------------------------------------------------------------------




                      AMENDED AND RESTATED CREDIT AGREEMENT


                                      among


                                DENAMERICA CORP.


                             THE BANKS NAMED HEREIN


                                       and


                                 BANQUE PARIBAS


                                    As Agent



                            Dated as of July 3, 1996






- --------------------------------------------------------------------------------

 SECTION 1.  DEFINITIONS .................................................................    1
               Section 1.1  Definitions ..................................................    1

 SECTION 2.  AMOUNT AND TERMS OF CREDIT FACILITIES .......................................   21
               Section 2.1  Term Loans ...................................................   21
               Section 2.2  Revolving Loans ..............................................   22
               Section 2.3  Delayed Draw Term Loans ......................................   23
               Section 2.4  Notice of Borrowing ..........................................   24
               Section 2.5  Disbursement of Funds ........................................   24
               Section 2.6  Notes ........................................................   25
               Section 2.7  Interest .....................................................   25
               Section 2.8  Interest Periods .............................................   26
               Section 2.9  Minimum Amount of Eurodollar Loans ...........................   27
               Section 2.10  Conversion or Continuation ..................................   27
               Section 2.11  Voluntary Reduction of Commitments ..........................   27
               Section 2.12  Voluntary Prepayments .......................................   28
               Section 2.13  Mandatory Prepayments .......................................   28
               Section 2.14  Application of Prepayments ..................................   30
               Section 2.15  Method and Place of Payment .................................   30
               Section 2.16  Fees ........................................................   31
               Section 2.17  Interest Rate Unascertainable, Increased Costs, Illegality ..   31
               Section 2.18  Funding Losses ..............................................   32
               Section 2.19  Increased Capital ...........................................   33
               Section 2.20  Taxes .......................................................   33
               Section 2.21  Use of Proceeds .............................................   34
               Section 2.22  Collateral Security and Consents ............................   34

SECTION 3.   LETTERS OF CREDIT ...........................................................   35
               Section 3.1  Issuance of Letters of Credit, etc ...........................   35
               Section 3.2  Letter of Credit Fees ........................................   36
               Section 3.3  Obligation of Borrower Absolute, etc .........................   37

SECTION 4.   CONDITIONS PRECEDENT ........................................................   38
               Section 4.1  Conditions Precedent to Initial Loans ........................   38
               Section 4.2  Conditions Precedent to All Loans ............................   42
               Section 4.3  Conditions Precedent to the Effectiveness of this
                                      Amended Credit Agreement ...........................   43

SECTION 5.   REPRESENTATIONS AND WARRANTIES ..............................................   48
               Section 5.1  Corporate Status .............................................   48
               Section 5.2  Corporate Power and Authority ................................   48
               Section 5.3  No Violation .................................................   49
               Section 5.4  Litigation ...................................................   49
               Section 5.5  Financial Statements; Financial Condition; etc ...............   49
               Section 5.6  Solvency .....................................................   49
               Section 5.7  Projections ..................................................   49
               Section 5.8  Material Adverse Change ......................................   49
               Section 5.9  Use of Proceeds; Margin Regulations ..........................   50
               Section 5.10  Governmental Approvals ......................................   50
               Section 5.11  Security Interests and Liens ................................   51
               Section 5.12  Tax Returns and Payments ....................................   50
               Section 5.13  ERISA .......................................................   50
               Section 5.14  Investment Company Act; Public Utility Holding Company Act ..   50

               Section 5.15  Original Closing Date Transactions ......................   51
               Section 5.16  Representations and Warranties in Related Documents .....   51
               Section 5.17  True and Complete Disclosure ............................   51
               Section 5.18  Corporate Structure; Capitalization .....................   52
               Section 5.19  Environmental Matters ...................................   52
               Section 5.20  Senior Indebtedness .....................................   53
               Section 5.21  Patents, Trademarks, Franchise Agreements, Franchisor
                                     Agreements etc ..................................   53
               Section 5.22  Ownership of Property ...................................   53
               Section 5.23  No Default ..............................................   53
               Section 5.24  Licenses, etc ...........................................   53
               Section 5.25  Compliance With Law .....................................   54
               Section 5.26  No Burdensome Restrictions ..............................   54
               Section 5.27  Brokers' Fees ...........................................   54
               Section 5.28  Labor Matters ...........................................   54
               Section 5.29  Lease Consents ..........................................   54
               Section 5.30  Amendment Closing Date Transactions .....................   54

SECTION 6.   AFFIRMATIVE COVENANTS ...................................................   54
               Section 6.1  Information Covenants ....................................   54
               Section 6.2  Books, Records and Inspections ...........................   58
               Section 6.3  Maintenance of Insurance .................................   58
               Section 6.4  Taxes and Other Claims ...................................   58
               Section 6.5  Corporate Existence, Franchises, Permits, etc ............   59
               Section 6.6  Compliance with Law ......................................   59
               Section 6.7  Performance of Obligations ...............................   59
               Section 6.8  Maintenance of Properties ................................   59
               Section 6.9  Interest Rate Protection .................................   59
               Section 6.10  Bank Accounts and Concentration Accounts ................   59
               Section 6.11  Management Services Agreement ...........................   61
               Section 6.12  Change in Financing Methods .............................   61
               Section 6.13  Omnibus Agreement .......................................   61
               Section 6.14  Landlord Consents .......................................   61
               Section 6.15  Merger ..................................................   61
               Section 6.16  HA Divestiture ..........................................   61
               Section 6.17  UCC Form ................................................   61
               Section 6.18  Opinions of Counsel .....................................   61
               Section 6.19  BEP Concentration Account ...............................   61
               Section 6.20  Drop-Down Notes .........................................   62
               Section 6.21  Trademarks ..............................................   62
               Section 6.22  Assignment ..............................................   62

SECTION 7.   NEGATIVE COVENANTS ......................................................   62
               Section 7.1  Financial Covenants ......................................   62
               Section 7.2  Indebtedness .............................................   64
               Section 7.3  Liens ....................................................   65
               Section 7.4  Restriction on Fundamental Changes .......................   65
               Section 7.5  Sale of Assets ...........................................   66
               Section 7.6  Contingent Obligations ...................................   68
               Section 7.7  Restricted Payments ......................................   68
               Section 7.8  Advances, Investments and Loans ..........................   69

               Section 7.9  Transactions with Affiliates .............................   70
               Section 7.10  Limitation on Modifications of Certain Documents ........   70
               Section 7.11  Changes in Business .....................................   70
               Section 7.12  Certain Restrictions ....................................   70
               Section 7.13  Lease Payments ..........................................   71
               Section 7.14  Sale and Leasebacks .....................................   71
               Section 7.15  Plans ...................................................   71
               Section 7.16  Fiscal Year; Fiscal Quarter .............................   71
               Section 7.17  Restaurant Closing Costs ................................   71
               Section 7.18  No Additional Bank Accounts .............................   71
               Section 7.19  Real Property ...........................................   71
               Section 7.20  New Store Limitations ...................................   71
               Section 7.21  Issuance of Equity Securities ...........................   72
               Section 7.22  New Franchise Agreements ................................   72
               Section 7.23  Subsidiaries Other Than BEP Entities ....................   72

SECTION 8.   EVENTS OF DEFAULT .......................................................   73
               Section 8.1  Events of Default ........................................   73
               Section 8.2  Rights and Remedies ......................................   76

SECTION 9.   THE AGENT ...............................................................   76
               Section 9.1  Appointment ..............................................   76
               Section 9.2  Delegation of Duties .....................................   77
               Section 9.3  Exculpatory Provisions ...................................   77
               Section 9.4  Reliance by Agent ........................................   77
               Section 9.5  Notice of Default ........................................   78
               Section 9.6  Non-Reliance on Agent and Other Banks ....................   78
               Section 9.7  Indemnification ..........................................   78
               Section 9.8  Agent in its Individual Capacity .........................   78
               Section 9.9  Successor Agent ..........................................   79

SECTION 10.  MISCELLANEOUS ...........................................................   79
               Section 10.1  Payment of Expenses, Indemnity, etc .....................   79
               Section 10.2  Right of Setoff .........................................   80
               Section 10.3  Notices .................................................   80
               Section 10.4  Successors and Assigns; Participation; Assignments ......   80
               Section 10.5  Amendments and Waivers ..................................   82
               Section 10.6  No Waiver; Remedies Cumulative ..........................   82
               Section 10.7  Sharing of Payments .....................................   82
               Section 10.8  Governing Law; Submission to Jurisdiction ...............   83
               Section 10.9  Counterparts ............................................   83
               Section 10.10  Effectiveness ..........................................   83
               Section 10.11  Headings Descriptive ...................................   83
               Section 10.12  Marshalling; Recapture .................................   83
               Section 10.13  Severability ...........................................   84
               Section 10.14  Survival ...............................................   84
               Section 10.15  Domicile of Loans ......................................   84
               Section 10.16  Limitation of Liability ................................   84
               Section 10.17  Calculations; Computations .............................   84
               Section 10.18  Waiver of Trial by Jury ................................   84

Schedule 1.1(a)   --       Banks and Commitments
Schedule 1.1(b)   --       Restaurant Closings
Schedule 1.1(c)   --       Liquor Licenses
Schedule 4.1(k)   --       Paid-off Creditors
Schedule 5.4      --       Litigation
Schedule 5.10     --       Governmental Approvals
Schedule 5.13     --       ERISA Matters
Schedule 5.18     --       Subsidiaries; Capital Stock
Schedule 5.19     --       Environmental Matters
Schedule 5.21     --       Patents; Trademarks; Franchise Agreements
Schedule 5.22     --       Real Property; Material Equipment Leases
Schedule 5.23     --       Existing Defaults
Schedule 5.27     --       Brokers' Fees
Schedule 5.28     --       Labor Matters
Schedule 5.29     --       Equipment Lease Consents
Schedule 7.2      --       Existing Indebtedness
Schedule 7.3      --       Existing Liens
Schedule 7.6      --       Existing Contingent Obligations
Schedule 7.8      --       Existing Loans, Advances and Investments
Schedule 7.19     --       Existing Fee-Interests in Real Property
Schedule 7.21     --       Warrants and Unit Purchase Options
Schedule 7.23     --       Description of Non-BEP Entity
Exhibit A         --       Form of Term Note
Exhibit B         --       Form of Revolving Note
Exhibit C         --       Form of Delayed Draw Term Note
Exhibit D         --       Form of Leasehold Mortgage
Exhibit E         --       Form of Fee Mortgage
Exhibit F         --       Form of Pledge Agreement
Exhibit G         --       Form of Guaranty
Exhibit H         --       Form of Trademark Assignment
Exhibit I         --       Notice of Revolver Reserve
Exhibit J         --       Form of Security Agreement
Exhibit K         --       Form of Legal Opinion of Loan Parties
Exhibit L         --       Form of Assignment
Exhibit M         --       Description of HA Divestiture
Exhibit N         --       Form of Subsidiary Pledge Agreement
Exhibit O         --       Form of Drop-Down Note
Exhibit P         --       Form of Drop-Down Note Security Agreement
Exhibit Q         --       Form of Subordination Agreement (Drop-Down Notes)
Exhibit R         --       Form of Subsidiary Security Agreement
Exhibit S         --       Form of Omnibus Agreement
Exhibit T         --       Form of Senior Subordination Agreement

                  AMENDED AND RESTATED CREDIT AGREEMENT (as set forth herein, and as the same may from time to time hereafter be restated, modified, supplemented or amended from time to time, the "Amended Credit Agreement"), dated as of July 3, 1996 (the "Amendment Closing Date"), among DenAmerica Corp., a Georgia corporation (formerly known as American Family Restaurants, Inc.) (the "Borrower"), the Banks (as hereinafter defined) and Banque Paribas, acting in its capacity as agent for the Banks.

                  WHEREAS, Borrower, the Banks and the Agent are parties to that certain Credit Agreement dated as of February 29, 1996 (the "Original Credit Agreement"); and

                  WHEREAS, in order to amend certain terms and conditions of the Original Credit Agreement, Borrower, the Banks and the Agent have agreed to enter into this Amended Credit Agreement;

                  NOW, THEREFORE, the parties hereto hereby amend and restate the Original Credit Agreement in its entirety and agree as follows:

SECTION 1.        DEFINITIONS.

                  Section 1.1 Definitions. As used herein, the following terms shall have the meanings herein specified unless the context otherwise requires. Defined terms in this Amended Credit Agreement shall include in the singular number the plural and in the plural number the singular.

                  "Acquisition" shall mean the consummation of the Merger and the other transactions contemplated by the Acquisition Documents.

                  "Acquisition Documents" shall mean the Merger Agreement, the Subordinated Debt Financing Documents, the Form S-4 Registration Statement of the Borrower as initially filed with the Securities and Exchange Commission on January 10, 1996 as amended on or prior to the Original Closing Date and declared effective on February 5, 1996, the Proxy Statement/Prospectus sent by the Borrower to its shareholders dated February 6, 1996, relating to, among other things, the Merger, and all agreements and instruments executed and delivered in connection therewith.

                  "Adjusted Consolidated EBITDA" shall mean, for any twelve month period preceding the date of determination thereof, Annualized Consolidated EBITDA for such period, adjusted to give effect to the Consolidated EBITDA for such period of any Person or Restaurant acquired pursuant to a Permitted Acquisition within such twelve month period at the time of determination adjusted to give effect to the elimination of expenses in an amount acceptable to the Agent and the Required Banks for redundant management and administrative functions due to management changes that could have reasonably been expected to have been achieved had the combination of the operations of the Borrower and the Person or Restaurants so acquired occurred and had such management changes been implemented immediately prior to such twelve month period, in each case as set forth in a certificate from the Chief Financial Officer of the Borrower, in form and substance satisfactory to the Agent, detailing the adjustments and the bases therefor.

                  "Adjusted Senior Debt" shall mean, at any time of determination, (i) Consolidated Senior Debt at such time minus (ii) the lesser of (A) $3,000,000 and (B) the aggregate outstanding Capitalized Lease Obligations at such time under Capitalized Leases entered into by the Borrower and its Subsidiaries after the Original Closing Date.

                  "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling (including but not limited to all directors and officers of such Person), controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control another Person if such Person (A) possesses, directly or indirectly, the power to (i) vote 10% or more of the securities having ordinary voting power for the election of directors of such corporation or (ii) direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise or (B) is the direct or indirect beneficial holder of at least 10% of the then outstanding capital stock (or other shares of beneficial interest).

                  "Agent" shall mean Banque Paribas acting in its capacity as agent for the Banks and any successor agent appointed in accordance with Section 9.9.

                  "Agent's Office" shall mean the office of the Agent located at Chicago, Illinois, or such other office as the Agent may hereafter designate in writing as such to the other parties hereto.

                  "Amendment Fee Letter" shall mean that certain Fee Letter dated as of July 3, 1996 to the Borrower from the Agent.

                  "Amendment Transaction" means each of the Transactions contemplated by the Amendment Transaction Documents.

                  "Amendment Transaction Documents" means the Loan Documents, the Franchisor Agreements, the LH Leasing/FFCA Leases, and the BEP Acquisition Documents.

                  "Annualized BEP EBITDA" means, for any period commencing on the Amendment Closing Date and ending on a calendar month preceding the date of determination thereof, the result of dividing the Consolidated EBITDA of BEP for such period by the annualization factor shown below:

                  Period Ending Date            Annualization Factor
                  ------------------            --------------------
                         7/31/96                          .10
                         8/31/96                          .20
                         9/30/96                          .30
                        10/31/96                          .39
                        11/30/96                          .47
                        12/31/96                          .55
                         1/31/97                          .61
                         2/28/97                          .68
                         3/31/97                          .75
                         4/30/97                          .83
                         5/31/97                          .91
                         6/30/97                         1.00

Following 6/30/97, Annualized BEP EBITDA means Consolidated EBITDA of BEP for the prior twelve-month period.

                  "Annualized Borrower EBITDA" shall mean for any period commencing on the Original Closing Date and ending on the calendar month preceding the date of determination thereof, the result of dividing the Consolidated EBITDA of the Borrower (excluding, however, any amounts included in the definitions of Annualized BEP EBITDA for such period) by the annualization factor shown below:

                  Period Ending Date                  Annualization Factor
                  ------------------                  --------------------
                         4/30/96                                .08
                         5/31/96                                .16
                         6/30/96                                .25
                         7/31/96                                .35
                         8/31/96                                .45
                         9/30/96                                .55

                  Period Ending Date                  Annualization Factor
                  ------------------                  --------------------
                        10/31/96                                .64
                        11/30/96                                .72
                        12/31/96                                .80
                         1/31/97                                .86
                         2/38/97                                .93
                         3/31/97                               1.00

Following 3/31/97, "Annualized Borrower EBITDA" means Consolidated EBITDA of BEP for the prior twelve-month period.

                  "Annualized Consolidated EBITDA" means, for any period commencing on the Amendment Closing Date and ending on a calendar month preceding the date of determination thereof, the sum of the Annualized BEP EBITDA plus the Annualized Borrower EBITDA.

                  "Appropriate Amount" means, with respect to any prepayment of the Loans from Net Equity Proceeds required under Section 2.13(b) hereof, (a) an amount equal to the balance of the Net Equity Proceeds received by the Borrower and its Subsidiaries after such Net Equity Proceeds have been used to prepay the principal amount of the Subordinated Promissory Note together with accrued and unpaid interest thereon (not to exceed the maximum principal amount of $15,000,000 plus such accrued and unpaid interest) in accordance with the terms thereof and subject to the Senior Intercreditor Agreement, or (b) if the Subordinated Promissory Note has been paid in full and cancelled, an amount equal to 100% of such Net Equity Proceeds.

                  "Asset Disposition" shall have the meaning set forth in
Section 7.5 hereof.

                  "Assignee" shall have the meaning provided in Section 10.4(c) hereof.

                  "Assignment Agreement" shall have the meaning provided in
Section 10.4(d) hereof.

                  "Authorized Officer" shall mean any of the President, the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer, any Senior Vice President, any Vice President, the Controller, the Treasurer or Assistant Treasurer acting singly.

                  "Bankruptcy Code" shall mean Title 11 of the United States Code entitled "Bankruptcy", as amended from time to time, and any successor statute or statutes.

                  "Banks" shall mean the Persons listed on Schedule 1.1(a) hereto and the Persons which from time to time become a party hereto in accordance with Sections 10.4(c) and 10.4(d).

                  "Base Rate" shall mean, at any particular date, the rate of interest publicly announced by Morgan Guaranty Trust Company in New York, New York from time to time as its prime rate, changing as and when such prime rate changes. The prime rate is not intended to be the lowest rate of interest charged by Morgan Guaranty Trust Company in connection with extensions of credit to debtors.

                  "Base Rate Loans" shall mean Loans made and/or being maintained at a rate of interest based upon the Base Rate.

                  "BEP" shall mean Black-eyed Pea U.S.A., Inc., a Texas corporation.

                  "BEP Acquisition" shall mean the consummation of the purchase of the Capital Stock of BEP by Borrower pursuant to the Stock Purchase Agreement and the other transactions contemplated by the BEP Acquisition Documents.

                  "BEP Acquisition Documents" shall mean, collectively, the Stock Purchase Agreement, the Subordinated Promissory Note, and all other agreements and instruments executed and delivered in connection with the BEP Acquisition.

                  "BEP Concentration Account" shall mean an account or accounts maintained by BEP at the bank at which such account or accounts are maintained as of the Amendment Closing Date and prior to the sixtieth day thereafter, and within sixty (60) days following the Amendment Closing Date and thereafter, with Wells Fargo Bank, or any successor thereto, and, if requested by Agent pursuant to Section 6.10, with Agent or a Bank. Each of the foregoing accounts shall be identified as a BEP Concentration Account for purposes of this Amended Credit Agreement and the other Loan Documents.

                  "BEP Entities" shall mean BEP, Texas BEP, L.P., and BEP West, Inc.

                  "BEP Restaurant" shall mean a Black-eyed Pea Restaurant owned and operated by the Borrower or one of its Subsidiaries.

                  "BEP Sale and Lease Transaction" shall mean and include any and all sale and lease agreements or arrangements to which Borrower or any of its Subsidiaries is a party, pursuant to which Borrower or a BEP Entity sells any interest in real property to FFCA or an Affiliate thereof and FFCA or such Affiliate leases such real property back to Borrower or a BEP Entity, or Borrower or a BEP Entity sells any interest in personal property to LH Leasing and LH Leasing leases such personal property back to Borrower or a BEP Entity.

                  "BHI" shall mean BEP Holdings, Inc., a Delaware corporation.

                  "Borrower" shall have the meaning provided in the first paragraph of this Amended Credit Agreement.

                  "Borrowing" shall mean the incurrence of one Type of Loan of one Facility from all the Banks on a given date (or resulting from conversions or continuations on a given date) having, in the case of Eurodollar Loans, the same Interest Period.

                  "Business Day" shall mean (i) for all purposes other than as covered by clause (ii) below, any day excluding Saturday, Sunday and any day which shall be in Chicago or New York City a legal holiday or a day on which banking institutions are authorized or required by law or other government actions to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks for U.S. dollar deposits in the London interbank Eurodollar market.

                  "Capital Expenditures" shall mean, for any period, the sum of expenditures (whether paid in cash or accrued as a liability, excluding the portion of Capitalized Leases originally incurred during such period that is capitalized on the consolidated balance sheet of the Borrower and its Subsidiaries) by the Borrower and its Subsidiaries during such period that, in conformity with GAAP, are included in "capital expenditures", "additions to property, plant or equipment" or comparable items in the consolidated financial statements of the Borrower and its Subsidiaries; provided that Capital Expenditures shall not include any such expenditures (i) made in connection with a Permitted Acquisition or (ii) made with purchase money Indebtedness permitted pursuant to Section 7.2(f) hereof.

                  "Capital Stock" shall mean any and all shares of, or interests or participations in, corporate stock.

                  "Capitalized Lease" shall mean, with respect to any Person (i) any lease of property, real or personal, the obligations under which are capitalized on the balance sheet of such Person, and (ii) any other such lease to the extent that the then present value of the minimum rental commitment thereunder should, in accordance with GAAP, be capitalized on a balance sheet of the lessee.

                  "Capitalized Lease Obligations" of any Person shall mean at any time of determination all obligations of such Person under or in respect of Capitalized Leases.

                  "Cash Collateralize" means the pledge and deposit with or delivery to the Agent, for the benefit of the Agent, the Issuing Bank and the Banks, cash or deposit account balances pursuant to documentation in form and substance reasonably satisfactory to the Agent and the Issuing Bank; such documentation shall irrevocably authorize the Agent to apply such cash collateral to reimbursement of the Issuing Bank for draws under Letters of Credit as and when occurring, and in all cases to payment of other Obligations as and when due. Cash collateral shall be maintained in blocked deposit accounts at the Agent or a Bank (other than cash held in the Concentration Account or the BEP Concentration Account).

                  "Cash Equivalents" shall mean (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than 90 days from the date of acquisition, (ii) time deposits and certificates of deposit of any Bank or any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 with maturities of not more than 90 days from the date of acquisition, (iii) fully secured repurchase obligations with a term of not more than 7 days for underlying securities of the types described in clause (i) entered into with any bank meeting the qualifications specified in clause (ii) above, and (iv) commercial paper issued by the parent corporation of any Bank or any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 and commercial paper rated at least A-1 or the equivalent thereof by Standard & Poor's Corporation or at least P-1 or the equivalent thereof by Moody's Investor Services and in each case maturing within 90 days after the date of acquisition.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.

                  "Collateral" shall mean all property and interests in property now owned or hereafter acquired in or upon which a Lien has been or is purported or intended to have been granted to the Agent or any Bank under any of the Security Documents.

                  "Collateral Account" shall mean one or more blocked deposit accounts at the Agent or a Bank into which all cash collateral and proceeds of Collateral may be deposited.

                  "Commitment" shall mean, for each Bank at any given time, the sum of such Bank's Term Loan Commitment, its Delayed Draw Term Loan Commitment and its Revolving Loan Commitment.

                  "Company" shall mean Denwest Restaurant Corp., a Delaware corporation, which was merged with and into the Borrower on or prior to the Original Closing Date as such corporation existed prior to the Merger.

                  "Concentration Account" shall mean an account or accounts maintained by the Borrower on the Original Closing Date with First Interstate Bank of Arizona, N.A., or any successor thereto and, after the Original Closing Date, if requested by Agent pursuant to Section 6.10, with Agent or a Bank, which account(s) shall be identified as a Concentration Account for purposes of this Amended Credit Agreement and the other Loan Documents.

                  "Consolidated Bank Debt" shall mean at any time of determination, the aggregate amount of Indebtedness of the Borrower and any Subsidiary outstanding under this Amended Credit Agreement, to the extent that such Indebtedness is reflected on (or required to be reflected on) a consolidated balance sheet of the Borrower and its Subsidiaries as indebtedness in accordance with GAAP.

                  "Consolidated Capitalization" shall mean, at any time of determination, the sum of (i) Consolidated Total Debt at such time plus (ii) Consolidated Net Worth at such time.

                  "Consolidated Cash Interest Expense" shall mean, for any period, Consolidated Interest Expense for such period minus the amount of such Consolidated Interest Expense not paid or payable in cash.

                  "Consolidated Current Assets" shall mean, at any time, the current assets other than cash and cash equivalents of the Borrower and its Subsidiaries at such time determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Current Liabilities" shall mean, at any time, the current liabilities of the Borrower and its Subsidiaries at such time other than the current portion of all long-term Indebtedness and any Revolving Loans included in those current liabilities of the Borrower and its Subsidiaries at such time determined on a consolidated basis in accordance with GAAP.

                  "Consolidated EBITDA" shall mean, for any Person during any period, the sum of (i) Consolidated Net Income for such period plus (ii) to the extent deducted in the calculation of Consolidated Net Income for such period, Consolidated Interest Expense for such period plus (iii) to the extent deducted in the calculation of Consolidated Net Income for such period, federal and state income taxes for such period, plus (iv) to the extent deducted in the calculation of Consolidated Net Income for such period, depreciation and amortization expense (excluding any amortization of Opening Store Costs to the extent included in amortization expense), all determined on a consolidated basis for such Person and its Subsidiaries in accordance with GAAP.

                  "Consolidated Interest Expense" shall mean, for any Person and any period, the total interest expense (including, without limitation, interest expense attributable to Capitalized Leases in accordance with GAAP) of such Person and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Net Income" for any Person and any period, means the net income (or loss) of such Person and its Subsidiaries on a consolidated basis for such period determined in accordance with GAAP, provided that there shall be excluded from Consolidated Net Income (a) any net gains or losses in respect of dispositions of property other than in the ordinary course of business; (b) any gains or losses realized upon the refinancing of any Indebtedness; (c) any gains or losses arising from the destruction of property due to fire or other casualty; (d) any gains or losses from the revaluation of assets; (e) the net income (or loss) of any other Person (other than a Subsidiary of the Borrower) except to the extent of cash dividends or distributions paid to the Borrower by such other Person in such period; (f) the net income (or loss) of any Subsidiary of the Borrower except to the extent of the interest of the Borrower in such Subsidiary; (g) the net income (or loss) of any Subsidiary of the Borrower that is subject to any restriction or limitation on the payment of dividends, distributions, loans or advances by operation of the terms of its governing documents or by any contractual obligation or applicable law, to the extent of such restriction or limitation in such period; and (h) any gains or losses arising from the implementation of accounting changes.

                  "Consolidated Net Revenue " shall mean the total amount of all revenues of the Borrower and its Subsidiaries on a consolidated basis, determined in accordance with GAAP.

                  "Consolidated Net Worth" shall mean, at any time, the sum of the amount by which the total consolidated assets of the Borrower and its Subsidiaries exceeds the total consolidated liabilities of the Borrower and its Subsidiaries at such time, minus all amounts included in stockholder's equity with respect to any common stock purchase warrants of the Borrower issued to the holders of the Subordinated Debt or the holders of any Loans under this Amended Credit Agreement, as determined in accordance with GAAP.

                  "Consolidated Occupancy Costs" shall mean the sum of expenditures (whether paid in cash or accrued as a liability) by the Borrower and its Subsidiaries for rent, insurance and taxes in connection with any operating or real estate lease to which the Borrower or any of its Subsidiaries is a party.

                  "Consolidated Senior Debt" shall mean, at any time, Consolidated Total Debt, minus the total amount of the Subordinated Debt at such time, minus all amounts included in stockholder's equity with respect to any common stock purchase warrants of the Borrower issued to the holders of the Subordinated Debt or the holders of any Loans under this Amended Credit Agreement in accordance with GAAP.

                  "Consolidated Total Debt" shall mean, at any time, all Indebtedness of the Borrower and its Subsidiaries, to the extent that such Indebtedness is reflected on (or required to be reflected on) a consolidated balance sheet of the Borrower and its Subsidiaries as indebtedness in accordance with GAAP, plus all amounts included in stockholder's equity with respect to any common stock purchase warrants of the Borrower issued to the holders of the Subordinated Debt or the holders of any Loans under this Amended Credit Agreement in accordance with GAAP.

                  "Consolidated Working Capital" shall mean at any time an amount equal to Consolidated Current Assets minus Consolidated Current Liabilities at such time.

                  "Contingent Obligation" as to any Person shall mean any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or
(y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

                  "Credit Exposure" shall have the meaning provided in Section 10.4(b) hereof.

                  "Davis Subordinated Note" shall mean the promissory note of Great Midwestern Restaurants, Inc. (which has subsequently been merged into the Borrower) in the stated principal amount of $5,250,000 to Ronald C. Davis dated May 17, 1995.

                  "Decision Period" shall have the meaning provided in Section 2.13(a).

                  "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

                  "Default Rate" shall have the meaning provided in Section 2.7(c) hereof.

                  "Delayed Draw Term Loan" shall have the meaning provided in
Section 2.3 hereof.

                  "Delayed Draw Term Loan Commitment" shall mean at any time, for any Bank, the amount set forth opposite such Bank's name in Annex I hereto under the heading "Delayed Draw Term Loan Commitment", as the same may be reduced from time to time pursuant to Sections 2.3, 2.11, 2.13, 8.2 or 10.4(d).

                  "Delayed Draw Term Loan Commitment Termination Date" shall mean December 31, 1997.

                  "Delayed Draw Term Loan Maturity Date" shall mean December 31, 2001.

                  "Delayed Draw Term Note" shall have the meaning provided in
Section 2.6(a) hereof.

                  "Denny's Restaurant" means a Denny's restaurant owned and operated by the Borrower or any of its Subsidiaries (other than the Joint Venture Subsidiaries) under the terms of a Franchise Agreement.

                  "DenSouth Foods II Limited" shall mean DenSouth Foods II, Ltd., a Florida limited partnership.

                  "Denwest Foods" shall mean Denwest Foods, Ltd., a Florida limited partnership.

                  "Denwest Foods II" shall mean Denwest Foods II, Ltd., a Florida limited partnership.

                  "Depositary Account Agreement" shall mean an agreement entered into among the Borrower or its Subsidiaries, the Agent and any bank or other financial institution which maintains a deposit or other account for or on behalf of the Borrower or any of its Subsidiaries.

                  "Domestic Lending Office" shall mean, as to any Bank, the office of such Bank designated as such on Annex I, or such other office designated by such Bank from time to time by written notice to the Agent and the Borrower.

                  "Drop-Down Documents" means, collectively, the Drop-Down Note, the Drop-Down Security Agreement, and the Subordination Agreement (Drop-Down Notes).

                  "Drop-Down Note" means any of the promissory notes, substantially in the form of Exhibit O, executed by each BEP Entity in favor of the Borrower, evidencing advances made to that BEP Entity by the Borrower, as the same may be supplemented, modified, amended, restated, renewed, extended, or supplanted from time to time.

                  "Drop-Down Note Security Agreement" means the Drop-Down Note Security Agreement, substantially in the form of Exhibit P, executed by each of the BEP Entities in favor of Borrower to secure the Drop-Down Notes, as the same may from time to time be supplemented, modified, amended, restated, renewed, extended or supplanted.

                  "Ending Balances" shall have the meaning provided in Section 2.13(e) hereof.

                  "Environmental Affiliate" shall mean, with respect to any Person, any other Person whose liability for any Environmental Claim such Person has or may have retained, assumed or otherwise become liable for (contingently or otherwise), either contractually or by operation of law.

                  "Environmental Approvals" shall mean any permit, license, approval, ruling, variance, exemption or other authorization required under applicable Environmental Laws.

                  "Environmental Claim" shall mean, with respect to any Person, any notice, claim, demand or similar communication (written or oral) by any other Person alleging potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, fines or penalties arising out of, based on or resulting from
(i) the presence, or release into the environment, of any Material of Environmental Concern at any location, whether or not owned by such Person or
(ii) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

                  "Environmental Laws" shall mean all federal, state, local and foreign laws and regulations relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern.

                  "Equity Interests" shall mean Capital Stock and warrants, options or other rights to acquire Capital Stock.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time. Section references to ERISA are to ERISA, as in effect at the date of this Amended Credit Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

                  "ERISA Controlled Group" means a group consisting of any ERISA Person and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control with such Person that, together with such Person, are treated as a single employer under regulations of the PBGC.

                  "ERISA Person" shall have the meaning set forth in Section 3(9) of ERISA for the term "person."

                  "ERISA Plan" means (i) any Plan that (x) is not a Multiemployer Plan and (y) has Unfunded Benefit Liabilities in excess of $100,000 and (ii) any Plan that is a Multiemployer Plan.

                  "Eurocurrency Reserve Requirements" shall mean, with respect to each day during an Interest Period for Eurodollar Loans, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Federal Reserve Board or other governmental authority or agency having jurisdiction with respect thereto for determining the maximum reserves (including, without limitation, basic, supplemental, marginal and emergency reserves) for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D) maintained by a member bank of the Federal Reserve System.

                  "Eurodollar Base Rate" shall mean, with respect to each day during an Interest Period for Eurodollar Loans, the rate per annum (rounded upwards to the nearest whole multiple of one-sixteenth of one percent) equal to the rate per annum at which deposits in U.S. dollars are offered by the principal office of each of the Reference Banks in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to such Reference Bank's Eurodollar Loan comprising part of such Borrowing to be outstanding during such Interest Period and for a period equal to such Interest Period. The Eurodollar Base Rate for any Interest Period for each Eurodollar Loan comprising part of the same Borrowing shall be determined by the Agent on the basis of applicable rates furnished to and received by the Agent from the Reference Banks two Business Days before the first day of such Interest Period, subject, however, to the provisions of Section 2.7.

                  "Eurodollar Lending Office" shall mean, as to any Bank, the office of such Bank designated as such on Annex I, or such other office designated by such Bank from time to time by written notice to the Agent and the Borrower.

                  "Eurodollar Loans" shall mean Loans made and/or being maintained at a rate of interest based upon the Eurodollar Rate.

                  "Eurodollar Rate" shall mean with respect to each day during an Interest Period for Eurodollar Loans, a rate per annum determined for such day in accordance with the following formula (rounded upwards to the nearest whole multiple of 1/100th of one percent):

                           Eurodollar Base Rate
                  ----------------------------------------
                  1.00 - Eurocurrency Reserve Requirements

                  "Event of Default" shall have the meaning provided in Section 8 hereof.

                  "Excess Cash Flow" shall mean, with respect to any fiscal period of the Borrower, a positive number, if any, equal to (i) Consolidated EBITDA for such fiscal period, minus (ii) Consolidated Cash Interest Expense during such fiscal period, minus (iii) any federal and state income taxes actually paid during such fiscal period, plus (or minus) (iv) decreases (or increases) in Consolidated Working Capital from the last day of the preceding fiscal period to the last day of such fiscal period, minus (v) the aggregate amount actually paid in cash by the Borrower and its Subsidiaries during such fiscal period for Capital Expenditures permitted pursuant to Section 7.1(g), 7.1(h) and 7.1(i) (except to the extent financed with the proceeds of purchase money Indebtedness or insurance), minus (vi) all principal repayments and prepayments of the Loans made during such fiscal period, provided that repayments or prepayments of Revolving Loans other than pursuant to Section 2.13(d) shall not be included in the computation of Excess Cash Flow, minus
(vii) all regularly scheduled principal payments made during such fiscal period in respect of Capital Leases and other Indebtedness (other than the Loans) to the extent such Indebtedness and payments are permitted to be incurred and made hereunder, plus (viii) to the extent excluded from the calculation of Consolidated Net Income for such period, extraordinary gains to the extent cash is received by the Borrower or any of its Subsidiaries with respect to such gain, minus (ix) to the extent excluded from the calculation of Consolidated Net Income for such period, extraordinary losses to the extent cash is paid by the Borrower or any of its Subsidiaries with respect to such loss.

                  "Exchange Act" shall mean the Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

                  "Excluded Sites" means either of the sites described in
Schedule 5.19 hereto.

                  "Expansion Capital Expenditures" shall mean for any period all Capital Expenditures made by the Borrower in connection with Expansion Transactions and the portion of Capitalized Leases with respect to equipment leases originally incurred during such period that is capitalized on the consolidated balance sheet of the Borrower and its Subsidiaries which leases are entered into in connection with Expansion Transactions.

                  "Expansion Transaction" shall mean with respect to any restaurant acquired by the Borrower through a Permitted Acquisition or owned and operated by the Borrower on or prior to the Original Closing Date, the acquisition of equipment by the Borrower in connection with new store development of a Denny's Restaurant or a BEP Restaurant or the remodeling of a Denny's Restaurant or a BEP Restaurant or the conversion by the Borrower of a Restaurant (other than a Denny's Restaurant) to a Denny's Restaurant or a BEP Restaurant (including all Opening Store Costs incurred in connection therewith), but in any event shall not include the acquisition (by lease or otherwise) of or investment in any interest in real property or payment of rent with respect to any interest in real property.

                  "Facility" shall mean either the Term Loans, the Delayed Draw Term Loans or the Revolving Loans.

                  "Federal Reserve Board" shall mean the Board of Governors of the Federal Reserve System as constituted from time to time.

                  "Fee Letter" means that certain Fee Letter dated December 20, 1995 to the Company and American Family Restaurants, Inc. from the Agent.

                  "Fees" shall mean all amounts payable pursuant to the Fee Letter.

                  "FFCA" shall mean Franchise Finance Corporation of America, a Delaware corporation.

                  "FFCA Real Property Leases" shall mean and include all leases between Borrower or any BEP Entity and FFCA, pursuant to which Borrower or such BEP Entity leases any interest in real property.

                  "Fixed Charges" shall mean, without duplication, for any period, (i) all Consolidated Cash Interest Expense for such period, plus (ii) scheduled payments due in such period for principal of the Term Loans, the Delayed Draw Term Loans and Capitalized Leases and other Indebtedness of the Borrower and its Subsidiaries (other than the Joint Venture Subsidiaries) plus
(iii) all Maintenance Capital Expenditures made in such period, plus (iv) the payment of all rent and all other Consolidated Occupancy Costs made by the Borrower and its Subsidiaries in such period.

                  "Franchise Agreements" shall mean any and all franchise agreements to which the Borrower or any BEP Entity is a party relating to the operation or development of any restaurant or restaurants owned or operated or to be owned or operated by Borrower or such BEP Entity, including, without limitation, any franchise agreement with Denny's Inc. or its Affiliates, including those franchise agreements to which any of Borrower or any of its Subsidiaries is a party as of the Original Closing Date and those franchise agreements entered into from time to time by the Borrower or any of its Subsidiaries other than the Kettle licensing agreements to which the Borrower is a party as of the Original Closing Date.

                  "Franchisor Agreements" shall mean any and all franchise agreements, development agreements, or license agreements to which Borrower or any of the BEP Entities is a party relating to the operation or development by a franchisee of a BEP Restaurant.

                  "GAAP" shall mean (i) for purposes of determining compliance with the covenants set forth in Sections 7.1, 7.2 and 7.13 hereof, United States generally accepted accounting principles as in effect on the date hereof and consistent with those utilized in the preparation of the financial statements referred to in Section 5.5 and (ii) for all other purposes, United States generally accepted accounting principles as in effect as of the date of determination.

                  "Guarantor" shall mean each BEP Entity and each other Subsidiary (other than the Joint Venture Subsidiaries and other than Phoenix) of the Borrower that may be required by the terms of this Amended Credit Agreement to enter into a Guaranty from time to time.

                  "Guaranty" shall mean a guaranty substantially in the form of the Subsidiary Guaranty set forth as Exhibit G hereto executed and delivered to the Agent by each BEP Entity as the same may be amended, restated, modified or supplemented from time to time.

                  "HA Note" means that certain promissory note in the amount of $4,600,000 delivered by Haig Antranikian to the Borrower in connection with the HA Divestiture.

                  "HA Divestiture" means the sale to Haig Antranikian of the assets of the Borrower comprising twenty-three Ike and Jerry's restaurants, as described in Exhibit M hereto.

                  "Indebtedness" of any Person shall mean, without duplication,
(i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than trade payables on terms of 90 days or less incurred in the ordinary course of business of such Person and other than accrued liabilities arising in the ordinary course of business and payable in accordance with customary trade terms), (ii) all indebtedness of such Person evidenced by a note, bond, debenture or similar instrument, (iii) all Capitalized Lease Obligations of such Person, (iv) all liability of such Person in respect of banker's acceptances or letters of credit issued for the account of such Person and, without duplication, all unreimbursed amounts drawn thereunder, (v) all indebtedness of any other Person secured by any Lien on any property owned by such Person, whether or not such indebtedness has been assumed in an amount equal to the lesser of the fair market value at such date of such property subject to such Lien securing such Indebtedness and the amount of the Indebtedness secured by such Lien, (vi) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (vii) all indebtedness of such Person secured by a Lien to secure all or part of the purchase price of the property subject to such Lien, (viii) all Contingent Obligations of such Person, and (ix) all payment obligations of such Person under any interest rate, currency or commodity hedging or protection agreement (including, without limitation, any interest rate, currency or commodity swaps, caps, floors, collars and similar agreements).

                  "INS" shall mean the United States Immigration and Naturalization Service or any governmental body succeeding to its functions.

                  "Indemnitee" shall have the meaning provided in Section 10.1(c) hereof.

                  "Insurance Reserve" shall have the meaning provided in the Security Agreement.

                  "Interest Period" shall have the meaning provided in Section
2.8 hereof.

                  "Issue" means, with respect to any Letter of Credit, to issue or to extend the expiry of, or to renew or increase the amount of, such Letter of Credit; and the terms "Issued," "Issuing" and "Issuance" have corresponding meanings.

                  "Issuing Bank" means Banque Paribas in its capacity as issuer of one or more Letters of Credit hereunder.

                  "Joint Venture Subsidiary" shall mean (i) Denwest Joint Venture, a Florida joint venture between the Borrower (as successor in interest to the Company) and Denwest Foods, (ii) Denwest II Joint Venture, a Florida joint venture between the Borrower (as successor in interest to the Company) and Denwest Foods II and (iii) DenSouth Restaurants II Joint Venture, a Florida joint venture between the Borrower (as successor in interest to Great Restaurants of the Midsouth, Inc.) and DenSouth Foods II Limited.

                  "L/C Amendment Application" means an application form for amendment of outstanding Letters of Credit as shall at any time be in use at the Issuing Bank, as the Issuing Bank shall request.

                  "L/C Application" means an application form for issuance of standby letters of credit, as appropriate, as shall at any time be in use at the Issuing Bank, as the Issuing Bank shall request.

                  "L/C Commitment" means the commitment of the Issuing Bank to Issue, and the commitment of the Banks severally to participate in, Letters of Credit from time to time Issued or outstanding under Section 3, in an aggregate amount not to exceed on any date the amount of $3,000,000, provided, that the L/C Commitment is part of the combined Revolving Credit Commitments, rather than a separate, independent commitment.

                  "L/C Obligations" means at any time the sum of (a) the aggregate undrawn amount of all Letters of Credit then outstanding, plus (b) the amount of all unreimbursed drawings under all Letters of Credit.

                  "L/C Related Documents" means the Letters of Credit, the L/C Applications, the L/C Amendment Applications and any other document relating to any Letter of Credit, including any of the Issuing Bank's standard form documents for standby letter of credit issuances, as appropriate.

                  "Leases" shall mean and include all leases pursuant to which Borrower or any of its Subsidiaries leases any interest in real property on the Original Closing Date and from time to time thereafter including, without limitation, the FFCA Real Property Leases.

                  "Letters of Credit" means any standby letters of credit Issued by the Issuing Bank pursuant to Section 3.

                  "LH Leasing" shall mean LH Leasing Company, Inc., an Arizona corporation.

                  "LH Leasing Equipment Leases" shall mean and include all operating leases between Borrower or any BEP Entity and LH Leasing, pursuant to which Borrower or a BEP Entity leases any interest in personal property from LH Leasing.

                  "LH Leasing/FFCA Leases" shall mean, collectively, the LH Leasing Equipment Leases and the FFCA Real Property Leases.

                  "Lien" shall mean any mortgage, deed of trust, pledge, charge, security interest, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority or other security agreement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, whether or not filed, recorded or otherwise perfected under applicable law, any financing lease having substantially the same effect as any of the foregoing and the filing of any financing statement or similar instrument under the Uniform Commercial Code or comparable law of any jurisdiction, domestic or foreign.

                  "Liquor Licenses" shall mean those liquor licenses required in connection with the operation of the business of the Borrower and its Subsidiaries as a result of consummation of the transactions contemplated by the BEP Acquisition which will not have been obtained on or before the Amendment Closing Date.

                  "Loans" shall mean and include the Term Loans, the Delayed Draw Term Loans and the Revolving Loans.

                  "Loan Documents" shall mean this Amended Credit Agreement, the Notes, the Guaranty, each Letter of Credit, each L/C Related Document, the Fee Letter, the Drop-Down Notes, the Concentration Account Agreement, the BEP Concentration Agreement, the Security Documents and all other documents, instruments and agreements executed and/or delivered in connection herewith or therewith or required hereunder or thereunder, as the same may be amended, restated, modified or supplemented and in effect from time to time.

                  "Loan Party" shall mean and include the Borrower, the BEP Entities and each Guarantor.

                  "Maintenance Capital Expenditures" shall mean Capital Expenditures other than Capital Expenditures made in connection with Expansion Transactions.

                  "Management Information System Capital Expenditures" shall mean Capital Expenditures made by the Borrower or any of its Subsidiaries for the acquisition (whether by purchase, finance lease, or license) and/or development of any and all computer systems, including all hardware, firmware, and software, and any training, consulting, documentation, connection, or other similar expenses required in connection therewith.

                  "Management Services Agreement" shall mean that certain Management Services Agreement dated as of February 29, 1996 among the Agent, Denny's, Inc., and DFO, Inc.

                  "Margin Stock" shall have the meaning provided such term in Regulation U and Regulation G of the Federal Reserve Board.

                  "Material Adverse Effect" shall mean a material adverse effect upon (i) the business, operations, properties, assets, profits, business prospects or financial condition of the Borrower and its Subsidiaries (after giving effect to the Acquisition and the BEP Acquisition) taken as a whole or
(ii) the ability of the Loan Parties, taken as a whole, to perform, or of the Agent or any of the Banks to enforce, any of the Obligations.

                  "Material Equipment Lease" shall mean any lease or master lease of equipment by the Borrower or any of its Subsidiaries (other than the Joint Venture Subsidiaries or Phoenix) which equipment subject to such lease or master lease has a fair market value in excess of $200,000.

                  "Materials of Environmental Concern" shall mean and include chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products.

                  "Merger" shall mean the merger of the Company with and into the Borrower pursuant to the Merger Agreement.

                  "Merger Agreement" shall mean the Amended and Restated Agreement and Plan of Merger dated as of August 9, 1995, as amended, between the Company and the Borrower, together with all schedules and exhibits thereto referred to therein, each in the form delivered to the Agent and Banks on the Original Closing Date, without giving effect to any amendment, modification or waiver thereof effected without the prior written consent of the Banks.

                  "Money Market Accounts" shall mean the money market account maintained by the Borrower on the Original Closing Date with the financial institution which maintains the Concentration Account, and the money market account maintained by BEP on the Amendment Closing Date with the financial institution which maintains the BEP Concentration Account.

                  "Mortgages" shall mean collectively, each mortgage, deed of trust, leasehold mortgage or leasehold deed of trust, each in substantially the forms of Exhibits D and E hereto executed and delivered by the Borrower or its Subsidiaries to the Agent from time to time (other than the Joint Venture Subsidiaries and Phoenix) pursuant to Section 4.1(a)(iv), 4.3(a)(iv) or Section
2.22 hereof or otherwise, as the same may be amended, restated, modified or supplemented from time to time.

                  "Multiemployer Plan" shall mean a Plan which is a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA.

                  "Net Equity Proceeds" shall mean all cash proceeds received by the Borrower or any of its Subsidiaries (other than the Joint Venture Subsidiaries) from any capital contribution or the issuance of any Capital Stock or other equity securities (other than the issuance of common stock of the Borrower upon exercise of stock options issued to employees or directors of the Borrower or any of its Subsidiaries pursuant to an employee stock


                                      xviii
option plan approved by the Board of Directors of the Borrower), net of any brokerage commissions and any other reasonable costs or expenses directly attributable to such issuance.

                  "Net Loss Proceeds" shall have the meaning provided in the Security Agreement.

                  "Net Sale Proceeds" shall mean all cash proceeds of each sale or other disposition of assets (including, without limitation, by way of sale/leaseback and any sales of any equity interest in any Joint Venture Subsidiary) by the Borrower and its Subsidiaries (other than (w) the sale or other disposition of assets (including real property) located at 9040 Signature Road, Indianapolis, IN (the "Michigan Avenue Location"), (x) sales of inventory in the ordinary course of business, (y) Asset Dispositions in an aggregate amount not to exceed $100,000 per annum and (z) sale/leaseback transactions permitted pursuant to Section 7.14 hereof, including, however, cash proceeds of the sale or other disposition of assets (including real property) located at 10201 Midlothian Turnpike, Richmond, VA 23235 and 1905 Preston Road, Plano, TX 75093), in each case net of (i) reasonable expenses incurred or reasonably expected to be incurred in connection with such sale or disposition, (ii) any income, franchise, transfer or other tax payable by any Loan Party in connection with such sale or disposition and (iii) any Indebtedness secured by a Lien on such property or assets and required to be repaid as a result of such sale or other disposition and, in any event, Net Sale Proceeds shall include all cash proceeds of each sale or other disposition of assets by any Joint Venture Subsidiary which proceeds are distributed to the Borrower or any of its Subsidiaries.

                  "Notes" shall mean and include each Revolving Note, each Delayed Draw Term Note and each Term Note.

                  "Notice of Borrowing" shall have the meaning provided in
Section 2.4 hereof.

                  "Notice of Conversion or Continuation" shall have the meaning provided in Section 2.10 hereof.

                  "Obligations" shall mean all obligations, liabilities and indebtedness of every kind, nature and description of the Borrower and the other Loan Parties from time to time owing to the Agent or any Bank or Indemnitee arising under or in connection with this Amended Credit Agreement or any other Loan Document whether direct or indirect, primary or secondary, joint or several, absolute or contingent, due or to become due, now existing or hereafter arising and however acquired.

                  "Opening Store Costs" shall mean costs incurred by the Borrower in connection with opening new restaurants or remodeling a Denny's Restaurant or a BEP Restaurant or converting a Restaurant (other than a Denny's) to a Denny's or a BEP Restaurant, in each case which are capitalized in accordance with GAAP.

                  "Original Closing Date" shall mean the date on which the initial Loans were advanced hereunder.

                  "Participant" shall have the meaning provided in Section 10.4(b) hereof.

                  "Payment Date" shall mean the last day of each March, June, September and December of each year.

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation established under ERISA, or any successor thereto.

                  "Permitted Acquisitions" shall mean (i) at any time before all amounts due with respect to the Subordinated Promissory Note has been paid in full and such Subordinated Promissory Note cancelled, Restaurant Acquisitions made by the Borrower which are approved in writing by all of the Banks and (ii) at any time after all amounts due with respect to the Subordinated Promissory Note has been paid in full and such Subordinated

Promissory Note cancelled, Restaurant Acquisitions made by the Borrower which are approved in writing by the Required Banks.

                  "Permitted Holders" shall mean any of Jack Lloyd, William Howard and their respective spouses, heirs, executors, personal representatives, administrators and other legal representatives, the trustee of any bona fide trust of which one or more of the foregoing alone, or together with their family members, are the exclusive beneficiaries thereof.

                  "Person" shall mean and include any individual, partnership, joint venture, firm, corporation, association, limited liability company, trust or other enterprise or any government or political subdivision or agency, department or instrumentality thereof.

                  "Phoenix" shall mean Phoenix Foods, Inc., a Florida corporation and a wholly-owned subsidiary of the Borrower.

                  "Plan" means any employee benefit plan covered by Title IV of ERISA, the funding requirements of which:

                           (i) were the responsibility of the Borrower or a member of its ERISA Controlled Group at any time within the five years immediately preceding the date hereof,

                           (ii) are currently the responsibility of the Borrower or a member of its ERISA Controlled Group, or

                           (iii) hereafter become the responsibility of the Borrower or a member of its ERISA Controlled Group,

including any such plans as may have been, or may hereafter be, terminated for whatever reason.

                  "Pledge Agreement" shall mean a pledge agreement duly executed and delivered by the Borrower to the Agent substantially in the form set forth as Exhibit F hereto as the same may be amended, restated, modified or supplemented from time to time.

                  "Pro Rata Share" as to any Bank shall mean

                           (i) with respect to all payments, computations and determinations relating to the Term Loan Commitment or the Term Loan of any Bank, the percentage obtained by dividing (A) the outstanding principal balance of such Bank's Term Loan (or the amount of such Bank's Term Loan Commitment, if the Term Loan has not been made) by (B) the aggregate outstanding principal balance of the Term Loan (or the Total Term Loan Commitment, if the Term Loan has not been made),

                           (ii) with respect to all payments, computations and determinations relating to the Delayed Draw Term Loan Commitment or the Delayed Draw Term Loans of any Bank, the percentage obtained by dividing (A) such Bank's Delayed Draw Term Loan Commitment (or the outstanding principal balance of such Bank's Delayed Draw Term Loans, if the Delayed Draw Term Loan Commitments have been terminated pursuant to the terms of this Amended Credit Agreement) by (B) the Total Delayed Draw Term Loan Commitment (or the outstanding aggregate principal balance of all Delayed Draw Term Loans, if the Delayed Draw Term Loan Commitments have been terminated pursuant to the terms of this Amended Credit Agreement),

                           (iii) with respect to all payments, computations and determinations relating to the Revolving Loan Commitment or the Revolving Loans of any Bank, or such Bank's interest in Letters of Credit (including without limitation determinations of the commitment fee under Section 2.16(b) and Letter of Credit fees under Section 3.2), the percentage obtained by dividing (A) such Bank's Revolving Loan Commitment (or the outstanding principal balance of such Bank's Revolving Loans and all L/C Obligations in which such Bank has an interest, if the Revolving Loan Commitments have been terminated pursuant to the terms of this Amended Credit Agreement) by (B) the Total Revolving Loan Commitment (or the aggregate outstanding principal balance of the Revolving Loans and all L/C Obligations, if the Revolving Loan Commitments have been terminated pursuant to the terms of this Amended Credit Agreement), and

                           (iv) for all other purposes with respect to each Bank, the percentage obtained by dividing (A) the sum of (1) the outstanding principal balance of such Bank's Term Loan (or such Bank's Term Loan Commitment if the Term Loan has not been made), (2) such Bank's Delayed Draw Term Loan Commitment (or the outstanding principal balance of such Bank's Delayed Draw Term Loans if the Delayed Draw Term Loan Commitments have been terminated pursuant to the terms of this Amended Credit Agreement) and (3) such Bank's Revolving Loan Commitment (or the outstanding principal balance of such Bank's Revolving Loans and all L/C Obligations in which such Bank has an interest, if the Revolving Loan Commitments have been terminated pursuant to the terms of this Amended Credit Agreement) by (B) the sum of (1) the aggregate outstanding principal balance of the Term Loan (or sum of the Total Term Loan Commitment if the Term Loan has not been made), (2) the Total Delayed Draw Term Loan Commitment (or the aggregate outstanding principal balance of the Delayed Draw Term Loans if the Delayed Draw Term Loan Commitments have been terminated pursuant to the terms of this Amended Credit Agreement) and (3) the Total Revolving Loan Commitment (or the aggregate outstanding principal balance of the Revolving Loans and all L/C Obligations, if the Revolving Loan Commitments have been terminated pursuant to the terms of this Amended Credit Agreement).


                  "Purchasing Banks" shall have the meaning provided in Section 10.4(d) hereof.

                  "Redeemable Stock" means any Equity Interest which, by its terms, or upon the happening of any event matures, is mandatorily redeemable or repurchasable (other than for Capital Stock not constituting Redeemable Stock), in whole or in part, prior to 180 days after the final maturity date of the Loans, or is, by its terms or upon the happening of any event, required to be redeemed or repurchased, redeemable or repurchasable at the option of the holder thereof, in whole or in part, at any time prior to 180 days after the maturity date of the Loans.

                  "Reference Banks" shall mean Banque Paribas and LaSalle National Bank.

                  "Regulation D" shall mean Regulation D of the Federal Reserve Board as from time to time in effect and any successor to all or any portion thereof.

                  "Related Documents" shall mean the Loan Documents and, the Acquisition Documents.

                  "Related Transactions" shall mean each of the transactions contemplated by the Related Documents.

                  "Reportable Event" has the meaning set forth in Section 4043 of ERISA (other than a Reportable Event as to which the provision of 30 days notice to the PBGC is waived under applicable regulations), or is the occurrence of any of the events described in Section 4063(a) of ERISA.

                  "Required Banks" shall mean Banks holding more than 66 2/3% of the principal amount of Loans outstanding or, if no Loans are outstanding, more than 66 2/3% of the Total Commitments.

                  "Restaurant" shall mean any Denny's Restaurant, BEP Restaurant or other restaurant owned or operated by the Borrower or any of its Subsidiaries (other than the Joint Venture Subsidiaries).

                  "Restaurant Acquisition" shall mean any acquisition by the Borrower after the Original Closing Date of any restaurant which was developed and operating as a restaurant prior to the date of such acquisition whether through the acquisition of shares of a corporation or by purchase of assets.

                  "Restaurant Closing" shall mean the closing of any of the Restaurants by the Borrower or any of its Subsidiaries set forth on Schedule 1.1(b) hereto.

                  "Restaurant Closing Costs" shall mean any severance costs related to the termination of employees, any costs related to the termination of a lease, in each case incurred by the Borrower and its Subsidiaries as the result of a Restaurant Closing and other costs associated with such Restaurant Closing.

                  "Restricted Payments" shall have the meaning provided in
Section 7.7 hereof.

                  "Revolver Reserve" shall have the meaning set forth in Section 2.13.

                  "Revolving Loan Commitment" shall mean at any time, for any Bank, the amount set forth opposite such Bank's name on Annex I hereto under the heading "Revolving Loan Commitment," as such amount may be reduced from time to time pursuant to Sections 2.11, 8.2 or 10.4(d).

                  "Revolving Loan Maturity Date" shall mean December 31, 2001.

                  "Revolving Loans" shall have the meaning provided in Section 2.2(a) hereof.

                  "Revolving Notes" shall have the meaning provided in Section 2.6(a) hereof.

                  "SEC" shall mean the Securities and Exchange Commission.

                  "Security Agreement" shall have the meaning provided in
Section 4.1(a)(iii) hereof.

                  "Security Documents" shall mean and include the Security Agreement, the Pledge Agreement, the Subsidiary Pledge Agreement, the Guaranty, the Subsidiary Security Agreement, the Drop-Down Note Security Agreement, the Subordination Agreement (Drop-Down Notes), the Trademark Assignment, and the Mortgages.

                  "Senior Intercreditor Agreement" shall mean that certain Senior Intercreditor Agreement dated as of July 3, 1996 among the Agent and the holder(s) of the Subordinated Promissory Note.

                  "Senior Subordinated Intercreditor Agreement" shall mean that certain Senior Subordinated Intercreditor Agreement dated as of March 29, 1996 among the Agent, the holders of the Series B Subordinated Notes and State Street Bank and Trust Company, as trustee for such holders.

                  "Series A Subordinated Notes" shall mean the Borrower's 13% Subordinated Notes due 2003 in an aggregate principal amount not in excess of $6,000,000 issued pursuant to that certain Series A Subordinated Note Indenture, dated as of March 29, 1996 between the Borrower and State Street Bank and Trust Company, as Trustee, as the same may be amended, modified, restated or supplemented as permitted under the terms of this Amended Credit Agreement.

                  "Series A Subordinated Note Indenture" shall mean that certain Indenture (Series A Notes) dated as of March 29, 1996 between the Borrower and State Street Bank and Trust Company, as Trustee, as the same may be amended, modified, restated or supplemented as permitted under the terms of this Amended Credit Agreement.

                  "Series B Subordinated Notes" shall mean the Borrower's 13% Subordinated Notes due 2003 in an aggregate principal amount not in excess of $18,250,000 issued pursuant to the Series B Subordinated Note Indenture, as the same may be amended, modified, restated or supplemented as permitted under the terms of this Amended Credit Agreement.

                  "Series B Subordinated Note Indenture" shall mean that certain Indenture (Series B Notes) dated as of March 29, 1996, as amended, between the Borrower and State Street Bank and Trust Company, as Trustee, as the same may be further amended, modified, restated or supplemented as permitted under the terms of this Amended Credit Agreement.

                  "Solvent" as to any Person shall mean that (i) the sum of the assets of such Person, both at a fair valuation and at present fair salable value, will exceed its liabilities, including contingent liabilities, (ii) such Person will have sufficient capital with which to conduct its business as presently conducted and as proposed to be conducted and (iii) such Person has not incurred debts, and does not intend to incur debts, beyond its ability to pay such debts as they mature. For purposes of this definition, "debt" means any liability on a claim, and "claim" means (x) a right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured, or (y) a right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured. With respect to any such contingent liabilities, such liabilities shall be computed at the amount which, in light of all the facts and circumstances existing at the time, represents the amount which can reasonably be expected to become an actual or matured liability.

                  "Stock Purchase Agreement" shall mean that certain Stock Purchase Agreement dated as of May 31, 1996 between Borrower and BHI.

                  "Subordinated Debt" shall mean Indebtedness incurred pursuant to the Subordinated Debt Financing Documents.

                  "Subordinated Debt Financing Documents" shall mean, collectively, the Series B Subordinated Note Indenture, the Subordinated Notes, the Senior Intercreditor Agreement, the Senior Subordinated Intercreditor Agreement and the Subordinated Debt Warrants.

                  "Subordinated Debt Warrants" shall mean the common stock purchase warrants of the Borrower issued to the holders of the Subordinated Debt on the Original Closing Date or the Amendment Closing Date.

                  "Subordinated Notes" shall mean the Subordinated Promissory Note and the Series B Subordinated Notes.

                  "Subordinated Promissory Note" shall mean the Borrower's 12% Subordinated Note due 2003 in an aggregate principal amount not in excess of $15,000,000 plus accrued interest issued pursuant to the Stock Purchase Agreement.

                  "Subordination Agreement (Drop-Down Notes)" means the Subordination Agreement (Drop-Down Notes) substantially in the form of Exhibit Q, executed by the Borrower and the Agent and acknowledged by each


                                      xxiii

BEP Entity, as the same may be, from time to time, supplemented, modified, amended, restated, renewed, extended or supplanted.

                  "Subsidiary" of any Person shall mean and include (i) any corporation 50% or more of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries and (ii) any partnership, association, joint venture or other entity in which such Person, directly or indirectly through Subsidiaries, is either a general partner or has a 50% or more equity interest at the time.

                  "Subsidiary Pledge Agreement" shall mean a pledge agreement substantially in the form of the Subsidiary Pledge Agreement set forth as Exhibit N hereto executed and delivered to the Agent by each BEP Entity which owns any equity interest of any person which is represented by a certificated security or a partnership interest, as any of the same may be amended, restated, modified or supplemented from time to time.

                  "Subsidiary Security Agreement" shall mean a security agreement substantially in the form of the Security Agreement set forth as Exhibit R hereto executed and delivered to the Agent by each BEP Entity , as the same may be amended, restated, modified or supplemented from time to time.

                  "Term Loan" shall have the meaning provided in Section 2.1 hereof.

                  "Term Loan Commitment" shall mean at any time, for any Bank, the amount set forth opposite such Bank's name in Annex I hereto under the heading "Term Loan Commitment", as the same may be reduced from time to time pursuant to Sections 8.2 or 10.4(d).

                  "Term Loan Maturity Date" shall mean December 31, 2001.

                  "Term Note" shall have the meaning provided in Section 2.6(a) hereof.

                  "Termination Event" shall mean (i) a Reportable Event, or (ii) the initiation of any action by the Borrower, any member of the Borrower's ERISA Controlled Group or any ERISA Plan fiduciary to terminate an ERISA Plan or the treatment of an amendment to an ERISA Plan as a termination under ERISA, or
(iii) the institution of proceedings by the PBGC under Section 4042 of ERISA to terminate an ERISA Plan or to appoint a trustee to administer any ERISA Plan.

                  "Total Commitment" shall mean, at any time, the sum of the Commitments of all of the Banks at such time.

                  "Total Delayed Draw Term Loan Commitment" shall have the meaning provided in Section 2.3(a) hereof.

                  "Total Revolving Loan Commitment" shall have the meaning provided in Section 2.2(a) hereof.

                  "Total Term Loan Commitment" shall have the meaning provided in Section 2.1 hereof.

                  "Trademark Assignment" shall mean a trademark security agreement substantially in the form contained in Exhibit H hereof covering all trademarks and tradenames owned by the BEP Entities and their respective Subsidiaries, as the same may from time to time be supplemented, modified, amended, renewed or supplanted.

                  "Transaction Costs" shall mean all costs and expenses paid or payable by any Loan Party relating to the Transactions including, without limitation, investment banking fees, financing fees, advisory fees, appraisal fees, legal fees and accounting fees.

                  "Transaction Documents" shall mean the Loan Documents, the Franchise Agreements, Leases, and the Acquisition Documents.

                  "Transactions" shall mean each of the transactions contemplated by the Transaction Documents.

                  "Transferee" shall have the meaning provided in Section 10.4(e) hereof.

                  "Type" shall mean any type of Loan determined with respect to the interest option applicable thereto, i.e., a Base Rate Loan or a Eurodollar Loan.

                  "Unfunded Benefit Liabilities" means with respect to any Plan at any time, the amount (if any) by which (i) the present value of all benefit liabilities under such Plan as defined in Section 4001(a)(16) of ERISA, exceeds
(ii) the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan, but including contributions deemed made to such Plan by the valuation date under
Section 404(a)(6) of the Code (on the basis of assumptions prescribed by the PBGC for the purpose of Section 4044 of ERISA).

                  "Unit Purchase Options" shall mean the unit purchase options of the Borrower described on Schedule 7.21 hereto.

                  "Unused Portion" shall mean (i) with respect to the Revolving Loans, the amount by which the Total Revolving Loan Commitment in effect from time to time exceeds the Revolving Loans outstanding from time to time and (ii) with respect to the Delayed Draw Term Loans, the amount by which the Total Delayed Draw Term Loan Commitment in effect from time to time exceeds the Delayed Draw Term Loans outstanding from time to time.

                  "Warrants" shall mean the common stock purchase warrants of the Borrower described on Schedule 7.21 hereto.

SECTION 2.        AMOUNT AND TERMS OF CREDIT FACILITIES.

                  Section 2.1 Term Loans. Subject to and upon the terms and conditions herein set forth, each Bank severally and not jointly agrees to make a single loan to the Borrower on the Original Closing Date of a sum not to exceed the Term Loan Commitment of such Bank (each such loan, a "Term Loan"). The aggregate principal amount of the Term Loan Commitments shall not exceed $35,000,000 (the "Total Term Loan Commitment"). All unutilized Term Loan Commitments shall expire simultaneously with the making of the Term Loans on the Original Closing Date. The Term Loan of each Bank made on the Original Closing Date shall be initially made as a Base Rate Loan and may thereafter be maintained at the option of the Borrower as a Base Rate Loan or a Eurodollar Loan, in accordance with the provisions hereof. Once repaid, Term Loans may not be reborrowed. The Term Loans shall mature on the Term Loan Maturity Date and shall be repaid, without premium or penalty, by the Borrower, in amounts equal to the installments set forth below, on the Payment Date specified below for each such installment:

                     Payment Dates
                   occurring between                    Amount of
                  the following dates                  Installment
                  -------------------                  -----------
               June 30, 1996 through
               and including December 31,
               1996                                       $  833,333

               January 1, 1997 through
               and including December 31,
               1997                                       $1,375,000

               January 1, 1998 through
               and including December 31,
               1999                                       $1,500,000

               January 1, 2000 through
               and including December 31,
               2000                                       $1,750,000

               January 1, 2001 through
               and including September 30,
               2001                                       $2,000,000

               December 31, 2001                       The remaining outstanding prin-
                                                       cipal balance of the Term Loans

                  Section 2.2 Revolving Loans. (a) Subject to and upon the terms and conditions herein set forth, each Bank severally and not jointly agrees, at any time and from time to time on and after the Original Closing Date and prior to the Revolving Loan Maturity Date, to make revolving loans (collectively, "Revolving Loans") to the Borrower, which Revolving Loans shall not exceed in aggregate principal amount at any time outstanding (i) the Revolving Loan Commitment of such Bank at such time minus (ii) such Bank's Pro Rata Share of the L/C Obligations at such time minus (iii) such Bank's Pro Rata Share of any Revolver Reserve in effect at such time. The sum of the Revolving Loan Commitments of all of the Banks (the "Total Revolving Loan Commitment") on the Original Closing Date shall be $15,000,000. The Revolving Loans of each Bank made on the Original Closing Date shall be initially made as a Base Rate Loan and may thereafter be maintained at the option of the Borrower as a Base Rate Loan or a Eurodollar Loan, in accordance with the provisions hereof.

                           (b) Revolving Loans may be voluntarily prepaid
pursuant to Section 2.12, and, subject to the other provisions of this Amended Credit Agreement, any amounts so prepaid may be reborrowed. Each Bank's Revolving Loan Commitment shall expire, and each Revolving Loan shall mature on, the Revolving Loan Maturity Date, without further action on the part of the Banks or the Agent.

                           (c) Each Borrowing of Revolving Loans shall be in the
aggregate minimum amount of $250,000 or any integral multiple of $100,000 in excess thereof.

                  Section 2.3 Delayed Draw Term Loans. (a) Subject to and upon the terms and conditions herein set forth, each Bank severally and not jointly agrees at any time and from time to time on and after its receipt of financial information required to be delivered pursuant to Section 6.1(a) hereof and 6.1(c) hereof to the Agent and the Banks for the Borrower's fiscal quarter ending and month ending June 30, 1996 (but in no event prior to June 30, 1996) with respect to Delayed Draw Term Loans borrowed to make Permitted Acquisitions, and December 31,

1996 with respect to Delayed Draw Term Loans borrowed to refinance Subordinated Notes, to and including the Delayed Term Loan Commitment Termination Date, to make one or more term loans to the Borrower in an aggregate amount not to exceed the Delayed Draw Term Loan Commitment of such Bank (each such loan, a "Delayed Draw Term Loan"), provided, that:

         (i) The aggregate principal amount of the Delayed Draw Term Loan Commitments shall not exceed $15,000,000 (the "Total Delayed Draw Term Loan Commitment").

         (ii) the Borrower may not borrow Delayed Draw Term Loans unless (A) as at the end of the most recent fiscal quarter of the Borrower as to which the Borrower has delivered the financial information required to be delivered pursuant to Section 6.1(a) hereof to the Agent and the Banks, and after giving effect to the Borrowing of such Delayed Draw Term Loans (1) no Default or Event of Default shall have occurred and be continuing on the date such Delayed Draw Term Loans are made either before or after giving effect to the making of such Loans and, as of the most recent fiscal quarter ended, the Borrower shall be in compliance with the financial covenants set forth in Section 7.1, (2) the Borrower's ratio of Adjusted Senior Debt to Adjusted Consolidated EBITDA (taken as one accounting period) then ended is not greater than 3.25 to 1.0 and (3) the Consolidated EBITDA of the Borrower and its Subsidiaries for the four consecutive fiscal quarters of the Borrower (taken as one accounting period) for the period ending as of the end of such most recent fiscal quarter is not less than the amount set forth below with respect to the applicable period (provided that for the first three of such calculations made in the foregoing clause (3), such calculations shall be done based upon the period commencing with April 1, 1996 and ending with the quarterly period then ended; and provided, further, that such calculations shall not include any Subsidiaries prior to the date on which such entity became a Subsidiary of the Company, nor shall such calculations include BEP and its Subsidiaries prior to July 1, 1996):

                  Period Ending                      Minimum EBITDA
                  -------------                      --------------
                  June 30, 1996                       $ 5,000,000
                  September 30, 1996                  $13,500,000
                  December 31, 1996                   $19,500,000
                  March 31, 1997                      $24,500,000
                  June 30, 1997                       $26,000,000
                  September 30, 1997                  $26,000,000

and (B) the Borrower shall have delivered a certificate of the Chief Financial Officer of the Borrower as to the foregoing clauses (A)(1), (A)(2), and (A)(3) which sets forth in detail the calculations with respect thereto in form and substance satisfactory to the Agent with the relevant notice of borrowing delivered pursuant to Section 2.4; and

         (iii) the Borrower may borrow Delayed Draw Term Loans or apply the proceeds thereof (A) prior to December 31, 1996, to refinance the Subordinated Debt with the consent of all of the Banks if all of the other conditions of this Amended Credit Agreement, including, without limitation, the conditions set forth in this Section 2.3, are met or (B) on or after December 31, 1996, (x) to refinance the Subordinated Promissory Note with the consent of the Agent if all of the other conditions of this Amended Credit Agreement, including, without limitation, the conditions set forth in this Section 2.3, are met or (y) subsequent to the payment in full and the cancellation of the Subordinated Promissory Note, to refinance the Series B Subordinated Notes with the prior written consent of all of the Banks, or (C) on or after the date on which the Subordinated Promissory Note is paid in full and cancelled, to acquire by purchase or otherwise any assets with the prior written consent of the Banks as set forth in the definition of Permitted Acquisitions in Section 1.1 hereof.

                           (b) In the event that the Borrower shall repay any
Delayed Draw Term Loan in whole or in part prior to the Delayed Draw Term Loan Commitment Termination Date, each Bank's Delayed Draw Term Loan Commitment shall be reduced by such Bank's Pro Rata Share of the principal amount of such repayment. All
                                      xxvii
unutilized Delayed Draw Term Loan Commitments shall expire on the Delayed Draw Term Loan Commitment Termination Date without further action on the part of the Banks or the Agent. Each Delayed Draw Term Loan of each Bank may be made as a Base Rate Loan or, at the option of the Borrower, as a Eurodollar Loan, in accordance with the provisions hereof. Once repaid, Delayed Draw Term Loans may not be reborrowed. The Delayed Draw Term Loans shall mature on the Delayed Draw Term Loan Maturity Date and shall be repaid, without premium or penalty, by the Borrower, in amounts equal to the installments set forth below, on the Payment Date specified below for each such installment:

       Payment Dates
     occurring between                            Amount of
    the following dates                          Installment
    -------------------                          -----------
January 1, 1998 through              6.25% of the aggregate outstanding
and including September 30,          principal amount of the Delayed Draw
2001                                 Term Loans on the Delayed Draw
                                     Term Loan Commitment Termination Date

December 31, 2001                    The remaining outstanding principal balance
                                     of the Delayed Draw Term Loans

                           (c) Each Borrowing of Delayed Draw Term Loans shall
be in the aggregate minimum amount of $250,000 or any integral multiple of $100,000 in excess thereof.

                           (d) Notwithstanding anything to the contrary
contained herein, any amendment modification, or waiver to this Section 2.3 shall be made only with the consent of all of the Banks.

                  Section 2.4 Notice of Borrowing. (a) Whenever the Borrower desires to borrow Revolving Loans, Delayed Draw Term Loans or Term Loans hereunder, it shall give the Agent at the Agent's Office prior to 10:00 A.M., Chicago time, at least one Business Day's prior telex, facsimile or telephonic notice (promptly confirmed in writing) of each Base Rate Loan, and at least three Business Days' prior telex, facsimile or telephonic notice (promptly confirmed in writing) of each Eurodollar Loan to be made hereunder. Each such notice (a "Notice of Borrowing") shall be irrevocable and shall specify (i) the aggregate principal amount of the requested Loans, (ii) whether such Loans shall be Term Loans, Delayed Draw Term Loans or Revolving Loans, (iii) the date of Borrowing (which shall be a Business Day), (iv) the intended use of proceeds of such Loans, and (v) whether such Loans shall consist of Base Rate Loans or Eurodollar Loans and, if Eurodollar Loans, the initial Interest Period to be applicable thereto (provided, that no Eurodollar Loans may be requested or made when any Default or Event of Default has occurred and is continuing).

                           (b) Promptly after receipt of a Notice of Borrowing,
the Agent shall provide each Bank with a copy thereof and inform each Bank as to its Pro Rata Share of the Loans requested thereunder.

                  Section 2.5 Disbursement of Funds. (a) No later than 1:00 P.M., Chicago time, on the date specified in each Notice of Borrowing, each Bank will make available its Pro Rata Share of the Loans requested to be made on such date, in U.S. dollars and immediately available funds, at the Agent's Office. After the Agent's receipt of the proceeds of such Loans, the Agent will make available to the Borrower by depositing in the Borrower's account at the Agent's Office the aggregate of the amounts so made available in the type of funds actually received.

                           (b) Unless the Agent shall have been notified by any
Bank prior to the date of a Borrowing that such Bank does not intend to make available to the Agent its portion of the Loans to be made on such date, the Agent may assume that such Bank has made such amount available to the Agent on such date and the


                                     xxviii

Agent in its sole discretion may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Agent by such Bank and the Agent has made such amount available to the Borrower, the Agent shall be entitled to recover such corresponding amount on demand from such Bank. If such Bank does not pay such corresponding amount forthwith upon the Agent's demand therefor, the Agent shall promptly notify the Borrower and the Borrower shall immediately repay such corresponding amount to the Agent. The Agent shall also be entitled to recover from such Bank or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Agent to the Borrower to the date such corresponding amount is recovered by the Agent, at a rate per annum equal to the then applicable rate of interest, calculated in accordance with Section 2.7, for the respective Loans. Nothing herein shall be deemed to relieve any Bank from its obligation to fulfill its commitments hereunder or to prejudice any rights which the Borrower may have against any Bank as a result of any default by such Bank hereunder. Notwithstanding anything contained herein or in any other Loan Document to the contrary, the Agent may apply all funds and proceeds of Collateral available for the payment of any Obligations first to repay any amount owing by any Bank to the Agent as a result of such Bank's failure to fund its Loans hereunder.

                  Section 2.6 Notes. (a) The Borrower's obligation to pay the principal of, and interest on, each Bank's Loans shall be evidenced by (i) in the case of such Bank's Term Loans, a promissory note (a "Term Note") duly executed and delivered by the Borrower substantially in the form of Exhibit A hereto in a principal amount equal to such Bank's Term Loan with blanks appropriately completed in conformity herewith, (ii) in the case of such Bank's Revolving Loans, a promissory note (a "Revolving Note") duly executed and delivered by the Borrower substantially in the form of Exhibit B hereto in a principal amount equal to such Bank's Revolving Loan Commitment, with blanks appropriately completed in conformity herewith and (iii) in the case of such Bank's Delayed Draw Term Loans, a promissory note (a "Delayed Draw Term Note") duly executed and delivered by the Borrower substantially in the form of Exhibit C hereto in a principal amount equal to such Bank's Delayed Draw Term Loan Commitment, with blanks appropriately completed in conformity herewith. Each
Note issued to a Bank shall (x) be payable to the order of such Bank, (y) be dated the Original Closing Date, and (z) mature on the Term Loan Maturity Date, the Delayed Draw Term Loan Maturity Date or the Revolving Loan Maturity Date, as the case may be.

                           (b) Each Bank is hereby authorized, at its option,
either (i) to endorse on the schedule attached to its Revolving Note and/or its Delayed Draw Term Note (or on a continuation of such schedule attached to either such Note and made a part thereof) an appropriate notation evidencing the date and amount of each Revolving Loan and Delayed Draw Term Loan, respectively, evidenced thereby and the date and amount of each principal and interest payment in respect thereof, or (ii) to record such Revolving Loans and Delayed Draw Term Loans and such payments in its books and records. Such schedule or such books and records, as the case may be, shall constitute prima facie evidence of the accuracy of the information contained therein.

                  Section 2.7 Interest. (a) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Base Rate Loan from the date of the making of such Loan until such Loan shall be paid in full at a rate per annum which shall be equal to the sum of 1.5% plus the Base Rate in effect from time to time, such rate to change as and when the Base Rate changes, such interest to be computed on the basis of a 365 or 366-day year, as the case may be.

                           (b) The Borrower agrees to pay interest in respect of
the unpaid principal amount of each Eurodollar Loan from the date of the making of such Loan until such Loan shall be paid in full at a rate per annum which shall be equal to the sum of 3.5% plus the relevant Eurodollar Rate, such interest to be computed on the basis of a 360-day year.

                           (c) In the event that, and for so long as, any Event
of Default shall have occurred and be continuing, the outstanding principal amount of all Loans and, to the extent permitted by law, overdue interest in respect of all Loans, shall bear interest at a rate per annum (the "Default Rate") equal to the sum of two percent (2%) plus the interest rate otherwise applicable hereunder to such principal amount in effect from time to time.

                           (d) Interest on each Loan shall accrue from and
including the date of the Borrowing thereof to but excluding the date of any repayment thereof (provided that any Loan borrowed and repaid on the same day shall accrue one day's interest) and shall be payable (i) in respect of each Base Rate Loan, quarterly in arrears on each Payment Date, (ii) in respect of each Eurodollar Loan, on the last day of each Interest Period applicable to such Loan and, in the case of an Interest Period of six months, on the date occurring three months from the first day of such Interest Period and on the last day of such Interest Period, and (iii) in the case of all Loans, on any prepayment or conversion (on the amount prepaid or converted), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

                           (e) Each Reference Bank agrees to furnish to the
Agent timely information for the purpose of determining each Eurodollar Base Rate. If any one or more of the Reference Banks shall not furnish such timely information to the Agent for the purpose of determining any such interest rate, the Agent shall determine such interest rate on the basis of timely information furnished by the remaining Reference Banks. The Agent shall give prompt notice to the Borrower and the Banks of the applicable interest rate determined by the Agent for purposes of Section 2.7(a), and the rate, if any, furnished by each Reference Bank for the purpose of determining the interest rate under Section 2.7(a).

                           (f) If fewer than two Reference Banks furnish timely
information to the Agent for determining the Eurodollar Base Rate for any Eurodollar Loan,

                                    (i) the Agent shall forthwith notify the
         Borrower and the Banks that the interest rate cannot be determined for such Eurodollar Loan,

                                    (ii) each such Eurodollar Loan will
         automatically, on the last day of the then existing Interest Period therefor, convert into a Base Rate Loan (or if such Loan is then a Base Rate Loan, will continue as a Base Rate Loan), and

                                    (iii) the obligation of the Banks to make,
         or to convert Loans into, Eurodollar Loans shall be suspended until the Agent shall notify the Borrower and the Banks that the circumstances causing suspension no longer exist.

                  Section 2.8 Interest Periods. (a) The Borrower shall, in each Notice of Borrowing or Notice of Conversion or Continuation in respect of the making of, conversion into or continuation of a Eurodollar Loan, select the interest period (each an "Interest Period") applicable to such Eurodollar Loan, which Interest Period shall, at the option of the Borrower, be either a one-month, two-month, three-month or six-month period, provided that:

                                    (i) the initial Interest Period for any
         Eurodollar Loan shall commence on the date of the making of such Loan (including the date of any conversion from a Base Rate Loan) and each Interest Period occurring thereafter in respect of such Loan shall commence on the date on which the next preceding Interest Period expires;

                                    (ii) if any Interest Period would otherwise
         expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, provided, however, that if any Interest Period would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

                                    (iii) if any Interest Period begins on a day
         for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

                                    (iv) no Interest Period in respect of any
         Revolving Loan, Delayed Draw Term Loan or Term Loan shall extend beyond the Revolving Maturity Date, the Delayed Draw Term Loan Maturity Date or the Term Loan Maturity Date, as the case may be; and

                                    (v) no Interest Period in respect of a Term
         Loan or Delayed Draw Term Loan shall extend beyond any date upon which a repayment of the Term Loans or Delayed Draw Term Loans, as the case may be, is required to be made pursuant to Section 2.1 unless the aggregate principal amount of Term Loans or Delayed Draw Term Loans, as the case may be, which are Base Rate Loans or which have Interest Periods which will expire on or before such date is equal to or in excess of the amount of the Term Loan or Delayed Draw Term Loan, as the case may be, repayment required to be made on such date.

                           (b) If upon the expiration of any Interest Period,
the Borrower has failed to elect a new Interest Period to be applicable to the respective Eurodollar Loan as provided above, the Borrower shall be deemed to have elected to convert such Eurodollar Loans into Base Rate Loans effective as of the expiration date of such current Interest Period.

                  Section 2.9 Minimum Amount of Eurodollar Loans. All borrowings, conversions, continuations, payments, prepayments and selection of Interest Periods hereunder shall be made or selected so that, after giving effect thereto, (i) the aggregate principal amount of any Borrowing comprised of Eurodollar Loans shall not be less than $500,000 or an integral multiple of $100,000 in excess thereof, and (ii) there shall be no more than 15 Borrowings comprised of Eurodollar Loans outstanding at any time.

                  Section 2.10 Conversion or Continuation. (a) Subject to the other provisions hereof, the Borrower shall have the option (i) to convert at any time all or any part of outstanding Base Rate Loans which comprise part of the same Borrowing to Eurodollar Loans, (ii) to convert all or any part of outstanding Eurodollar Loans which comprise part of the same Borrowing to Base Rate Loans, on the expiration date of the Interest Period applicable thereto, or
(iii) to continue all or any part of outstanding Eurodollar Loans which comprise part of the same Borrowing as Eurodollar Loans for an additional Interest Period, on the expiration of the Interest Period applicable thereto; provided that (A) no Base Rate Loan may be converted into a Eurodollar Loan at any time during the first 3 days after the Original Closing Date and (B) no Loan may be continued as, or converted into, a Eurodollar Loan when any Default or Event of Default has occurred and is continuing.

                           (b) In order to elect to convert or continue a Loan
under this Section 2.10, the Borrower shall deliver an irrevocable notice thereof (a "Notice of Conversion or Continuation") to the Agent no later than 10:00 A.M., Chicago time, (i) at least one Business Day in advance of the proposed conversion date in the case of a conversion to a Base Rate Loan and
(ii) at least three Business Days in advance of the proposed conversion or continuation date in the case of a conversion to, or a continuation of, a Eurodollar Loan. A Notice of Conversion or Continuation shall specify (w) the requested conversion or continuation date (which shall be a Business Day), (x) the amount and Facility of the Loan to be converted or continued, (y) whether a conversion or continuation is requested, and (z) in the case of a conversion to, or a continuation of, a Eurodollar Loan, the requested Interest Period. Promptly after receipt of a Notice of Conversion or Continuation under this Section 2.10(b), the Agent shall provide each Bank with a copy thereof.

                  Section 2.11 Voluntary Reduction of Commitments. Upon at least one Business Day's prior irrevocable written notice (or telephonic notice promptly confirmed in writing) to the Agent (which notice the Agent shall promptly transmit to each of the Banks), the Borrower shall have the right, without premium or penalty, to permanently reduce each Bank's Pro Rata Share of all or part of the Total Revolving Loan Commitment and/or the Delayed Draw Term Loan Commitment, provided that any such partial reduction shall be in the minimum aggregate amount of $1,000,000 or any integral multiple of $500,000 in excess thereof.

                  Section 2.12 Voluntary Prepayments. The Borrower shall have the right to prepay the Loans in whole or in part from time to time on the following terms and conditions: (i) the Borrower shall give the Agent written notice (or telephonic notice promptly confirmed in writing), which notice shall be irrevocable, of its intent to prepay the Loans, at least three Business Days prior to a prepayment of the Loans, which notice shall specify the amount of such prepayment and what Types of Loans and which Facilities are to be prepaid and, in the case of Eurodollar Loans, the specific Borrowing(s) pursuant to which such Eurodollar Loans were made, and which notice the Agent shall promptly transmit to each of the Banks, (ii) each prepayment shall be in an aggregate principal amount of $250,000 or any integral multiple of $50,000 in excess thereof, (iii) prepayments of Eurodollar Loans prior to the last day of the Interest Period applicable thereto shall be accompanied by any payments required to be made by the Borrower in connection with such prepayment under Section 2.18 hereof, and (iv) partial prepayments of the Term Loans and the Delayed Draw Term Loans shall be applied to the scheduled installments of principal thereof in the inverse order of maturity.

                  Section 2.13 Mandatory Prepayments. (a) The Borrower shall prepay the Loans with Net Sale Proceeds and Net Loss Proceeds as follows:

                                    (i) if the Borrower or any of its
         Subsidiaries (other than the Joint Venture Subsidiaries) receives any Net Sale Proceeds (excluding, however, Net Sale Proceeds realized upon the BEP Sale and Lease Transaction), the Borrower shall prepay the outstanding Loans on the date of its receipt of such Net Sale Proceeds, in an amount equal to 100% of the amount of such Net Sale Proceeds minus $5,000,000 in the aggregate from and after the Original Closing Date (the "Net Cash Proceeds Holdback") in accordance with the provisions of Section 2.14;

                                    (ii) subject to the terms of this Section
         2.13, on the date that is 180 days after the date of the asset sale that gave rise to such Net Cash Proceeds Holdback, the Borrower shall prepay the outstanding Loans in an amount equal to the amount of such Net Cash Proceeds Holdback that has not been reinvested in an Expansion Transaction or Permitted Acquisition by the Borrower, in accordance with the provisions of Section 2.14; provided that the Borrower shall apply such Net Cash Proceeds Holdback on the date the Borrower or such Subsidiary (other than the Joint Venture Subsidiaries) receives such proceeds to repay the principal amount of the Revolving Loans outstanding at such time to the extent such Net Cash Proceeds Holdback are not reinvested in an Expansion Transaction or Permitted Acquisition on the date such proceeds are so received and a corresponding reserve against the Total Revolving Loan Commitment in an amount equal to the Net Cash Proceeds Holdback applied to the Revolving Loans (the "Revolver Reserve") shall be created and the Borrower shall deliver a notice to the Agent on the date such proceeds are received in the form of Exhibit I; provided further that if no Revolving Loans are outstanding on such date or if the amount of the Net Cash Proceeds Holdback so applied exceeds the amount of Revolving Loans outstanding on such date, then the Borrower may, so long as no Event of Default shall have occurred and be continuing, retain such proceeds in an amount equal to the excess of the Net Cash Proceeds Holdback over the Revolving Loans then outstanding. For up to 180 days after the date of the related asset sale (the "Decision Period"), the Borrower may provide one or more notices of borrowing of Revolving Loans to the Agent in accordance with Section 2.4(a) which shall specify that the proceeds of such Revolving Loans will be invested in an Expansion Transaction or Permitted Acquisition, and subject to and upon the terms and conditions set forth in this Amended Credit Agreement (including without limitation, Section 4.2) the Banks shall make such Revolving Loans in accordance with Section


                                      xxxii

         2.2 in an aggregate amount necessary to finance such Expansion Transaction or Permitted Acquisition in an amount not greater than the Revolver Reserve; provided that the Revolver Reserve shall be reduced during the Decision Period each time a Revolving Loan is made in accordance with this Section 2.13 (a)(ii) by the amount of such Revolving Loan; provided further that, should an Event of Default occur and be continuing on the date the Agent receives such notice of borrowing or on the date such Revolving Loans are to be made or should the Decision Period have expired before such a notice of borrowing is delivered to the Agent, then an amount equal to the Revolver Reserve (as adjusted as described above) shall be applied to prepay the Loans in accordance with the provisions of Section 2.14. If any Net Cash Proceeds Holdback are retained by the Borrower as provided above, then to the extent such Net Cash Proceeds Holdback are not applied within the Decision Period to an Expansion Transaction or a Permitted Acquisition, the Borrower shall apply such excess Net Cash Proceeds Holdback to prepay the Loans in accordance with the provision of
         Section 2.14;

                                    (iii) if the Revolver Reserve is to be
         applied as a mandatory prepayment in accordance with Section 2.14, the Borrower shall be deemed to have requested Revolving Loans in an amount equal to the Revolver Reserve, respectively, and such Loans shall be made regardless of any failure of the Borrower to meet the conditions precedent set forth in Section 4.2. Upon completion of such Expansion Transaction or Permitted Acquisition, any unused Net Cash Proceeds Holdback amounts shall constitute Net Sale Proceeds and shall be applied as a mandatory prepayment in accordance with Section 2.14.

                           (b) On each date after the Original Closing Date on
which the Borrower or any of its Subsidiaries receives any Net Equity Proceeds, the Borrower shall prepay the outstanding Loans in an amount equal to the Appropriate Amount of such Net Equity Proceeds, in accordance with the provisions of Section 2.14.

                           (c) On the date the Borrower is required to deliver
its financial statements referred to in Section 6.1(b) hereof after the close of each fiscal year of the Borrower commencing with the fiscal year of the Borrower ending on December 31, 1997 (or, if earlier, the seventh day following delivery of the financial statements referred to in Section 6.1(b) in respect of such fiscal year), the Borrower shall prepay the outstanding Loans in an amount equal to 50% of the Excess Cash Flow for such preceding fiscal year, in accordance with the provisions of Section 2.14.

                           (d) On each day on which the Total Revolving Loan
Commitment or the Total Delayed Draw Term Loan Commitment is reduced, the Borrower shall prepay the Revolving Loans and/or the Delayed Draw Term Loans to the extent, if any, that the outstanding principal amount of the Revolving Loans and/or Delayed Draw Term Loans exceeds such reduced Total Revolving Loan Commitment minus the L/C Obligations at such time and any Revolver Reserve in effect at such time or the Total Delayed Draw Term Loan Commitment, respectively.

                           (e) On each Business Day after the Original Closing
Date, if the aggregate balances in the Concentration Account, the BEP Concentration Account and the Money Market Accounts, after giving effect to the transfers permitted to be made pursuant to Section 6.10 to the Operating Account and to the banks with which the Borrower maintains its disbursement accounts in accordance with Section 6.10 hereof (the "Ending Balances"), collectively exceed $1,000,000 plus an amount equal to the amount of all checks drawn on the Operating Account and not presented for payment as of such Business Day (the "Permitted Balance"), then the Borrower shall transfer to the Agent, to prepay the outstanding Revolving Loans, an amount equal to the greater of (a) $250,000 or (b) an amount equal to the Ending Balances minus the Permitted Balance (but only in integral multiples of $50,000).

                           (f) For each calendar year in which one or more
payments of principal or interest are due to the Borrower or any of its Subsidiaries on the HA Note, the Borrower shall prepay the outstanding Loans in


                                     xxxiii
an amount equal to the sum of such payments (whether or not made) on December 31 of each such calendar year; provided, however, that if all or any portion of principal or interest due on the HA Note has not been paid to the Borrower on or before any December 31, the date on which the unpaid portion of such principal or interest shall be due from Borrower shall be extended by the period in which the Borrower uses its best efforts to enforce its rights under the HA Note.

                           (g) To the extent that the Borrower or any BEP Entity
receives proceeds as a result of the disposition of the Plano Property or the Midlothian Property, the Borrower shall use such proceeds to reduce the then-outstanding balance of the Revolving Loans.

                  Section 2.14 Application of Prepayments. All prepayments of the Loans required by Section 2.13 (except as otherwise permitted in Section 2.13(a) and 2.13 (e)) shall be applied (i) prior to the Delayed Draw Term Loan Commitment Termination Date, first, to prepay the Term Loans until such Term Loans shall have been repaid in full, together with accrued and unpaid interest thereon, second, to prepay the Delayed Draw Term Loans until such Delayed Draw Term Loans shall have been repaid in full, together with accrued and unpaid interest thereon, third, to prepay the Revolving Loans until such Revolving Loans shall have been repaid in full, together with accrued and unpaid interest thereon, fourth, to Cash Collateralize the then outstanding Letters of Credit, and, fifth, to all other outstanding Obligations and (ii) on and after the Delayed Draw Term Loan Commitment Termination Date, first, to prepay the Term Loans and the Delayed Draw Term Loans pro rata based on the aggregate outstanding principal amount of Term Loans and Delayed Draw Term Loans on the date such prepayment is made until such Term Loans and Delayed Draw Term Loans shall have been repaid in full, together with accrued and unpaid interest thereon, second, to prepay the Revolving Loans until such Revolving Loans shall have been repaid in full, together with accrued and unpaid interest thereon, third, to Cash Collateralize the then outstanding Letters of Credit, and, fourth, to all other outstanding Obligations. Simultaneously with any prepayment of the principal amount of the Revolving Loans pursuant to the preceding sentence, each Bank's Revolving Loan Commitment shall be permanently reduced by such Bank's Pro Rata Share of such prepayment. Simultaneously with any prepayment of the principal amount of the Delayed Draw Term Loans pursuant to the second preceding sentence occurring prior to the Delayed Draw Term Commitment Termination Date, each Bank's Delayed Draw Term Commitment shall be permanently reduced by such Bank's Pro Rata Share of such prepayment. All prepayments of the Term Loans and Delayed Draw Term Loans shall be applied to the scheduled installments of principal thereof in the inverse order of maturity. Subject to the other terms and conditions of this Amended Credit Agreement, any amounts of the Revolving Loans prepaid pursuant to Section 2.13(e) hereof may be reborrowed.

                  Section 2.15 Method and Place of Payment. (a) Except as otherwise specifically provided herein, all payments and prepayments under this Amended Credit Agreement and the Notes shall be made to the Agent for the account of the Banks entitled thereto not later than 12:00 noon, Chicago time, on the date when due and shall be made in lawful money of the United States of America in immediately available funds at the Agent's Office, and any funds received by the Agent after such time shall, for all purposes hereof (including the following sentence), be deemed to have been paid on the next succeeding Business Day. Except as otherwise specifically provided herein, the Agent shall thereafter cause to be distributed on the date of receipt thereof to each Bank in like funds its Pro Rata Share of payments so received.

                           (b) Whenever any payment to be made hereunder or
under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension.

                           (c) All payments made by the Borrower hereunder and
under the other Loan Document shall be made irrespective of, and without any reduction for, any setoff or counterclaims.


                                      xxxiv

                  Section 2.16 Fees. (a) The Borrower agrees to pay the fees in the amounts and on the dates specified in the Fee Letter.

                           (b) The Borrower agrees to pay to the Agent for the
account of each Bank a commitment fee computed at the per annum rate of 0.50% on the average daily Unused Portion of the Revolving Loan Commitment and the Delayed Draw Term Loan Commitment on the basis of a 360-day year on each Payment Date.

                  Section 2.17 Interest Rate Unascertainable, Increased Costs, Illegality. (a) In the event that the Agent, in the case of clause (i) below, or any Bank, in the case of clauses (ii) and (iii) below, shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto):

                                    (i) on any date for determining the
         Eurodollar Rate for any Interest Period, that by reason of any changes arising after the date of this Amended Credit Agreement affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of the Eurodollar Rate; or

                                    (ii) at any time, that the relevant
         Eurodollar Rate applicable to any of its Loans shall not represent the effective pricing to such Bank for funding or maintaining a Euro-dollar Loan, or such Bank shall incur increased costs or reductions in the amounts received or receivable hereunder in respect of any Eurodollar Loan, in any such case because of (x) any change since the date of this Amended Credit Agreement in any applicable law or governmental rule, regulation, guideline or order or any interpretation thereof and including the introduction of any new law or governmental rule, regulation, guideline or order (such as for example but not limited to a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D of the Federal Reserve Board to the extent included in the computation of the Eurodollar
         Rate), whether or not having the force of law and whether or not failure to comply therewith would be unlawful, and/or (y) other circumstances affecting such Bank or the interbank Eurodollar market or the position of such Bank in such market; or

                                    (iii) at any time, that the making or
         continuance by it of any Eurodollar Loan has become unlawful by compliance by such Bank in good faith with any law or governmental rule, regulation, guideline or order (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) or has become impracticable as a result of a contingency occurring after the date of this Amended Credit Agreement which materially and adversely affects the interbank Eurodollar market;

then, and in any such event, the Agent or such Bank shall, promptly after making such determination, give notice (by telephone promptly confirmed in writing) to the Borrower and (if applicable) the Agent of such determination (which notice the Agent shall promptly transmit to each of the other Banks). Thereafter (x) in the case of clause (i) above, the Borrower's right to request Eurodollar Loans shall be suspended, and any Notice of Borrowing or Notice of Conversion or Continuation given by the Borrower with respect to any Borrowing of Eurodollar Loans which has not yet been made shall be deemed cancelled and rescinded by the Borrower, (y) in the case of clause (ii) above, the Borrower shall pay to such Bank, upon such Bank's delivery, written demand therefor to the Borrower with a copy to the Agent, such additional amounts (in the form of an increased rate of interest, or a different method of calculating interest, or otherwise, as such Bank shall reasonably determine) as shall be required to compensate such Bank for such increased costs or reduction in amounts received or receivable hereunder and (z) in the case of clause (iii) above, the Borrower shall take one of the actions specified in clause (b) below as promptly as possible and, in any event, within the time period required by law. The written demand provided for in clause (y) shall, absent manifest error, be final and conclusive and binding upon all of the parties hereto.

                           (b) In the case of any Eurodollar Loan or requested
Eurodollar Loan affected by the circumstances described in clause (a)(ii) above, the Borrower may, and in the case of any Eurodollar Loan affected by the circumstances described in clause (a)(iii) above the Borrower shall, either (i) if any such Eurodollar Loan has not yet been made but is then the subject of a Notice of Borrowing or a Notice of Conversion or Continuation, be deemed to have cancelled and rescinded such notice, or (ii) if any such Eurodollar Loan is then outstanding, require the affected Bank to convert each such Eurodollar Loan into a Base Rate Loan at the end of the applicable Interest Period or such earlier time as may be required by law, in each case by giving the Agent notice (by telephone promptly confirmed in writing) thereof on the Business Day that the Borrower was notified by the Bank pursuant to clause (a) above; provided, however, that all Banks whose Eurodollar Loans are affected by the circumstances described in clause (a) above shall be treated in the same manner under this clause (b).

                           (c) In the event that the Agent determines at any
time following its giving of notice based on the conditions described in clause
(a)(i) above that none of such conditions exist, the Agent shall promptly give notice thereof to the Borrower and the Banks, whereupon the Borrower's right to request Eurodollar Loans from the Banks and the Banks' obligation to make Eurodollar Loans shall be restored.

                           (d) In the event that a Bank determines at any time
following its giving of a notice based on the conditions described in clause
(a)(iii) above that none of such conditions exist, such Bank shall promptly give notice thereof to the Borrower and the Agent, whereupon the Borrower's right to request Eurodollar Loans from such Bank and such Bank's obligation to make Eurodollar Loans shall be restored.

                  Section 2.18 Funding Losses. The Borrower shall compensate each Bank, upon such Bank's delivery of a written demand therefor to the Borrower, with a copy to the Agent (which demand shall, absent manifest error, be final and conclusive and binding upon all of the parties hereto), for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by such Bank in connection with the liquidation or reemployment of deposits or funds required by it to make or carry its Eurodollar Loans), that such Bank sustains: (i) if for any reason (other than a default by such Bank) a Borrowing of, or conversion from or into, or a continuation of, Eurodollar Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion or Continuation (whether or not rescinded, cancelled or withdrawn or deemed rescinded, cancelled or withdrawn, pursuant to Section 2.17(a) or 2.17(b) or otherwise), (ii) if any repayment (including, without limitation, payment after acceleration) or conversion of any of its Eurodollar Loans occurs on a date which is not the last day of the Interest Period applicable thereto, (iii) if any prepayment of any of its Eurodollar Loans is not made on any date specified in a notice of prepayment given by the Borrower, or (iv) as a consequence of any default by the Borrower in repaying its Eurodollar Loans or any other amounts owing hereunder in respect of its Eurodollar Loans when required by the terms of this Amended Credit Agreement. Calculation of all amounts payable to a Bank under this Section 2.18 shall be made on the assumption that such Bank has funded its relevant Eurodollar Loan through the purchase of a Eurodollar deposit bearing interest at the Eurodollar Rate in an amount equal to the amount of such Eurodollar Loan with a maturity equivalent to the Interest Period applicable to such Eurodollar Loan, and through the transfer of such Eurodollar deposit from an offshore office of such Bank to a domestic office of such Bank in the United States of America, provided that each Bank may fund its Eurodollar Loans in any manner that it in its sole discretion chooses and the foregoing assumption shall only be made in order to calculate amounts payable under this Section 2.18.

                  Section 2.19 Increased Capital. If any Bank shall have determined that compliance with any applicable law, rule, regulation, guideline, request or directive (whether or not having the force of law) of any governmental authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the capital or assets of such Bank or any Person controlling such Bank as a consequence of its commitments or obligations hereunder, then from time to time, upon such Bank's delivering a written demand therefor to the Agent and the Borrower (with a copy to the Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank or Person for such reduction.
                                      xxxvi

                  Section 2.20 Taxes. (a) All payments made by the Borrower under this Amended Credit Agreement shall be made free and clear of, and without reduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any governmental authority excluding, in the case of the Agent and each Bank, net income and franchise taxes imposed on the Agent or such Bank by the jurisdiction under the laws of which the Agent or such Bank is organized or any political subdivision or taxing authority thereof or therein, or by any jurisdiction in which such Bank's Domestic Lending Office or Eurodollar Lending Office, as the case may be, is located or any political subdivision or taxing authority thereof or therein (all such non-excluded taxes, levies, imposts, deductions, charges or withholdings being hereinafter called "Taxes"). If any Taxes are required to be withheld from any amounts payable to the Agent or any Bank hereunder or under the Notes, the amounts so payable to the Agent or such Bank shall be increased to the extent necessary to yield to the Agent or such Bank (after payment of all Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Amended Credit Agreement and the Notes. Whenever any Taxes are payable by the Borrower, as promptly as possible thereafter, the Borrower shall send to the Agent for its own account or for the account of such Bank, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Agent and the Banks for any incremental taxes, interest or penalties that may become payable by the Agent or any Bank as a result of any such failure. The agreements in this
Section 2.20 shall survive the termination of this Amended Credit Agreement and the payment of the Notes and all other Obligations. If any Taxes constituting a withholding tax of the United States of America or any other governmental authority shall be or become applicable, after the Original Closing Date, to such payments by the Borrower to a Bank, such Bank shall to the extent not inconsistent with such Bank's internal policies use its reasonable efforts to make, fund and maintain its Loans through a Domestic Lending Office or a Eurodollar Lending Office, as the case may be, of such Bank located in another jurisdiction so as to reduce the Borrower's liability hereunder, and if, as determined by such Bank, in its sole discretion, the making, funding or maintenance of such Loans through such other lending office does not otherwise materially adversely affect such Loans or such Bank.

                           (b) Each Bank that is not incorporated under the laws
of the United States of America or a state thereof (including each Purchasing Bank that becomes a party to this Amended Credit Agreement pursuant to Section 10.4) agrees that, prior to the first date on which any payment is due to it hereunder, it will deliver to the Borrower and the Agent (i) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224 or successor applicable form, as the case may be, certifying in each case that such Bank is entitled to receive payments under this Amended Credit Agreement and the Notes payable to it, without deduction or withholding of any United States federal income taxes, and (ii) an Internal Revenue Service Form W-8 or W-9 or successor applicable form, as the case may be, to establish an exemption from United States backup withholding tax. Each Bank which delivers to the Borrower and the Agent a Form 1001 or 4224 and Form W-8 or W-9 pursuant to the preceding sentence further undertakes to deliver to the Borrower and the Agent two further copies of the said letter and Form 1001 or 4224 and Form W-8 or W-9, or successor applicable forms, or other manner of certification, as the case may be, on or before the date that any such letter or form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent letter and form previously delivered by it to the Borrower, and such extensions or renewals thereof as may reasonably be requested by the Borrower, certifying in the case of a Form 1001 or 4224 that such Bank is entitled to receive payments under this Amended Credit Agreement without deduction or withholding of any United States federal income taxes, unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Bank from duly completing and delivering any such letter or form with respect to it and such Bank advises the Borrower that it is not capable of receiving payments without any deduction or withholding of United States federal income tax, and in the case of a Form W-8 or W-9, establishing an exemption from United States backup withholding tax.
                                     xxxvii

                  Section 2.21 Use of Proceeds. The proceeds of the Term Loans shall be used to refinance certain Indebtedness of the Borrower and the Company outstanding on the Original Closing Date, and to pay the Transaction Costs. The proceeds of the Revolving Loans shall be used for the Borrower's working capital requirements, to repay the Term Loans, to finance Capital Expenditures (including Expansion Transactions) permitted hereunder and to reimburse the Issuing Bank with respect to any Letters of Credit pursuant to Section 3.1(d). The proceeds of the Delayed Draw Term Loans shall be used, subject to the limitations contained in Section 2.3(a)(ii) and (iii), first to repay the principal amount of the Subordinated Promissory Note together with any accrued and unpaid interest thereon and all other amounts due thereunder and second, to repay the principal amount of the Series B Subordinated Notes together with any accrued and unpaid interest thereon and all other amounts due thereunder or third for Permitted Acquisitions.

                  Section 2.22  Collateral Security and Consents.

                           (a) As security for the payment of the Obligations,
the Borrower shall cause to be granted to the Agent, for the ratable benefit of the Banks, a first priority perfected Lien on and security interest in all of the following, whether now or hereafter existing or acquired subject only to the Liens permitted to be incurred pursuant to Section 7.3 hereof: (i) all of the shares of capital stock of each Subsidiary of the Borrower now or hereafter directly or indirectly owned by the Borrower (other than Phoenix) and all proceeds thereof, all as more specifically described in the Pledge Agreement and the Subsidiary Pledge Agreement; (ii) certain of the assets of the Borrower and all proceeds thereof, all as more specifically described in the Security Agreement and the Mortgages; and (iii) certain of the assets of each Subsidiary of the Borrower (other than the Joint Venture Subsidiaries and Phoenix) now or hereafter directly or indirectly owned by the Borrower and all proceeds thereof, all as more specifically described in the Subsidiary Security Agreements, the Subsidiary Pledge Agreement and the Mortgages. To the extent the Agent for the benefit of the Banks does not have a first priority perfected security interest in any assets of the Borrower or any other Loan Party, the Borrower will use its best efforts to grant, and cause any other Loan Party to grant, to the Agent for itself and the benefit of the Banks a first priority perfected security interest in such assets subject only to the Liens permitted pursuant to Section 7.3 hereof.

                           (b) Concurrently with the consummation of any
Permitted Acquisition or any other acquisition of any asset (including a leasehold interest) by the Borrower or any Subsidiary of the Borrower (other than the Joint Venture Subsidiaries) or the formation of any new Subsidiary of the Borrower, the Borrower shall

                                    (i) in the case of a Permitted Acquisition
         of stock or any other acquisition of stock by the Borrower or any Subsidiary of the Borrower (other than the Joint Venture Subsidiaries) or the formation of a new Subsidiary: (A) deliver or cause to be delivered to the Agent all of the certificates representing the capital stock (or other instruments or securities evidencing ownership) of such new Subsidiary which is being acquired or formed, beneficially owned by the Borrower or such Subsidiary, as additional collateral for the Obligations, to be held by the Agent in accordance with the terms of the Pledge Agreement or a Subsidiary Pledge Agreement, as the case may be; and (B) cause such new Subsidiary which is being acquired or formed to deliver to the Agent (1) duly executed counterpart signature pages to each of the Guaranty and the Subsidiary Security Agreement, in the forms attached respectively thereto as Annex I, together with the authorization to the Agent and the Banks to attach such signature pages to the Guaranty and the Subsidiary Security Agreement, respectively, the effect of which shall be that as of the date set forth on such signature pages such new Subsidiary shall become a party to each such agreement and be bound by the terms thereof, (2) if such new Subsidiary owns any capital stock of any other Subsidiary, a Subsidiary Pledge Agreement, (3) such Uniform Commercial Code financing statements as shall be required to perfect the security interest of the Agent and the Banks in the Collateral being pledged by such new Subsidiary pursuant to the Subsidiary Security Agreement and (4) unless otherwise agreed to in writing by the Required Banks, Mortgages and landlord consents in a form reasonably acceptable to the Agent with respect to such Mortgages for
                                     xxxviii
         each real property owned or leased by such Subsidiary, together with such title insurance policies, surveys and appraisals as the Required Banks may have reasonably requested;

                                    (ii) in the case of a Permitted Acquisition
         of assets or any other acquisition of assets (including a leasehold interest) by the Borrower or any Subsidiary (other than a Joint Venture Subsidiary), deliver or cause to be delivered by the Borrower or such Subsidiary acquiring such assets, (A) such Uniform Commercial Code financing statements as shall be required to perfect the security interest of the Agent and the Banks in the assets being so acquired,
         (B) any additional instruments or documents evidencing the security interest of the Agent reasonably required by the Agent and (C) unless otherwise agreed to in writing by the Required Banks, Mortgages for each parcel of real property or leasehold interest so acquired or entered into and landlord consents in a form reasonably acceptable to the Agent with respect to such Mortgages, together with such title insurance policies, surveys and appraisals and other consents as the Required Banks may have reasonably requested; and

                                    (iii) in any case, provide such other
         documentation, including, without limitation, one or more opinions of counsel reasonably satisfactory to the Required Banks, articles of incorporation, by-laws and resolutions, which in the reasonable opinion of the Required Banks is necessary or advisable in connection with such Permitted Acquisition or formation of such new Subsidiary or other acquisition or lease.

                           (c) Within 30 days of the Borrower or any Subsidiary
(other than a Joint Venture Subsidiary or Phoenix) entering into any Material Equipment Lease or any lease of real property after the Original Closing Date, the Borrower shall deliver or cause to be delivered to the Agent a consent of the equipment lessor or landlord with respect to each such lease in a form reasonably acceptable to the Agent.

SECTION 3.        LETTERS OF CREDIT.

                  Section 3.1 Issuance of Letters of Credit, etc. (a) Subject to the terms and conditions hereof, at any time and from time to time from the Original Closing Date through the day prior to the Revolving Loan Maturity Date, the Issuing Bank shall issue such Letters of Credit as Borrower may request by an L/C Application; provided that, giving effect to such Letter of Credit, (x) the sum of the L/C Obligations then outstanding plus the then outstanding principal amount of the Revolving Loans shall not exceed the Total Revolving Loan Commitment minus any Revolver Reserve in effect at such time, and (y) the aggregate L/C Obligations then outstanding shall not exceed the L/C Commitment. Unless all the Banks and the Issuing Bank otherwise consent in writing, the term of any Letter of Credit shall not exceed 12 months. No Letter of Credit shall expire by its terms after the Maturity Date. No Letter of Credit shall be issued except in the ordinary course of business of Borrower or any of its Subsidiaries.

                           (b) The Borrower shall submit the L/C Application for
the Issuance of any Letter of Credit to the Issuing Bank at least five Business Days prior to the date when required. Upon Issuance of a Letter of Credit, the Issuing Bank shall promptly notify the Banks of the amount and terms thereof.

                           (c) Upon the Issuance of a Letter of Credit, each
Bank that has made a Revolving Loan Commitment shall be deemed to have purchased a pro rata participation, from the Issuing Bank in an amount equal to that Bank's Pro Rata Share, in the Letter of Credit. Without limiting the scope and nature of each Bank's participation in any Letter of Credit, to the extent that the Issuing Bank has not been reimbursed by Borrower for any payment required to be made by the Issuing Bank under any Letter of Credit, each Bank shall, pro rata according to its Pro Rata Share, reimburse the Issuing Bank promptly upon demand for the amount of such payment. The obligation of each Bank to so reimburse the Issuing Bank shall be absolute and unconditional and shall not be affected by the occurrence of a Default, Event of Default or any other occurrence or event. Any such


                                      xxxix
reimbursement shall not relieve or otherwise impair the obligation of Borrower to reimburse the Issuing Bank for the amount of any payment made by the Issuing Bank under any Letter of Credit together with interest as hereinafter provided.

                           (d) Upon the making of any payment with respect to
any Letter of Credit by the Issuing Bank, Borrower shall be deemed to have submitted a Notice of Borrowing for a Revolving Loan consisting of a Base Rate Loan in the amount of such payment, and the Agent shall without notice to or the consent of Borrower cause Revolving Loans to be made by the Banks in an aggregate amount equal to the amount paid by the Issuing Bank on that Letter of Credit, but not exceeding the Total Revolving Loan Commitment minus the then outstanding principal amount of Revolving Loans and minus the Revolver Reserve, and for this purpose, the conditions precedent set forth in Section 4 hereof shall not apply. The proceeds of such Revolving Loans shall be paid to the Issuing Bank to reimburse it for the payment made by it under the Letter of Credit. Promptly following any Revolving Loans made under this Section 3.1(d), the Agent shall notify Borrower thereof.

                           (e) To the extent that any Loans made pursuant to
Section 3.1(d) are insufficient to reimburse the Issuing Bank in full, Borrower agrees to pay to the Issuing Bank with respect to each Letter of Credit, within one Business Day after demand therefor, a principal amount equal to any payment made by the Issuing Bank under that Letter of Credit, together with interest on such amount from the date of any payment made by the Issuing Bank through the date of payment by Borrower at the Default Rate. The principal amount of any such payment made by Borrower to the Issuing Bank shall be used to reimburse the Issuing Bank for the payment made by it under the Letter of Credit. Each Bank that has reimbursed the Issuing Bank pursuant to Section 3.1(d) for its Pro Rata Share of any payment made by the Issuing Bank under a Letter of Credit shall thereupon acquire a pro rata participation, to the extent of such reimbursement, in the claim of the Issuing Bank against Borrower under this Section 3.1(e).

                           (f) The Issuance of any supplement, modification,
amendment, renewal or extension to or of any Letter of Credit shall be treated in all respects the same as the Issuance of a new Letter of Credit.

                  Section 3.2 Letter of Credit Fees. Borrower shall pay (i) a letter of credit fee to the Agent of 3.5% of the stated amount of each Letter of Credit per annum for the term of each Letter of Credit, payable in advance, for the account of the Banks who have made Revolving Loan Commitments, according to their respective Pro Rata Shares and (ii) an issuance fee to the Agent of 0.25% of the stated amount of each Letter of Credit, payable in advance for the account of the Issuing Bank. Upon (A) the issuance of each Letter of Credit, Borrower shall also pay to the Agent for the account of the Issuing Bank an amount equal to the greater of (i) $500 or (ii) the issuance fees; (B) the amendment of each Letter of Credit, Borrower shall pay to the Agent for the account of the Issuing Bank the amendment fees, in each case, as the Issuing Bank normally charges in connection with a Letter of Credit and activity pursuant thereto, in either case which fees shall be solely for the account of the Issuing Bank; and (C) the incurrence of any reasonable out-of-pocket costs and expenses in connection with the maintenance of any Letter of Credit, Borrower shall pay to the Agent for the account of the Issuing Bank the amount of such out-of-pocket costs and expenses so incurred.

                  Section 3.3 Obligation of Borrower Absolute, etc. (a) The obligation of Borrower to pay to the Issuing Bank the amount of any payment made by the Issuing Bank under any Letter of Credit shall be absolute, unconditional and irrevocable. Without limiting the foregoing, such obligation of Borrower shall not be affected by any of the following circumstances:

                                            (1) any lack of validity or
         enforceability of the Letter of Credit, this Amended Credit Agreement or any other agreement or instrument relating thereto;


                                       xl

                                            (2) any amendment or waiver of or
         any consent to departure from the Letter of Credit, this Amended Credit Agreement or any other agreement or instrument relating thereto;

                                            (3) the existence of any claim,
         setoff, defense or other rights which Borrower may have at any time against the Issuing Bank, any Bank, the Agent, any beneficiary of the Letter of Credit (or any Persons for whom any such beneficiary may be acting) or any other Person, whether in connection with the Letter of Credit, this Amended Credit Agreement or any other agreement or instrument relating thereto, or any unrelated transactions;

                                            (4) any demand, statement or any
         other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever so long as any such document appeared to comply with the terms of the Letter of Credit;

                                            (5) payment by the Issuing Bank in
         good faith under the Letter of Credit against presentation of a draft or any accompanying document which does not strictly comply with the terms of the Letter of Credit;

                                            (6) the existence, character,
         quality, quantity, condition, packing, value or delivery of any property purported to be represented by documents presented in connection with any Letter of Credit or for any difference between any such property and the character, quality, quantity, condition or value of such property as described in such documents;

                                            (7) the time, place, manner, order
         or contents of shipments or deliveries of property as described in documents presented in connection with any Letter of Credit or the existence, nature and extent of any insurance relative thereto;

                                            (8) the solvency or financial
         responsibility of any party issuing any documents in connection with a Letter of Credit;

                                            (9) any failure or delay in notice
         of shipments or arrival of any property;

                                            (10) any error in the transmission
         of any message relating to a Letter of Credit not caused by the Issuing Bank, or any delay or interruption in any such message;

                                            (11) any error, neglect or default
         of any correspondent of the Issuing Bank in connection with a Letter of Credit;

                                            (12) any consequence arising from
         acts of God, war, insurrection, disturbances, labor disputes, emergency conditions or other causes beyond the control of the Issuing Bank;

                                            (13) so long as the Issuing Bank in
         good faith determines that the contract or document appears to comply with the terms of the Letter of Credit, the form, accuracy, genuineness or legal effect of any contract or document referred to in any document submitted to the Issuing Bank in connection with a Letter of Credit; and

                                            (14) where the Issuing Bank has
         acted in good faith and observed general banking usage, any other circumstances whatsoever.


                                       xli

                           (b) The Issuing Bank shall be entitled to the
protection accorded to the Agent pursuant to Section 9, mutatis mutandis.

SECTION 4.        CONDITIONS PRECEDENT.

                  Section 4.1 Conditions Precedent to Initial Loans. The obligation of each Bank to make its initial Loans and of the Issuing Bank to Issue any Letter of Credit on the Original Closing Date is subject to the satisfaction on the Original Closing Date of the following conditions precedent:

                           (a) Loan Documents.

                                    (i) Credit Agreement. The Borrower shall
         have duly executed and delivered this Credit Agreement to the Agent.

                                    (ii) Notes. The Borrower shall have duly
         executed and delivered to each of the Banks the appropriate Notes in the amount, maturity and as otherwise provided herein.

                                    (iii) Security Agreement and Equipment Lease
         Consents. The Borrower shall have duly executed and delivered to the Agent a security agreement substantially in the form set forth as Exhibit J hereto (as amended, restated, modified or supplemented from time to time, the "Security Agreement"), an Assignment of Trademarks and a consent of each equipment lessor with respect to equipment leases (whether Capitalized Leases or operating leases) of the Borrower set forth on Schedule 5.29 hereto.

                                    (iv) Mortgages and Landlord Consents. The
         Borrower shall have duly executed and delivered to the Agent Mortgages with respect to each interest in real property owned or held by Borrower listed on Schedule 5.22 hereto and a landlord consent with respect to leases of real property of the Borrower (whether Capitalized Leases or operating leases) with respect to Restaurants which generate at least eighty percent (80%) of the aggregate cash flow generated by each of the Restaurants owned or operated by the Borrower as of the Original Closing Date, such Mortgage each in a form satisfactory to the Agent.

                                    (v) Depositary Account Agreements with
         respect to accounts of the Borrower and its Subsidiaries as requested by the Agent and a list of all bank accounts of Borrower and its Subsidiaries maintained as of the Original Closing Date and of BEP maintained as of the Amendment Closing Date.

                                    (vi) the Management Services Agreement dated
         as of the date hereof among Denny's Inc., DFO, Inc. and the Agent.

                           (b)  Opinions of Counsel.

                                    (i) The Agent shall have received (A) a
         legal opinion, dated the Original Closing Date, from O'Connor, Cavanagh, Anderson, Killingsworth & Beshears, counsel to the Loan Parties substantially in the form set forth as Exhibit K hereto and (B) such other legal opinions, each dated the Original Closing Date, from local counsel to the Loan Parties with respect to the Mortgages and such other matters as requested by the Agent and in form and substance satisfactory to the Agent.

                                    (ii) The Agent shall have received the legal
         opinions issued by the Borrower's counsel in connection with the issuance of the Subordinated Debt and the legal xlii
         opinions issued by the Borrower's and the Company's counsel in connection with the Acquisition Documents, each of which opinions shall either provide that it may be relied on by the Agent and the Banks or shall be accompanied by a letter to such effect addressed to the Agent and the Banks by the counsel issuing such opinion.

                           (c) Corporate Documents. The Agent shall have
received the certificate of incorporation of each of the Loan Parties as amended, modified or supplemented to the Original Closing Date, certified to be true, correct and complete by the appropriate Secretary of State as of a date not more than ten days with respect to Arizona and Georgia and twenty-five days with respect to all other states prior to the Original Closing Date, together with a good standing certificate from such Secretary of State and a good standing certificate from the Secretaries of State (or the equivalent thereof) of each other State in which each of them is required to be qualified to transact business, each to be dated a date not more than ten days with respect to Arizona and Georgia and twenty-five days with respect to all other states prior to the Original Closing Date.

                           (d) Certified Resolutions, etc. The Agent shall have
received a certificate of the Secretary or Assistant Secretary of each of the Loan Parties dated the Original Closing Date certifying (i) the names and true signatures of the incumbent officers of such Person authorized to sign the applicable Loan Documents, (ii) the By-Laws of such Person as in effect on the Original Closing Date, (iii) the resolutions of such Person's Board of Directors approving and authorizing the execution, delivery and performance of all Transaction Documents executed by such Person, and (iv) that there have been no changes in the Certificate of Incorporation of such Person since the date of the most recent certification thereof by the appropriate Secretary of State.

                           (e) Transaction Documents. The Agent shall have
received copies of each of the Transaction Documents (other than the Loan Documents) and any amendments or supplements thereto, certified as of the Original Closing Date by the Chief Executive Officer or Chief Financial Officer of the Borrower to be true, correct and complete copies of such documents. The Agent shall have received copies of all documents relating to existing Indebtedness of the Borrower and its Subsidiaries that shall be outstanding on and after the Original Closing Date, including, without limitation, terms of amortization, interest, premiums, fees, expenses, maturity, amendments, covenants, events of default and remedies.

                           (f) Officer's Certificate. The Agent and the Banks
shall have received a certificate of the Chief Executive Officer or Chief Financial Officer of the Borrower, dated the Original Closing Date, certifying that (i) the Transaction Documents (other than the Loan Documents) are in full force and effect and no material term or condition thereof has been amended from the form thereof delivered to the Agent, or waived, except as disclosed in writing to the Agent or its counsel prior to the execution of the Original Credit Agreement, (ii) each of the Loan Parties and, to the best of his or her knowledge, the other parties to the Transaction Documents, have performed or complied in all material respects with all agreements and conditions contained in such Transaction Documents required to be performed or complied with by each of them on or before the Original Closing Date, (iii) subject to the foregoing, neither any Loan Party nor, to the best of his or her knowledge, any such other party is in default in the performance or compliance with any of the material terms or provisions thereof, except to the extent that performance thereof or compliance therewith or default has been waived with the prior written consent of the Banks, and (iv) all of the representations and warranties of the Borrower contained in the Loan Documents are true and correct, and (v) after giving effect to the execution and delivery of the Loan Documents by each of the Loan Parties and consummation of the transactions thereunder and the Transactions, no Default or Event of Default shall have occurred and be continuing.

                           (g) Subordinated Notes. The Borrower shall have
issued the Subordinated Notes on terms and in amounts satisfactory to the Agent and the Banks.

                           (h) Insurance. The Agent shall have received a
certificate of insurance demonstrating insurance coverage in respect of each of the Loan Parties of types, in amounts, with insurers and with other terms xliii
satisfactory to the Banks, which certificate shall indicate that the Agent and the Banks are named additional insureds as their interests may appear and shall contain a lenders loss payee endorsement in favor of the Agent in form and substance satisfactory to the Agent.

                           (i) Lien Search Reports. The Agent shall have
received satisfactory reports of UCC, tax lien and judgment searches conducted by a search firm acceptable to the Agent and the Banks with respect to the Borrower and each Subsidiary in each of the locations set forth in Schedule IV of the Security Agreement.

                           (j) UCC-1 Financing Statements. The Agent shall have
received acknowledgment copies (or other evidence of filing) of each UCC-1 financing statement signed by Borrower as debtor naming the Agent as secured party and filed in the jurisdictions set forth in Schedule I to the Security Agreement.

                           (k) Payoff Letters and Terminations. The Agent shall
have received (i) payoff and lien termination and release agreements, in form and substance satisfactory to the Agent, from each creditor of the Borrower, the Company and their respective Subsidiaries identified on Schedule 4.1(k) hereof, including, without limitation, Ronald C. Davis as a creditor under the Davis Note, and (ii) such Form UCC-3 (or its equivalent), trademark lien releases and other lien and mortgage release and termination agreements, evidence of release of federal and state tax liens, all in form and substance satisfactory to the Agent, as the Agent shall request.

                           (l) Pro Forma Balance Sheet; etc. The Agent shall
have received a pro forma consolidated balance sheet of the Borrower and its Subsidiaries, dated as of the Original Closing Date, giving effect to the Transactions and the payment or accrual of all Transaction Costs, certified by the chief financial officer of the Borrower, which balance sheet shall indicate a Consolidated Net Worth plus all amounts included in stockholders equity with respect to any common stock purchase warrants of the Borrower issued to the holders of the Subordinated Debt or the holders of any Loans under the Original Credit Agreement of the Borrower and its Subsidiaries of no less than $18,000,000. The Agent and the Banks shall have received evidence satisfactory to them from the Borrower indicating that the Borrower shall have sufficient funds to consummate the Acquisition.

                           (m) Solvency Certificate. The Agent shall have
received a certificate signed by the Chief Financial Officer of the Borrower containing conclusions as to the Solvency of the Borrower after giving effect to the Transactions.

                           (n) Joint Venture Agreements. The Agent shall have
received copies of the joint venture agreements for each of the Joint Venture Subsidiaries, as amended through the Original Closing Date, certified by an officer of the Borrower.

                           (o) Franchise Agreements and Leases. The Agent shall
have received copies of all Franchise Agreements, Leases and Material Equipment Leases to which Borrower or any Subsidiary (other than the Joint Venture Subsidiaries) is a party as of the Original Closing Date, certified by an officer of the Borrower.

                           (p) Instruments. The Agent shall have received all
duly endorsed instruments and chattel paper required to be delivered by the Borrower pursuant to the Security Agreement certified by an officer of the Borrower.

                           (q) Corporate Structure. The corporate structure of
the Loan Parties after giving effect to the Acquisition shall be satisfactory to the Agent and the Banks.

                           (r) Financial Statements. The Agent and the Banks
shall have received (i) the unaudited balance sheet and income statement of the Company for the fiscal year ending December 27, 1995 and the unaudited balance sheet and income statement of the Company for the one-month period ending on January 27, 1996 and (ii) audited financial statements of American Family Restaurants, Inc., as such corporation existed prior xliv
to the Merger ("AFR") for the fiscal year ending September 27, 1995 and the unaudited financial statements of AFR for the quarter ending December 27, 1995.

                           (s) Environmental Matters. The Agent shall (i) be
satisfied that neither the Borrower, the Company, any of their respective Subsidiaries nor any other Loan Party is subject to any present or contingent environmental liability deemed material by the Agent and that their operations taken as a whole comply in all material respects (in the Agent's judgment) with all Environmental Laws, (ii) be satisfied that neither the Borrower, the Company nor any other Loan Party is the subject of any federal or state investigation evaluating whether any remedial action, involving a material expenditure (in the opinion of the Agent) is needed to respond to any release or other presence of Materials of Environmental Concern and (iii) have received environmental audit reports in form and substance satisfactory to the Agent and the Banks prepared by an independent environmental consultant acceptable to the Agent and the Banks with respect to the properties and business of the Borrower, the Company, each of their respective Subsidiaries, the other Loan Parties (if applicable) and each of their Environmental Affiliates as the Agent shall request.

                           (t) Funds Flow Instructions. The Agent and the Banks
shall have received detailed instructions satisfactory to them describing the funds flow in connection with the Transactions on the Original Closing Date.

                           (u) Fees and Expenses. The Agent shall have received,
for its account and for the account of each Bank, as applicable, all Fees and other fees and expenses due and payable hereunder on or before the Original Closing Date, including, without limitation, the fees and expenses accrued through the Original Closing Date, of Skadden, Arps, Slate, Meagher & Flom and any other counsel retained by the Agent.

                           (v) Consents, Licenses, Approvals; Compliance with
Laws. The Agent shall have received copies of all consents, licenses and approvals, if any, required in connection with the execution, delivery and performance by the Borrower, the Company or any of their respective Subsidiaries, and the validity and enforceability, of (A) the Acquisition Documents, or in connection with any of the transactions related thereto, including, without limitation, all shareholder consents and all consents required by any governmental authority except, solely in connection with transactions related to the Merger, for consents, licenses and approvals required in connection with the operation of the business of the Borrower and its Subsidiaries as a result of consummation of the transactions contemplated by the Merger which consents, licenses or approvals, if not obtained, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect and (B) the Loan Documents, or in connection with any of the transactions related thereto, including, without limitation, all shareholder consents and all consents required by any governmental authority, in each case certified by an officer of the Borrower. The Agent shall have received copies of all consents and approvals, if any, required by Denny's, Inc. or any other party under any Franchise Agreements which were required to be entered into as a result of the Transactions, and such consents and approvals shall be in full force and effect. The Borrower shall have delivered to the Agent such evidence as the Agent shall have requested, evidencing compliance by the Borrower, the Company, and the other Loan Parties with all applicable laws, rules and regulations (including, without limitation, ERISA, environmental and health and safety laws, rules and regulations).

                           (w) Consummation of Acquisition. The Acquisition
shall have been consummated in accordance with the terms of the Acquisition Documents.

                           (x) Projections. The Agent shall have received
projections prepared by the Borrower demonstrating the projected consolidated financial condition and results of operations of the Borrower and its Subsidiaries after giving effect to the Transactions, for the period ending on December 31, 2001, which projections (i) shall indicate that the Borrower and its Subsidiaries shall have sufficient working capital, in the opinion of the Agent to profitably operate their respective businesses for the period from the Original Closing Date until the date xlv
on which the Obligations are paid in full and (ii) shall otherwise be in form and substance satisfactory to the Agent and the Banks, and all of the foregoing shall be satisfactory to the Banks.

                           (y) Process Agent. The Borrower shall have appointed
an agent satisfactory to the Banks for service of process in connection with any action or proceeding arising under or relating to the Loan Documents, and such agent shall have accepted such appointment in writing.

                           (z) Management Contracts. The Borrower shall deliver
to the Agent and each Bank copies of each written agreement that it, the Company or their respective Subsidiaries has or contemplates entering into with its officers or other members of management certified by an officer of the Borrower, and each such contract shall be satisfactory in form and substance to the Agent and the Banks.

                           (aa) Additional Matters. The Agent shall have
received such other certificates, opinions, documents and instruments relating to the Transactions as may have been reasonably requested by the Agent or any Bank, and all corporate and other proceedings and all other documents (including, without limitation, all documents referred to herein and not appearing as exhibits hereto) and all legal matters in connection with the Transactions shall be satisfactory in form and substance to the Banks.

                  Section 4.2 Conditions Precedent to All Loans. The obligation of each Bank to make any Loan (including the initial Loans made on the Original Closing Date) and of the Issuing Bank to Issue any Letter of Credit is subject to the satisfaction on the date such Loan is made or such Letter of Credit is Issued of the following conditions precedent:

                           (a) Representations and Warranties. The
representations and warranties contained herein and in the other Loan Documents (other than representations and warranties which expressly speak only as of a different date) shall be true and correct in all material respects on such date both before and after giving effect to the making of such Loans or the Issuance of such Letter of Credit.

                           (b) No Default or Event of Default. No Default or
Event of Default shall have occurred and be continuing on such date either before or after giving effect to the making of such Loans or the Issuance of such Letter of Credit.

                           (c) No Injunction. No law or regulation shall have
been adopted, no order, judgment or decree of any governmental authority shall have been issued, and no litigation shall be pending or threatened, which in the reasonable judgment of the Agent would enjoin, prohibit or restrain, or impose or result in the imposition of any material adverse condition upon, the making or repayment of the Loans or the Issuance of such Letter of Credit or the consummation of the Transactions.

                           (d) No Material Adverse Change. No event, act or
condition shall have occurred after December 28, 1994 which, in the judgment of the Agent, has had or could reasonably be expected to have a Material Adverse Effect.

                           (e) Notice of Borrowing. The Agent (or Issuing Banks,
respectively) shall have received a fully executed Notice of Borrowing or L/C Application, as appropriate, in respect of the Loans to be made or Letters of Credit to be Issued on such date.

                  Section 4.3 Conditions Precedent to the Effectiveness of this Amended Credit Agreement. The effectiveness of this Amended Credit Agreement is subject to the satisfaction of the following conditions precedent:

                           (a) Documents.


                                      xlvi

                                    (i) This Amended Credit Agreement. The
         Company shall have duly executed and delivered this Amended Credit Agreement to the Agent.

                                    (ii) Pledge Agreements. The Borrower shall
         have executed and delivered a Pledge Agreement with respect to the capital stock of BEP, together with Stock Certificates and Stock Powers executed in blank, BEP and BEP West, Inc., shall have granted a collateral assignment of their respective partnership interests in Texas BEP, L.P., and BEP shall have executed and delivered a Subsidiary Pledge Agreement with respect to each Subsidiary of BEP (whether direct or indirect) other than Texas BEP, L.P., together with Stock Certificates and Stock Powers executed in blank.

                                    (iii) Conveyance Documents. The Borrower or
         the BEP Entities, as applicable, shall have duly executed and delivered to the Agent certified copies of all conveyance documents including but not limited to, all purchase agreements, bills of sale, guaranties, assignment agreements, certificates, sale/leasebacks, or other similar agreements, and each LH Leasing/FFCA Lease between the Borrower or any of its Subsidiaries, as lessee, and FFCA or LH Leasing, as lessor, in form and substance satisfactory to the Agent in connection with the BEP Sale and Lease Transactions.

                                    (iv) Leasehold Mortgages. Borrower shall
         have duly executed and delivered to the Agent Leasehold Mortgages and Memoranda of Lease with respect to each interest in real property leased by Borrower from FFCA; and the Borrower shall have used its best efforts to deliver executed Leasehold Mortgages with respect to all leases of real property of those Restaurants operated by BEP (other than those leased from FFCA). All such Mortgages shall be in a form satisfactory to the Agent.

                                    (v) Landlord Consents The Borrower shall
         have delivered to the Agent with respect to any equipment leases between the Borrower, as lessee, and LH Leasing, as lessor, duly executed landlord consents of LH Leasing; and the Borrower shall have used its best efforts to deliver executed landlord consents with respect to all leases of personal property on which Restaurants operated by BEP (other than those leased from FFCA) are located. All such landlord consents shall be in a form satisfactory to the Agent.

                                    (vi) Sub-Leases. The Borrower shall have
         delivered to the Agent duly executed copies of one or more sub-leases between the Borrower, as lessor or sub-lessor, and any of the BEP Entities as lessee or sub-lessee, the effect of which is to sub-lease to a BEP Entity personal property located on real property owned or leased by a BEP Entity and used in the operation of a BEP Restaurant, excluding, however, real property or personal property located on an Excluded Site.

                                    (vii) Guaranty. The BEP Entities shall each
         have executed and delivered a Guaranty.

                                    (viii) Security Documents. The BEP Entities
         and shall have executed and delivered to the Agent a Subsidiary Security Agreement, an Assignment of Trademarks, and such other agreements and documents as the Agent may require in order to establish a first, prior and perfected security interest in the assets of the BEP Entities.

                                    (ix) UCC Financing Statements. The Borrower
         shall have filed all UCC Forms required to perfect the Agent's security interest in the Borrower's and its Subsidiaries' assets hereunder.

                                     xlvii

                                    (x) Drop Down Notes. The Drop Down Notes
         executed by each BEP Entity.

                           (b) Good Standing. The Borrower shall have delivered
to the Agent a good-standing certificate (and any bring-downs) (i) with respect to the Borrower, from the Secretary of the State of Georgia as to the good standing of the Borrower, (ii) with respect to BEP and Texas BEP, L.P., from the Secretary of the State of Texas as to the good standing of BEP and such Subsidiaries, (iii) with respect to LH Leasing, from the Secretary of State of Arizona as to the good standing of LH Leasing, and (iv) with respect to BEP West, Inc., from the Secretary of the State of Delaware, all as of not more than fifteen days prior to the Amendment Closing Date.

                           (c) Corporate or Partnership Documents. The Agent
shall have received the certificate of incorporation of each of the Loan Parties (other than Texas BEP, L.P.) and LH Leasing, as amended, modified or supplemented subsequent to the Original Closing Date, certified to be true, correct and complete by the appropriate Secretary of State as of a date not more than twenty-five dates prior to the Amendment Closing Date, the current by-laws of each of the Loan Parties (other than Texas BEP, L.P.) and LH Leasing, and a certified copy of the current Partnership Agreement of Texas BEP, L.P.

                           (d) Certified Resolutions. The Agent shall have
received (in sufficient copies for each Bank) a certificate, in form and substance satisfactory to the Agent, of the secretary or assistant secretary (or comparable officer) of each of the Loan Parties that is a corporation dated the Amendment Closing Date, certifying (i) the resolutions of its Board of Directors of each of them approving and authorizing the execution, delivery and performance by it of this Amended Credit Agreement and each of the existing Loan Documents, and the continued effectiveness thereof, and each of the Loan Documents to be delivered hereunder, (ii) that there have been no changes in the certificates of incorporation or by-laws of such Loan Parties since the Original Closing Date and (iii) specimen signatures of its officers of each of such Loan Parties authorized to sign this Amended Credit Agreement and each of the Loan Documents to be delivered hereunder. In addition, the Agent shall have received (in sufficient copies for each Bank) a certificate, in form and substance satisfactory to the Agent, of the general partner of Texas BEP, L.P., certifying
(i) that all necessary approvals have been given pursuant to the terms of the Texas BEP, L.P. Partnership Agreement authorizing the execution, delivery and performance by it of any Loan Documents to which it is a party, and (ii) specimen signatures of those Persons authorized to sign such Loan Documents on behalf of Texas BEP, L.P.

                           (e) Certified Resolutions of LH Leasing. The Agent
shall have received (in sufficient copies for each Bank) a certificate, in form and substance satisfactory to the Agent, of the secretary or assistant secretary (or comparable officer) of LH Leasing dated the Amendment Closing Date, certifying (i) the resolutions of its Board of Directors in form and substance satisfactory to the Agent, (ii) the current certificate of incorporation or by-laws of LH Leasing in form and substance satisfactory to the Agent and (iii) specimen signatures of its officers authorized to agreements on behalf of LH Leasing.

                           (f) BEP Acquisition Documents. (i) The Agent shall
have received copies of each of the BEP Acquisition Documents and any amendments or supplements thereto, certified as of the Amendment Closing Date by the Chief Executive Officer or Chief Financial Officer of the Borrower, dated the Amendment Closing Date, certifying that the Loan Documents delivered as of the Original Closing Date (excluding the Original Credit Agreement), the LH Leasing/FFCA Leases and the BEP Acquisition Documents are in full force and effect and no material term or condition thereof has been amended from the form thereof delivered to the Agent, or waived, except as disclosed in writing to the Agent or its counsel prior to the execution of this Amended Credit Agreement,
(ii) each of the Loan Parties and, to the best of his or her knowledge, the other parties to the foregoing documents, have performed or complied in all material respects with all agreements and conditions contained in such documents required to be performed or complied with by each of them on or before the Amendment Closing Date, (iii) subject to the foregoing, neither any Loan Party nor, to the best of his or her knowledge, any such other party is in default in the performance or compliance with any of the material terms or provisions thereof, except to xlviii
the extent that performance thereof or compliance therewith or default has been waived with the prior written consent of the Banks, (iv) all of the representations and warranties of the Loan Parties contained in the BEP Acquisition Documents are true and correct, and (v) after giving effect to the execution and delivery of the Loan Documents by each of the Loan Parties and consummation of the transactions thereunder and the BEP Acquisition, no Default or Event of Default shall have occurred and be continuing.

                           (g) Subordinated Promissory Notes. The Borrower shall
have issued the Subordinated Promissory Note on terms and in amounts satisfactory to the Agent and the Banks, and the Borrower shall have paid in full the Series A Subordinated Notes.

                           (h) Insurance. The Agent shall have received a
certificate of insurance demonstrating insurance coverage with respect to BEP and its Subsidiaries of types, in amounts, with insurers and with other terms satisfactory to the Agent, which certificate shall indicate that the Agent and the Banks are named additional insureds as their interests may appear and shall contain a lenders loss payee endorsement in favor of the Agent in form and substance satisfactory to the Agent and the Banks.

                           (i) Lien Search Reports. The Agent shall have
received satisfactory reports of UCC, tax lien and judgment searches conducted by a search firm acceptable to the Agent and the Banks with respect to the BEP Entities in each of the locations set forth in Schedule IV of the Security Agreement.

                           (j) Pro Forma Balance Sheet; etc. The Agent shall
have received a pro forma consolidated balance sheet of the Borrower and its Subsidiaries, dated as of the Amendment Closing Date, giving effect to the BEP Acquisition and the transactions contemplated hereby, and the payment or accrual of all Transaction Costs, certified by the chief financial officer of the Borrower, which balance sheet shall indicate a Consolidated Net Worth plus all amounts included in stockholders equity with respect to any common stock purchase warrants of the Borrower issued to the holders of the Subordinated Debt or the holders of any Loans under this Amended Credit Agreement of the Borrower and its Subsidiaries of no less than $18,000,000. The Agent and the Banks shall have received evidence satisfactory to them from the Borrower indicating that the Borrower shall have sufficient funds to consummate the BEP Acquisition.

                           (k) Solvency Certificate. The Agent shall have
received a certificate signed by the Chief Financial Officer of the Borrower containing conclusions as to the Solvency of the Borrower and its Subsidiaries after giving effect to the BEP Acquisition and the LH Leasing/FFCA Leases.

                           (l) Franchisor Agreements. The Agent shall have
received copies of all Franchisor Agreements to which any BEP Entity is a party as of the Amendment Closing Date.

                           (m) Instruments. The Agent shall have received all
duly endorsed instruments and chattel paper, if any, required to be delivered by the Borrower pursuant to the Security Agreement or any BEP Entity pursuant to the Subsidiary Security Agreement that has not previously been delivered to the Agent, certified by an officer of the Borrower.

                           (n) Corporate Structure. The corporate structure of
the Loan Parties and LH Leasing after giving effect to the BEP Acquisition shall be satisfactory to the Agent and the Banks.

                           (o) Environmental Matters. The Agent shall (i) be
satisfied that none of the BEP Entities is subject to any present or contingent environmental liability deemed material by the Agent and that its operations taken as a whole comply in all material respects (in the Agent's judgment) with all Environmental Laws, (ii) be satisfied that neither the Borrower nor any other Loan Party is the subject of any federal or state investigation evaluating whether any remedial action, involving a material expenditure (in the opinion of the Agent) is needed to respond to any release or other presence of Materials of Environmental Concern and (iii) have received xlix
environmental audit reports in form and substance satisfactory to the Agent and the Banks prepared by an independent environmental consultant acceptable to the Agent and the Banks with respect to the properties and business of BEP and each of its Environmental Affiliates as the Agent shall request.

                           (p) Funds Flow Details. The Agent and the Banks shall
have received detailed instructions satisfactory to them describing the funds flow in connection with the transactions contemplated hereby on the Amendment Closing Date.

                           (q) Consents, Licenses, Approvals; Compliance with
Laws. The Agent shall have received copies of all consents, licenses (other than the Liquor Licenses) and approvals, if any, required in connection with the execution, delivery and performance by the Loan Parties and the validity and enforceability, of (A) the BEP Acquisition Documents, or in connection with any of the transactions related thereto, including, without limitation, all shareholder consents and all consents required by any governmental authority except for consents, licenses and approvals required in connection with the operation of the business of the Borrower and its Subsidiaries as a result of consummation of the transactions contemplated by the BEP Acquisition which consents, licenses or approvals, if not obtained, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect ,
(B) the Loan Documents, or in connection with any of the transactions related thereto, including, without limitation, all shareholder consents and all consents required by any governmental authority, in each case certified by an officer of the Borrower, and (C) the LH Leasing/FFCA Leases. The Agent shall have received copies of all consents and approvals, if any, required by any person under any Franchisor Agreements which were required to be entered into as a result of the transactions contemplated hereby, and such consents and approvals shall be in full force and effect. The Borrower shall have delivered to the Agent such evidence as the Agent shall have requested, evidencing compliance by the Borrower and the other Loan Parties with all applicable laws, rules and regulations (including, without limitation, ERISA, environmental and health and safety laws, rules and regulations).

                           (r) Consummation of Acquisition. The BEP Acquisition
shall have been consummated in accordance with the terms of the BEP Acquisition Documents.

                           (s) Projections. The Agent shall have received
projections prepared by the Borrower demonstrating the projected consolidated financial condition and results of operations of the Borrower and its Subsidiaries after giving effect to the Amendment Transactions, for the period ending on December 31, 2001, which projections (i) shall indicate that the Borrower and its Subsidiaries shall have sufficient working capital, in the opinion of the Agent to profitably operate their respective businesses for the period from the Original Closing Date until the date on which the Obligations are paid in full and (ii) shall otherwise be in form and substance satisfactory to the Agent and the Banks, and all of the foregoing shall be satisfactory to the Banks.

                           (t) Process Agent. The Borrower and LH Leasing each
shall have appointed an agent satisfactory to the Banks for service of process in connection with any action or proceeding arising under or relating to the Loan Documents, and such agent shall have accepted such appointment in writing.

                           (u) Representations and Warranties. The
representations and warranties contained herein and in the other Loan Documents (other than representations and warranties which expressly speak only as of a different date) shall be true and correct in all material respects on such date both before and after giving effect to the execution of this Amended Credit Agreement and the consummation of the BEP Acquisition.

                           (v) No Default or Event of Default. No Default or
Event of Default shall have occurred and be continuing on such date either before or after giving effect to the execution of this Amended Credit Agreement and the consummation of the BEP Acquisition.


                                       l

                           (w) No Material Adverse Change. No event, act or
condition shall have occurred after February 29, 1996, which, in the judgment of the Agent, has had or could reasonably be expected to have a Material Adverse Effect.

                           (x) Consents, Licenses, Approval. Each of the
documents required to be delivered pursuant to this Section 4.3 shall have been obtained by the Agent and be in full force and effect.

                           (y) No Injunction. No law or regulation shall have
been adopted, no order, judgment or decree of any governmental authority shall have been issued, and no litigation shall be pending or threatened, which in the reasonable judgment of the Agent would enjoin, prohibit or restrain, or impose or result in the imposition of any material adverse condition upon, the execution, delivery or performance by the Borrower or any of its Subsidiaries of the Loan Documents, the consummation of the transactions effected pursuant to the terms of the Loan Documents.

                           (z) Commitment Fee. The Agent shall have received,
for the pro-rata account of each of the Banks in accordance with their respective Commitments, all commitment fees accrued up to and including the Amendment Closing Date.

                           (aa) Costs, Fees and Expenses. The Agent and the
Banks shall have received all costs, fees and expenses payable by the Borrower under this Amended Credit Agreement in connection with the preparation, execution or delivery of the Documents, including, without limitation, (i) an amendment fee in the amount of $650,000, (ii) the reasonable fees and expenses accrued through the Amendment Closing Date of counsel to the Agent; and the Borrower hereby agrees to pay, and to hold the Agent and each Bank harmless against all documentary, stamp, transfer and similar taxes paid or payable in connection with the execution, delivery or performance of the Documents.

                           (ab) Omnibus Amendment Agreement. The Borrower shall
used its best efforts to deliver to the Agent a duly executed Omnibus Amendment Agreement in substantially the form attached hereto as Exhibit S.

                           (ac) Series A Subordinated Notes. The Borrower shall
have presented evidence satisfactory to the Agent that the Series A Subordinated Notes have been paid in full and cancelled.

                           (ad) Officer's Certificate. The Agent and the Banks
shall have received a certificate of the Chief Executive Officer or Chief Financial Officer of the Borrower, dated the Amended Closing Date, certifying that (i) the Amendment Transaction Documents (other than the Loan Documents) are in full force and effect and no material term or condition thereof has been amended from the form thereof delivered to the Agent, or waived, except as disclosed in writing to the Agent or its counsel prior to the execution of the Amended Credit Agreement, (ii) the Borrower and, to the best of his or her knowledge, each of the other Loan Parties and each of the other parties to the Amendment Transaction Documents, have performed or complied in all material respects with all agreements and conditions contained in such Amendment Transaction Documents required to be performed or complied with by each of them on or before the Amendment Closing Date, (iii) subject to the foregoing, neither the Borrower nor, to the best of his or her knowledge, the other Loan Parties or any other party to the Amendment Transaction Documents is in default in the performance or compliance with any of the material terms or provisions thereof, except to the extent that performance thereof or compliance therewith or default has been waived with the prior written consent of the Banks, and (iv) all of the representations and warranties of the Borrower contained in the Loan Documents are true and correct, and (v) after giving effect to the execution and delivery of the Loan Documents by each of the Loan Parties and consummation of the transactions thereunder and the Amendment Transactions, no Default or Event of Default shall have occurred and be continuing.


                                       li

                           (ae) Additional Matters. The Agent shall have
received such other certificates, opinions, documents and instruments relating to the Obligations or the transactions contemplated hereby, as may have been reasonably requested by the Agent, and all corporate and other proceedings and all other documents (including, without limitation, all documents referred to herein and not appearing herein and exhibits hereto) and all legal matters in connection with the transactions contemplated hereby shall be reasonably satisfactory in form and substance to the Agent.

                  The acceptance of the proceeds of each Loan and the Issuance of each Letter of Credit shall constitute a representation and warranty by the Borrower to the Agent and each of the Banks that all of the conditions required to be satisfied under this Section 4 in connection with the making of such Loan or the Issuance of such Letter of Credit have been satisfied.

                  All of the Notes, certificates, agreements, legal opinions and other documents and papers referred to in this Section 4, unless otherwise specified, shall be delivered to the Agent for the account of each of the Banks and, except for the Notes, in sufficient counterparts for each of the Banks, and shall be satisfactory in form and substance to the Agent and each Bank in its sole discretion.

SECTION 5.        REPRESENTATIONS AND WARRANTIES.

                  In order to induce the Banks to enter into the Original Credit Agreement and to make the Loans and to induce the Issuing Bank to Issue Letters of Credit and to further induce the Banks to enter into this Amended Credit Agreement, the Borrower makes the following representations and warranties to the Agent and the Banks, which shall survive the execution and delivery of this Amended Credit Agreement and the Notes, the making of the Loans and the Issuance of the Letters of Credit:

                  Section 5.1 Corporate Status. Each Loan Party (i) is a duly organized and validly existing corporation or partnership in good standing under the laws of the jurisdiction of its incorporation or organization, (ii) has the corporate or organizational power and authority to own its property and assets and to transact the business in which it is engaged or presently proposes to engage and (iii) has duly qualified and is authorized to do business and is in good standing as a foreign corporation or partnership, if applicable, in every jurisdiction in which it owns or leases real property or in which the nature of its business requires it to be so qualified where the failure to be so qualified or in good standing could have a Material Adverse Effect.

                  Section 5.2 Corporate Power and Authority. Each Loan Party has the corporate or organizational power and authority to execute, deliver and carry out the terms and provisions of each of the Transaction Documents and, as of the Amendment Closing Date, the Amendment Transaction Documents to which it is a party and has taken all necessary corporate or other action to authorize the execution, delivery and performance by it of such Transaction Documents and, as of the Amendment Closing Date, the Amendment Transaction Documents. Each Loan Party has duly executed and delivered each such Transaction Document and, as of the Amendment Closing Date, the Amendment Transaction Documents, and each such Transaction Document and, as of the Amendment Closing Date, the Amendment Transaction Documents, constitutes its legal, valid and binding obligation, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

                  Section 5.3 No Violation. Neither the execution, delivery or performance by any Loan Party of the Related Documents to which it is a party, nor compliance by it with the terms and provisions thereof nor the consummation of the Related Transactions and, as of the Amendment Closing Date, the BEP Acquisition, (i) will contravene any applicable provision of any law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality or (ii) will conflict or be inconsistent with or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Documents) upon any of lii
the property or assets of any Loan Party pursuant to the terms of any indenture, mortgage, deed of trust or other instrument or other material agreement to which such Loan Party is a party or by which it or any of its property or assets is bound or to which it may be subject, or (iii) will violate any provision of the Certificate of Incorporation, By-Laws, or partnership agreement of any Loan Party.

                  Section 5.4 Litigation. Except as set forth on Schedule 5.4 hereto, as of the Original Closing Date and the Amended Closing Date, there are no legal or administrative actions, suits or proceedings pending or to the best of Borrower's knowledge, threatened, against the Borrower or any of its Subsidiaries which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect. There are no legal or administrative actions, suits or proceedings pending or, to the best of Borrower's knowledge, threatened
(i) with respect to any of the Loan Documents or challenging the validity or enforceability thereof or any provision thereof, (ii) with respect to any of the Transactions, Transaction Documents, the Amendment Transactions or the Amendment Transaction Documents, (other than the Loan Documents) which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect or
(iii) that could reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect.

                  Section 5.5 Financial Statements; Financial Condition; etc. Each of the financial statements delivered pursuant to Sections 4.1(l) , 4.1(r) and 4.3(j) were prepared in accordance with GAAP consistently applied and fairly present the financial condition and the results of operations of the entities covered thereby on the dates and for the periods covered thereby, except as disclosed in the notes thereto and, with respect to interim financial statements, subject to normally recurring year-end adjustments. No Loan Party has any material liability (contingent or otherwise) not reflected in such financial statements or in the notes thereto.

                  Section 5.6 Solvency. On the Original Closing Date and at all times after the Original Closing Date, and after giving effect to the Transactions and, on and after the Amendment Closing Date, the Amendment Transactions, each Loan Party will be Solvent.

                  Section 5.7 Projections. The projections delivered pursuant to
Section 4.1(x) and 4.3(s) have been prepared on the basis of the assumptions accompanying them, and such projections and assumptions, as of the date of preparation thereof and as of the Original Closing Date and the Amended Closing Date, respectively, are reasonable and represent the Borrower's good faith estimate of its future financial performance, it being understood that nothing contained in this Section shall constitute a representation or warranty that such future financial performance or results of operations will in fact be achieved.

                  Section 5.8 Material Adverse Change. Since December 28, 1994, there has occurred no event, act or condition which has had, or could be reasonably expected to have, a Material Adverse Effect.

                  Section 5.9 Use of Proceeds; Margin Regulations. All proceeds of each Loan will be used by the Borrower only in accordance with the provisions of Section 2.21. No part of the proceeds of any Loan will be used by the Borrower to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock. Neither the making of any Loan nor the use of the proceeds thereof will violate or be inconsistent with the provisions of Regulations G, T, U or X of the Federal Reserve Board.

                  Section 5.10 Governmental Approvals. No order, consent, approval, license (other than Liquor Licenses), authorization, or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with (i) the execution, delivery and performance of any Related Document or BEP Acquisition Document or the consummation of any of the Related Transactions or the BEP Acquisition or (ii) the legality, validity, binding effect or enforceability of any Related Document or BEP Acquisition Document, except (I) those listed on Schedule 5.10 that have already been duly made or obtained and remain in full force and effect, (II) filings of financing statements and the Mortgages, and (III) solely in connection with the transactions related to the Merger, those liii
required in connection with the operation of the business of the Borrower and its Subsidiaries as a result of consummation of the transactions contemplated by the Merger or the BP Acquisition which if not obtained, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. The Borrower has obtained all consents and approvals required by Denny's or any other party under any Franchise Agreement which were required to be entered into as a result of the Transactions and such consents and approvals are in full force and effect. No consents or approvals are required by any party to any Franchisor Agreement in connection with the Amendment Transactions.

                  Section 5.11 Security Interests and Liens. The Security Documents create, as security for the Obligations, valid and enforceable security interests in and Liens on all of the Collateral, in favor of the Agent for the ratable benefit of the Banks, and subject to no other Liens (other than Liens expressly permitted by Section 7.3 hereof). Upon the satisfaction of the conditions precedent described in Sections 4.1(j) and 4.1(k) in connection with the Original Closing Date, the filing of those UCC forms required to be delivered in connection with Section 4.3(a)(ix) hereof, and the recordation of an original Trademark Assignment with each relevant Governmental Agency, such security interests in and Liens on the Collateral shall be superior to and prior to the rights of all third parties (except as disclosed on Schedule 7.3), and no further recordings or filings are or will be required (i) in connection with the creation or enforcement of such security interests and Liens, or (ii) with respect to Collateral in which a security interest may be perfected by filing financing statements described in Sections 4.1(j) and 4.3(a)(ix), in connection with the perfection of such security interests and Liens, other than the filing of continuation statements in accordance with applicable law.

                  Section 5.12 Tax Returns and Payments. Each Loan Party has filed all tax returns required to be filed by it and has paid all taxes and assessments payable by it which have become due, other than those not yet delinquent or those that are reserved against in accordance with GAAP which are being diligently contested in good faith by appropriate proceedings.

                  Section 5.13 ERISA. The Borrower has no Plans other than those listed on Schedule 5.13. No accumulated funding deficiency (as defined in Section 412 of the Code or Section 302 of ERISA) or Reportable Event has occurred with respect to any Plan. There are no Unfunded Benefit Liabilities under any Plan. The Borrower and each member of its ERISA Controlled Group have complied with the requirements of Section 515 of ERISA with respect to each Multiemployer Plan and is not in "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan. To the best knowledge of the Borrower and each member of its ERISA Controlled Group, the aggregate potential total withdrawal liability, and the aggregate potential annual withdrawal liability payments of the Borrower and the members of its ERISA Controlled Group as determined in accordance with Title IV of ERISA as if the Borrower and the members of its ERISA Controlled Group had completely withdrawn from all Multiemployer Plans is not greater than $100,000 and $100,000, respectively. To the best knowledge of the Borrower and each member of its ERISA Controlled Group after due inquiry neither the Borrower nor any member of its ERISA Controlled Group has received notice that any Multiemployer Plan is or is likely to be in reorganization (as defined in Section 4241 of ERISA or Section 418 of the Code) or is insolvent (as defined in Section 4245 of ERISA). No material liability to the PBGC (other than required premium payments), the Internal Revenue Service, any Plan or any trust established under Title IV of ERISA (other than required contributions) has been, or is expected by the Borrower or any member of its ERISA Controlled Group to be, incurred by the Borrower or any member of its ERISA Controlled Group. Except as otherwise disclosed on Schedule 5.13 hereto, neither the Borrower nor any member of its ERISA Controlled Group has any contingent liability with respect to any post-retirement benefit under any "welfare plan" (as defined in Section 3(1) of ERISA), other than liability for continuation coverage under Part 6 of Title I of ERISA. No lien under Section 412(n) of the Code or 302(f) of ERISA or requirement to provide security under Section 401(a)(29) of the Code or Section 307 of ERISA has been or is reasonably expected by the Borrower or any member of its ERISA Controlled Group to be imposed on the assets of the Borrower or any member of its ERISA Controlled Group.


                                      liv

                  Section 5.14 Investment Company Act; Public Utility Holding Company Act. No Loan Party is (x) an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended, (y) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of either a "holding company" or a "subsidiary company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (z) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

                  Section 5.15 Original Closing Date Transactions. On the Original Closing Date and immediately prior to the making of the initial Loans hereunder, the Related Transactions (other than the making of the Loans and the BEP Acquisition) intended to be consummated on the Original Closing Date will have been consummated substantially in accordance with the terms of the relevant Acquisition Documents and in accordance with all applicable laws. All consents and approvals of, and filings and registrations with, and all other actions by, any Person required in order to make or consummate such Related Transactions (other than the BEP Acquisition) have been obtained, given, filed or taken and are or will be in full force and effect except, solely in connection with the Merger, those required in connection with the operation of the business of the Borrower and its Subsidiaries as a result of consummation of the transactions contemplated by the Merger which if not obtained, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                  Section 5.16 Representations and Warranties in Related Documents. All representations and warranties made by any Loan Party and by the Company in the Related Documents (other than the Loan Documents), and, to the best of the Borrower's knowledge, all representations made by each other Person in such Related Documents, are true and correct in all material respects. None of such representations and warranties are inconsistent in any material respect with the representations and warranties of any Loan Party made herein or in any other Loan Document.

                  Section 5.17 True and Complete Disclosure. All factual information (taken as a whole) furnished by or on behalf of any Loan Party in writing to the Agent or any Bank on or prior to the Original Closing Date, for purposes of or in connection with the Original Credit Agreement or any of the Transactions, and all factual information (taken as a whole) furnished by or on behalf of any Loan Party in writing to the Agent or any Bank on or prior to the Amendment Closing Date in connection with this Amended Credit Agreement or any of the Amendment Transactions is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of any Loan Party in writing to the Agent or any Bank will be, true and accurate in all material respects on the date as of which such information is dated or furnished and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading at such time. As of the Original Closing Date, there were, and as of the Amendment Closing Date there are, no facts, events or conditions known to any Loan Party which, individually or in the aggregate, have or could be expected to have a Material Adverse Effect.

                  Section 5.18 Corporate Structure; Capitalization. Schedule
5.18 hereto sets forth, both before and after giving effect to the Transactions to be consummated on the Original Closing Date and the Amendment Transactions to be consummated on the Amendment Closing Date, the number of authorized and issued shares of capital stock of the Company and each of its Subsidiaries and of each Loan Party and each Subsidiary of each Loan Party, the par value thereof and with respect to each Subsidiary of the Borrower the registered owner(s) thereof. All of such stock has been duly and validly issued and is fully paid and non-assessable. Except as set forth on Schedule 5.18, neither any Loan Party nor any Subsidiary has outstanding any securities convertible into or exchangeable for its capital stock nor does any Loan Party or any such Subsidiary have outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock.

                  Section 5.19 Environmental Matters. (a) Except as set forth in
Schedule 5.19, (i) as of the Original Closing Date and the Amendment Closing Date, to the best knowledge of the Loan Parties, each of the Loan Parties is in compliance with all applicable Environmental Laws, (ii) after the Original Closing Date and the lv

Amendment Closing Date, to the best knowledge of the Loan Parties, each of the Loan Parties is in compliance with all applicable Environmental Laws, except where such non-compliance individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect, (iii) to the best knowledge of the Loan Parties, each of the Loan Parties have all material Environmental Approvals required to operate their businesses as presently conducted or as reasonably anticipated to be conducted, (iv) none of the Loan Parties nor to the best knowledge of the Loan Parties, any of their Environmental Affiliates, has received any communication (written or oral), whether from a governmental authority, citizens group, employee or otherwise, that alleges that such Loan Party is not in compliance with all Environmental Laws, where such non-compliance individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect, and (v) to each of the Loan Parties' best knowledge, there are no circumstances that may prevent or interfere with such Loan Party's compliance in the future, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

                           (b) Except as set forth in Schedule 5.19, there is no
Environmental Claim pending or, to the best knowledge of the Loan Parties, threatened, against any Loan Party or its Environmental Affiliate which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

                           (c) Except as set forth in Schedule 5.19, to the best
knowledge of the Loan Parties, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge or disposal of any Material of Environmental Concern, that could reasonably form the basis of any Environmental Claims against any of the Loan Parties or any of their Environmental Affiliates, which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

                           (d) Without in any way limiting the generality of the
foregoing, except as disclosed in Schedule 5.19, to the best knowledge of the Loan Parties, (i) there are no on-site locations in which any Loan Party has disposed of Materials of Environmental Concern, (ii) there are no off-site locations in which any Loan Party has disposed or arranged for the disposal of Materials of Environmental Concern in violation of law, (iii) there are no underground storage tanks located on property owned or leased by any Loan Party,
(iv) there is no asbestos contained in or forming part of any building, building component, structure or office space owned or leased by any Loan Party, and (v) no polychlorinated biphenyls (PCB's) are used or stored at any property owned or leased by any Loan Party in violation of law in any case with respect to any item described in any of the foregoing clauses (i) through (v) which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

                  Section 5.20 Senior Indebtedness. All of the Obligations, and any renewals, extensions, modifications or refinancings thereof, constitute "Senior Indebtedness" within the meaning ascribed to such term in the Subordinated Debt Financing Documents.

                  Section 5.21 Patents, Trademarks, Franchise Agreements, Franchisor Agreements etc. Each of the Loan Parties have obtained and hold in full force and effect or are licensed to use all patents, trademarks, service marks, trade names, copyrights, franchises and other such rights, free from burdensome restrictions, which are necessary for the operation of its business as presently conducted and Schedule 5.21 sets forth a complete and correct list thereof as of the Original Closing Date and the Amendment Closing Date. To the best knowledge of the Loan Parties, no material product, process, method, substance, part or other material presently sold by or employed by any Loan Party in connection with such business infringes any patent, trademark, service mark, trade name, copyright, license or other right owned by any other Person. There is not pending or, to such Loan Parties knowledge, threatened any claim or litigation against or affecting any Loan Party contesting its right to sell or use any such product, process, method, substance, part or other material, which could reasonably be expected to have a Material Adverse Effect. Borrower has furnished to Agent true, correct and complete copies of each Franchise Agreement and each Franchisor Agreement to which each of Borrower and each Subsidiary is subject (including all schedules and amendments in connection therewith). Each Loan Party is a party to such Franchise Agreements and Franchisor Agreements which are necessary for the operation of its business as presently conducted. Set forth on Schedule 5.21 is a list of all such Franchise Agreements and Franchisor Agreements in effect as of the Original lvi

Closing Date and the Amendment Closing Date. Each of the Franchise Agreements and Franchisor Agreements is in full force and effect and constitutes the binding obligation of the Borrower or its Subsidiaries, as applicable, neither the Borrower nor any of its Subsidiaries is in default thereunder, except where such default or defaults, if any, individually or in the aggregate could not have a Material Adverse Effect, and such Franchise Agreements with Denny's Inc, and the Franchise Credit Card Agreements between the Borrower and DFO, Inc., with respect to each Franchise Agreement collectively constitute all of the material agreements between Denny's, Inc. and its Affiliates, on the one hand, and the Borrower and its Subsidiaries, on the other.

                  Section 5.22 Ownership of Property. Schedule 5.22 sets forth all the real property owned or leased by the Loan Parties as of the Original Closing Date and the Amendment Closing Date and identifies the street address, the current owner (and current record owner, if different) and whether such property is leased or owned and a description of each lease of real property to which the Borrower or any Subsidiary is a party. The Loan Parties have good and marketable fee simple title to or valid leasehold interests in all of their real property and good title to all of their personal property (tangible or intangible) subject to no Lien of any kind except Liens expressly permitted by
Section 7.3 hereof. Schedule 5.22 also sets forth a list of each Material Equipment Lease to which the Borrower or any Loan Party is a party as of the Original Closing Date and the Amendment Closing Date. The Loan Parties enjoy peaceful and undisturbed possession under all of their respective leases. The Borrower has furnished to the Agent true, correct and complete copies of each lease of real estate and Material Equipment Lease to which each Loan Party is subject (including all schedules and all amendments in connection therewith).

                  Section 5.23 No Default. Except as set forth on Schedule 5.23, no Loan Party is in default under or with respect to any Transaction Document (other than the Loan Documents) or any Amendment Transaction Document or any other agreement, instrument or undertaking to which it is a party or by which it or any of its property is bound in any respect except where such default or defaults, if any, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. No Default or Event of Default exists.

                  Section 5.24 Licenses, etc. The Loan Parties have obtained and hold in full force and effect, all licenses (other than the Liquor Licenses), permits, certificates, authorizations, qualifications, accreditations, easements, rights of way and other rights, consents and approvals which are necessary for the operation of their respective businesses as presently conducted except where the failure to so obtain or hold any of the foregoing could not reasonably be expected to have a Material Adverse Effect and no event has occurred which permits, or after notice or lapse of time or both would permit, the revocation or termination of any of the foregoing.

                  Section 5.25 Compliance With Law. Each Loan Party is in compliance with all laws, rules, regulations, orders, judgments, writs and decrees except where such non-compliance, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                  Section 5.26 No Burdensome Restrictions. No Loan Party is a party to any agreement or instrument or subject to any other obligation or any charter or corporate restriction or any provision of any applicable law, rule or regulation which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                  Section 5.27 Brokers' Fees. Except as set forth on Schedule 5.27, none of the Loan Parties has any obligation to any Person in respect of any finder's, brokers, investment banking or other similar fee in connection with any of the Transactions or Amendment Transactions other than with respect to the Leases (other than the FFCA Real Property Leases).

         Section 5.28 Labor Matters. Except as set forth on Schedule 5.28, there are no collective bargaining agreements or Multiemployer Plans covering the employees of the Company, any of its Subsidiaries or lvii
any of the Loan Parties, and none of such Persons has suffered any strikes, walkouts, work stoppages or other material labor difficulty within the last five years and no such action is threatened. No proceedings are pending against Borrower or any of its Subsidiaries before the INS which could reasonably be expected to have a Material Adverse Effect.

                  Section 5.29 Lease Consents. The Borrower has delivered to the Agent on the Original Closing Date (a) a consent of each equipment lessor with respect to equipment leases of the Borrower set forth on Schedule 5.29 and (b) a landlord consent with respect to leases of real property of the Borrower set forth on Schedule 5.29 which are Capitalized Leases or operating leases with respect to Restaurants which generate at least eighty percent (80%) of the aggregate cash flow generated by each of the Restaurants owned or operated by the Borrower as of the Original Closing Date.

                  Section 5.30 Amendment Closing Date Transactions. On the Amendment Closing Date, the Related Transactions intended to be consummated on or before the Amendment Closing Date will have been consummated substantially in accordance with the terms of the Related Documents and the BEP Acquisition Documents and in accordance with all applicable laws, except where the failure to do so would not have a Material Adverse Effect. All consents and approvals of, and filings and registrations with, and all other actions by, any Person required in order to make or consummate such Related Transactions and the BEP Acquisition have been obtained, given, filed or taken and are or will be in full force and effect, except where the failure to obtain such consents, approvals, filings or registrations or to complete such action would not have a Material Adverse Effect..

SECTION 6.        AFFIRMATIVE COVENANTS.

                  The Borrower covenants and agrees that on and after the Original Closing Date and until all of the Commitments of each of the Banks have terminated, each of the Letters of Credit has expired or been terminated and the Obligations are paid in full:

                  Section 6.1 Information Covenants. The Borrower will furnish to the Agent (and the Agent shall furnish to each Bank):

                           (a) Quarterly Financial Statements. Within 45 days
after the close of each quarterly accounting period in each fiscal year of the Borrower (or such longer period allowed pursuant to Rule 12b-25 promulgated under the Securities Exchange Act of 1934, as amended ("Rule 12b"), to file the Borrower's Form 10-Q subject to compliance with Rule 12b, but in no event more than 50 days in the aggregate), the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such quarterly period and the related consolidated statements of income, cash flow and retained earnings for such quarterly period and for the elapsed portion of the fiscal year ended with the last day of such quarterly period, and in each case setting forth comparative figures for the related periods in the prior fiscal year.

                           (b) Annual Financial Statements. Within 90 days after
the close of each fiscal year of the Borrower (or such longer period allowed pursuant to Rule 12b to file the Borrower's Form 10-K subject to compliance with Rule 12b, but in no event more than 105 days in the aggregate), the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year and the related consolidated statements of income, cash flow and retained earnings for such fiscal year, setting forth comparative figures for the preceding fiscal year and, with respect to such consolidated financial statements, certified without qualification by Deloitte & Touche LLP or other independent certified public accountants of recognized national standing acceptable to the Agent and the Required Banks, in each case together with a report of such accounting firm stating that in the course of its regular audit of the consolidated financial statements of the Borrower, which audit was conducted in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge of any Default or Event of Default, or if in the opinion of such accounting firm such a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof.

                                     lviii

                           (c) Monthly Financial Statements. Within 30 days
after the end of each monthly reporting period in each fiscal year of the Borrower (or 45 days with respect to the monthly reporting periods ending April 30, 1996 and May 31, 1996), the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such monthly reporting period and the related consolidated statements of income, cash flow and retained earnings for such monthly reporting period and for the elapsed portion of the fiscal year ended on the last day of such monthly reporting period, and in each case setting forth comparative figures for the related periods in the prior fiscal year and budget; provided that with respect to the Borrower's fiscal year ending December 31, 1996, the comparisons to budget shall only be required for those months which represent the end of a fiscal quarter of the Borrower.

                           (d) Management Letters. Promptly after the Borrower's
receipt thereof, a copy of any "management letter" or other material report received by the Borrower from its certified public accountants.

                           (e) Budgets and Reports. Prior to the first day of
each fiscal year of the Borrower, a budget and financial forecast of results of operations and sources and uses of cash (in form reasonably satisfactory to the Agent and the Required Banks) prepared by the Borrower on a monthly basis for such fiscal year, accompanied by a written statement of the assumptions used in connection therewith, together with a certificate of the chief financial officer of the Borrower to the effect that such budget and financial forecast and assumptions are reasonable and represent the Borrower's good faith estimate of its future financial requirements and performance. The Borrower shall forward to the Agent any material revisions to such budgets as and when prepared, together with an explanation as to the factors leading to such revisions. The financial statements required to be delivered pursuant to clauses (a), (b) and (c) above shall be accompanied by a comparison of the actual financial results set forth in such financial statements to those contained in the budget and forecasts delivered pursuant to this clause (e) together with an explanation of any material variations from the results anticipated in such budget and forecasts and an explanation describing any significant events which occurred during the period covered by such financial statements.

                           (f) Officer's Certificates. At the time of the
delivery of the financial statements under clauses (a), (b) and (c) above, a certificate of the chief financial officer of the Borrower which certifies (x) that such financial statements fairly present the financial condition and the results of operations of the Borrower and its Subsidiaries on the dates and for the periods indicated, subject, in the case of interim financial statements, to normally recurring year-end adjustments and (y) that such officer has reviewed the terms of the Loan Documents and has made, or caused to be made under his or her supervision, a review in reasonable detail of the business and condition of the Borrower and its Subsidiaries during the accounting period covered by such financial statements, and that as a result of such review such officer has concluded that no Default or Event of Default has occurred during the period commencing at the beginning of the accounting period covered by the financial statements accompanied by such certificate and ending on the date of such certificate or, if any Default or Event of Default has occurred, specifying the nature and extent thereof and, if continuing, the action the Borrower proposes to take in respect thereof. Such certificate shall set forth the calculations required to establish (i) whether the Borrower was in compliance with the provisions of Section 7.1 during and as at the end of the accounting period covered by the financial statements accompanied by such certificate, and (ii) in the case of the financial statements delivered pursuant to clause (b) above, the amount of Excess Cash Flow for the respective fiscal year.

                           (g) Notice of Default or Litigation. Promptly and in
any event within one Business Day after any Authorized Officer of any Loan Party obtains knowledge thereof, notice of (i) the occurrence of any Default or Event of Default, (ii) any material default or event of default under any Franchisor Agreement which could reasonably be expected to have a Material Adverse Effect, or under any Franchise Agreement, Lease or LH Leasing/FFCA Lease, (iii) except to the extent the Borrower has an obligation to Denny's, Inc. to maintain such information as confidential, any material adverse change in the operations, properties, assets, profits, business prospects or financial condition of Denny's, Inc. or any litigation or governmental proceeding pending or threatened against Denny's, Inc. which could reasonably be expected to have a Material Adverse Effect, (iv) any litigation or lix
governmental proceeding pending or threatened against any Loan Party which, if adversely determined, could reasonably be expected to result in a Material Adverse Effect, (v) any other event, act or condition which could reasonably be expected to result in a Material Adverse Effect, and (vi) any material adverse change in the operations, properties, assets, profits, business prospects or financial condition of a BEP Entity or any litigation or governmental proceeding pending or threatened against a BEP Entity which could reasonably be expected to have a Material Adverse Effect.

                           (h)  ERISA.

                                            (i) As soon as possible and in any
                  event within 10 days after the Borrower or any member of its ERISA Controlled Group knows, or has reason to know, that:

                                                     (A) any Termination Event
                  with respect to a Plan has occurred or will occur, or

                                                     (B) any condition exists
                  with respect to a Plan which presents a material risk of termination of the Plan or imposition of an excise tax or other liability on the Borrower or any member of its ERISA Controlled Group, or

                                                     (C) the Borrower or any
                  member of its ERISA Controlled Group has applied for a waiver of the minimum funding standard under Section 412 of the Code or Section 302 of ERISA, or

                                                     (D) the Borrower or any
                  member of its ERISA Controlled Group has engaged in a "prohibited transaction," as defined in Section 4975 of the Code or as described in Section 406 of ERISA, that is not exempt under Section 4975 of the Code and Section 408 of ERISA, or

                                                     (E) the aggregate present
                  value of the Unfunded Benefit Liabilities under all Plans has in any year increased by $50,000 or to an amount in excess of $100,000, or

                                                     (F) any condition exists
                  with respect to a Multiemployer Plan which presents a material risk of a partial or complete withdrawal (as described in Section 4203 or 4205 of ERISA) by the Borrower or any member of its ERISA Controlled Group from a Multiemployer Plan, or

                                                     (G) the Borrower or any
                  member of its ERISA Controlled Group is in "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan, or

                                                     (H) a Multiemployer Plan is
                  in "reorganization" (as defined in Section 418 of the Code or Section 4241 of ERISA) or is "insolvent" (as defined in
                  Section 4245 of ERISA), or

                                                     (I) the potential
                  withdrawal liability (as determined in accordance with Title IV of ERISA) of the Borrower and the members of its ERISA Controlled Group with respect to all Multiemployer Plans has in any year increased by $50,000 or to an amount in excess of $100,000, or lx

                                                     (J) there is an action
                  brought against the Borrower or any member of its ERISA Controlled Group under Section 502 of ERISA with respect to its failure to comply with Section 515 of ERISA,

a certificate of the president or chief financial officer of the Borrower setting forth the details of each of the events described in clauses (A) through
(J) above as applicable and the action which the Borrower or the applicable member of its ERISA Controlled Group proposes to take with respect thereto, together with a copy of any notice or filing from the PBGC or which may be required by the PBGC or other agency of the United States government with respect to each of the events described in clauses (A) through (J) above, as applicable.

                                (ii) As soon as possible and in any event within
two Business Days after the receipt by the Borrower or any member of its ERISA Controlled Group of a demand letter from the PBGC notifying the Borrower or such member of its ERISA Controlled Group of its final decision finding liability and the date by which such liability must be paid, a copy of such letter, together with a certificate of the president or chief financial officer of the Borrower setting forth the action which the Borrower or such member of its ERISA Controlled Group proposes to take with respect thereto.

                           (i) SEC Filings. Promptly upon transmission thereof,
copies of all regular and periodic financial information, proxy materials and other information and reports, if any, which any Loan Party shall file with the Securities and Exchange Commission or any governmental agencies substituted therefore or which any Loan Party shall send to its stockholders.

                           (j) Environmental. Promptly and in any event within
two Business Days after any Authorized Officer of any Loan Party obtains knowledge of the existence of any of the following conditions, a certificate of the chief executive officer or chief financial officer of the Borrower specifying in reasonable detail the nature of such condition and the applicable Loan Party's proposed response thereto: (i) the receipt by any Loan Party of any communication (written or oral), whether from a governmental authority, citizens group, employee or otherwise, that alleges that such Loan Party is not in compliance with applicable Environmental Laws, (ii) any Loan Party shall obtain actual knowledge that there exists any Environmental Claim pending or overtly threatened against such Loan Party or such Environmental Affiliate, or (iii) any material release, emission, discharge or disposal of any Material of Environmental Concern that could reasonably form the basis of any Environmental Claim against any Loan Party or any of their Environmental Affiliates.

                           (k) Documents under the Subordinated Debt Financing
Documents. Simultaneously with delivery to the holders of the Subordinated Notes, any report, financial statement, notice, certificate or other information required to be delivered to any holder of Subordinated Debt pursuant to any of the Subordinated Debt Financing Documents and copies of all notices of default delivered to the Borrower by any such holder, promptly upon receipt thereof by the Borrower.

                           (l) Leased Property and Franchise Agreements. After
the Amendment Closing Date, within 30 days after the Borrower or any of its Subsidiaries enters into (i) any Material Equipment Lease or real property lease, a description of the lease, the street address of the real property or where the equipment will be located, the current owner of the real property (and current record owner, if different) in the case of a real property lease, the name of the landlord or lessor, a copy of such lease and all consents required to be delivered pursuant to any Loan Document (ii) any Franchise Agreement, a copy of such Franchise Agreement, and (iii) any Franchisor Agreement, a copy of such Franchisor Agreement.

                           (m) Other Information. From time to time, such other
information or documents (financial or otherwise) as the Agent or any Bank may reasonably request.


                                      lxi

                  Section 6.2 Books, Records and Inspections. The Borrower shall, and shall cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all requirements of law shall be made of all dealings and transactions in relation to its business and activities. The Borrower shall, and shall cause each of its Subsidiaries to, permit officers and designated representatives of the Agent or any Bank to visit and inspect any of the properties of the Borrower or any of its Subsidiaries, and to examine the books of record and account of the Borrower or any of its Subsidiaries, and discuss the affairs, finances and accounts of the Borrower or any of its Subsidiaries with, and be advised as to the same by, its and their officers and independent accountants, all upon reasonable notice and at such reasonable times as such Bank may desire.

                  Section 6.3 Maintenance of Insurance. The Borrower shall, and shall cause each of its Subsidiaries to, (a) maintain with insurance companies with a Best rating of A7 or better insurance on itself and its properties in at least such amounts, with such deductibles and against at least such risks as are customarily insured against in the same general area by companies engaged in the same or a similar business, which insurance shall in any event not provide for materially less coverage than the insurance in effect on the Original Closing Date, (b) maintain the Agent and the Banks as named additional insureds and loss payees in respect of such insurance at least to the extent the Agent and the Banks are so named on the Original Closing Date, (c) furnish to the Agent from time to time, upon written request, the policies under which such insurance is issued, certificates of insurance and such other information relating to such insurance as the Agent may reasonably request and (d) furnish to the Agent certificates of insurance with respect to any new or replacement insurance policies.

                  Section 6.4 Taxes and Other Claims. (a) The Borrower shall pay or cause to be paid, and shall cause each of its Subsidiaries to pay or cause to be paid, when due, all taxes, charges and assessments and all other lawful claims required to be paid by the Borrower or such Subsidiaries, except those that are not yet delinquent or are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves have been established with respect thereto in accordance with GAAP.

                           (b) The Borrower shall not, and shall not permit any
of its Subsidiaries to, file or consent to the filing of any consolidated tax return with any Person (other than the Borrower and its Subsidiaries).

                  Section 6.5 Corporate Existence, Franchises, Permits, etc. The Borrower shall, and shall cause each of its Subsidiaries to, do or cause to be done, all things necessary to preserve and keep in full force and effect its existence and corporate franchises and its patents, trademarks, service marks, trade names, copyrights, franchises, licenses, permits, certificates, authorizations, qualifications, accreditations, easements, rights of way and other rights, consents and approvals except where the failure to so preserve any of the foregoing (other than existence) could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The Borrower shall, and shall cause each of its Subsidiaries to, maintain all Franchise Agreements and Franchisor Agreement to which Borrower or any of its Subsidiaries is a party in full force and effect, except to the extent such Franchise Agreement or Franchisor Agreement is terminated in connection with an Asset Disposition permitted pursuant to Section 7.5 hereof or in connection with the conversion of a Kettle's Restaurant to a Denny's Restaurant, and except to the extent such Franchisor Agreement is terminated by the BEP Entity party thereto if such termination is determined by the Borrower in the exercise of its reasonable business judgment to be in the best interests of the Borrower and its Subsidiaries.

                  Section 6.6 Compliance with Law. The Borrower shall, and shall cause each of its Subsidiaries to, comply with all applicable laws, rules, statutes, regulations, decrees, orders and judgments of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of their business and the ownership of their property, including, without limitation, all Environmental Laws except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.


                                      lxii

                  Section 6.7 Performance of Obligations. The Borrower shall, and shall cause each of its Subsidiaries to, (a) perform all of its obligations under the terms of each mortgage, indenture, security agreement, Franchise Agreement, Franchisor Agreement and any other agreement with Denny's, Inc., debt instrument, lease, undertaking and contract by which it or any of its properties is bound or to which it is a party except where the failure to perform such obligations individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect and (b) comply with the provisions of its charters and bylaws.

                  Section 6.8 Maintenance of Properties. The Borrower shall, and shall cause each of its Subsidiaries to, ensure that its properties used or useful in its respective business are kept in good repair, working order and condition, normal wear and tear excepted.

                  Section 6.9 Interest Rate Protection. The Borrower shall, no later than one hundred twenty days after the Original Closing Date, enter into interest rate protection agreements with the Agent subject to terms and conditions reasonably satisfactory to the Agent, which agreements shall have a notional principal amount at least equal to 50% of the scheduled maximum outstanding amount of the Term Loans on the Original Closing Date for the first 3 years after the Original Closing Date and pursuant to which the effective interest rate (inclusive of all fees and costs related to such agreements) payable by the Borrower with respect to such amount will be capped at a rate no greater than 11% per annum.

                  Section 6.10  Bank Accounts and Concentration Accounts.

                           (a) Each of the Borrower and the BEP Entities shall
cooperate fully with Agent in the establishment and operation of a cash management program and provide Agent with such information as it may from time to time reasonably require with respect to banking deposits and sweeps into the Concentration Account and the BEP Concentration Account of various local accounts maintained for restaurants of Borrower and each Subsidiary of Borrower (other than the Joint Venture Subsidiaries). Each of the Borrower and its Subsidiaries (other than the Joint Venture Subsidiaries and BEP and its Subsidiaries) shall use its best efforts to obtain a Depositary Account Agreement in form and substance reasonably satisfactory to the Agent from any bank or other financial institution with respect to any account opened by the Borrower, such Subsidiary (other than BEP and its Subsidiaries) at such bank or financial institution after the Original Closing Date.

                           (b) The Borrower and each of its Subsidiaries (other
than the Joint Venture Subsidiaries) shall concentrate all of their bank and depository accounts, including without limitation, all demand deposit, time deposit, concentration and zero balance accounts, in the Concentration Account or, in the case of the BEP Entities, in the BEP Concentration Account, with (a) First Interstate Bank of Arizona, N.A. or any successor thereto, on and after the Original Closing Date (subject to the following clause (b)), and (b) if requested by the Agent, a Bank within 180 days after the Original Closing Date; provided that the Borrower and its Subsidiaries (other than the Joint Venture Subsidiaries) may maintain deposit accounts with any local bank or financial institution subject to the other terms of this Section 6.10. The Agent and the Borrower shall enter into a Concentration Account Agreement and, within sixty
(60) calendar days following the Amendment Closing Date, a BEP Concentration Account Agreement, each in form and substance reasonably satisfactory to the Agent with First Interstate Bank of Arizona, N.A. or its successor, or such other Bank at which the Concentration Account shall be maintained with respect to the Concentration Account, the BEP Concentration Account, the Money Market Accounts and all other accounts maintained with such bank or financial institution. The Borrower shall not permit the collective balances in the Money Market Accounts, the Concentration Account and the BEP Concentration Account to exceed in the aggregate $1,000,000 plus an amount equal to the amount of all outstanding checks drawn on the Operating Account and not presented for payment as of such Business Day at any time.

                           (c) Each of Borrower and its Subsidiaries (other than
the Joint Venture Subsidiaries) will, at their expense, cause all cash, checks, drafts, bank charges, credit card receivables and other similar writings for the payment of money and all Net Loss Proceeds, Net Asset Sale Proceeds, Net Equity Proceeds,
                                     lxiii
dividends or distributions received by the Borrower or such Subsidiary each day, wherever located, to be deposited on the Business Day received to the Concentration Account (or, in the case of the BEP Entities, the BEP Concentration Account) or an account maintained by the Borrower or such Subsidiary at a local bank or other financial institution maintained pursuant to the terms of this Section 6.10. At least two times per week, the Borrower and each of its Subsidiaries shall cause all balances in each such local account to be transferred to the Concentration Account, or, in the case of the BEP Entities, to the BEP Concentration Account; provided that Borrower and its Subsidiaries may retain up to $500 in each such local account maintained by it with local banks to cover any minimum deposit requirements, fees and other bank charges in respect of such account and such additional amount as may be necessary from time to time to cover previously deposited returned checks the amount of which was previously sent to the Concentration Account or the BEP Concentration Account, as applicable, provided that no checks may be written on any such accounts. In addition, at least two times per week, BEP shall cause the balance in the BEP Concentration Account to be transferred to the Concentration Account. Borrower and its Subsidiaries shall use their respective best efforts to convert to cash all checks, drafts, bank charges and credit card receivables received by it as promptly as practicable after receipt thereof (and, in any event no later than (i) 7 Business Days after receipt in the case of checks and drafts and (ii) 10 Business Days after receipt in the case of bank charges and credit card receivables (40 days in the case of American Express card receivables or 28 days in the case of Denny's Inc. receivables). Borrower shall not, and shall not permit any Subsidiary (other than the Joint Venture Subsidiaries) to maintain any deposit or other bank accounts other than (i) accounts with local banks, subject to the restrictions provided in clause (a) of this Section 6.10 and the first two sentences of this clause (c), (ii) the Concentration Account, the BEP Concentration Account and the Money Market Accounts, and (iii) up to five disbursement accounts opened within 30 days after the Original Closing Date maintained with a bank or banks acceptable to the Agent, provided that the Borrower notifies the Agent within 30 days of the opening of or any change in any account maintained by the Borrower or such Subsidiary, including each such disbursement account and each account with a local bank, and further provided that no balance is maintained in such disbursement account and amounts are transferred to such disbursement account on any day only to the extent necessary to cover checks which were written on such disbursement account and have been presented for payment on or prior to such day and bank fees with respect to such accounts.

                  Section 6.11 Management Services Agreement. The Borrower shall, and shall cause each of its Subsidiaries to, take all actions necessary or reasonably requested by the Agent to allow any party to the Management Services Agreement to perform its obligations under, and to facilitate any such party's performance under, the Management Services Agreement.

                  Section 6.12 Change in Financing Methods. If the Borrower shall implement alternative financing methods from those financing methods used in the preparation of the financial statements referred to in Section 5.5, the Borrower shall enter into negotiations with the Agent in order to amend the financial covenants set forth in Section 7.1 so as to reflect such change in financing methods with the desired result that the criteria for evaluating the Borrower's financial condition shall be the same after such change as if such change had not been made.

                  Section 6.13 Omnibus Agreement. The Borrower shall deliver a duly executed Omnibus Agreement within fourteen calendar days following the Amendment Closing Date.

                  Section 6.14  Leasehold Mortgages and Landlord Consents.

                           (a) Leasehold Mortgages. The Borrower shall exercise
best efforts to deliver executed Leasehold Mortgages with respect to all leases of real property of those Restaurants operated by BEP. Within one hundred and twenty (120) calendar days following the Amendment Closing Date, the Borrower shall deliver executed Leasehold Mortgages with respect to leases of real property of those Restaurants operated by BEP which generate at least seventy percent (70%) of the aggregate cash flow generated by such Restaurants. All such Mortgages shall be in a form satisfactory to the Agent.


                                      lxiv

                           (b) Landlord Consents. The Borrower shall exercise
best efforts to deliver executed landlord consents with respect to all leases of personal property located on real property leased by the Borrower or a BEP Entity. Within one hundred and twenty (120) calendar days following the Amendment Closing Date, the Borrower shall deliver executed landlord consents with respect to leases of personal property located on real property leased by the Borrower or a BEP Entity which generate at least seventy percent (70%) of the aggregate cash flow generated by such Restaurants. All such landlord consents shall be in a form satisfactory to the Agent.

                  Section 6.15 Merger. On or before December 31, 1996, the Borrower shall effect a merger of BEP and BEP Texas with the Borrower, and the Borrower shall be the surviving entity; provided, however, that the foregoing shall not be required to the extent that the Borrower in the exercise of its reasonable business judgment determines that the completion of such a merger is not in the best interests of the Borrower and its Subsidiaries and the Agent waives such requirement in writing.

                  Section 6.16 HA Divestiture. The Borrower shall obtain the prior written consent of the Banks as to the form and substance of any documents executed by the Borrower in connection with the HA Divestiture and as to the form and substance of the HA Note.

                  Section 6.17 UCC Form. The Borrower shall deliver to the Agent acknowledgement copies (or other evidence of filing) for each UCC form required to be filed pursuant to Section 4.3(a)(ix) upon receipt of such filing copies from the appropriate filing offices, if any.

                  Section 6.18 Opinions of Counsel. The Borrower shall cause to be delivered to the Agent executed opinions of counsel described in Exhibit K hereof, each in form and substance satisfactory to the Agent, on or before 6:00 p.m., Chicago time, on July 3, 1996.

                  Section 6.19 Liquor Licenses. Within ninety (90) days following the Amendment Closing Date, the Borrower shall cause to be delivered to the Agent copies of all Liquor Licenses, except for those Liquor Licenses which, if not obtained, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                  Section 6.20 Drop-Down Notes. Within fourteen (14) days following the Amendment Closing Date, the Borrower shall cause to be delivered to the Agent and the Drop-Down Note Security Agreement, each executed by each BEP Entity, and the Subordination Agreement (Drop-Down Notes) executed by the Borrower.

                  Section 6.21 Trademarks. The Borrower shall, and shall cause its Subsidiaries to, execute and deliver all documents to the Agent and effect all filings from time to time requested by the Agent in connection with trademarks, tradenames and related intellectual property rights.

                  Section 6.22 Assignment. The Borrower shall, and shall cause its Subsidiaries to, execute and deliver to the Agent (i) an assignment of Franchisor Agreements in form and substance satisfactory to the Agent within thirty (30) days following the Amendment Closing Date and (ii) an assignment of equipment leases between the Borrower as lessee and LH Leasing as lessor in form and substance satisfactory to the Agent within ninety (90) days following the Amendment Closing Date.


SECTION 7.        NEGATIVE COVENANTS.

                  The Borrower covenants and agrees that on and after the Original Closing Date until the Total Commitment has terminated, and the Obligations are paid in full:


                                      lxv

                  Section 7.1  Financial Covenants.

                           (a) Leverage Ratio. The Borrower shall not permit the
ratio of Consolidated Total Debt to Consolidated Capitalization to exceed .9 at any time.

                           (b) Interest Coverage Ratio. The Borrower shall not
permit the ratio of Consolidated EBITDA to Consolidated Cash Interest Expense for any four consecutive fiscal quarters of the Borrower (taken as one accounting period) ended during any period set forth below provided that for the first three of such calculations made after the date of this Amended Credit Agreement, such calculations shall be done based upon the period commencing with April 1, 1996 and ending with the quarterly period then ended, to be less than the ratio set forth opposite such period:


                       1996       1997      1998      1999        2000     2001
                       ----       ----      ----      ----        ----     ----
First Quarter          n/a        2.50      3.00      3.70        4.50     5.00
Second Quarter         1.40       2.75      3.20      3.90        4.75     5.00
Third Quarter          2.20       2.90      3.40      4.10        5.00     5.00
Fourth Quarter         2.50       3.00      3.60      4.30        5.00     5.00

                           (c) Fixed Charge Coverage Ratio. The Borrower shall
not permit the ratio of Consolidated EBITDA to Fixed Charges for any four consecutive fiscal quarters of the Borrower (taken as one accounting period) ended during any period ending on a fiscal quarter, commencing with the third fiscal quarter of 1996, to be less than 1:1; provided, however, that for the first three of such calculations made after the date of this Agreement, such calculations shall be done based upon the period commencing with April 1, 1996 and ending with the quarterly period then ended.

                           (d) Consolidated Total Debt to EBITDA Ratio. The
Borrower shall not permit the ratio of Consolidated Total Debt to Consolidated EBITDA for any four consecutive fiscal quarters of the Borrower (taken as one accounting period) ended during any period set forth below provided that for the first three of such calculations made after the date of this Amended Credit Agreement, such calculations shall be done based upon the period commencing with April 1, 1996 and ending with the quarterly period then ended, to be greater than the ratio set forth opposite such period:

                       1996     1997      1998     1999     2000     2001
                       ----     ----      ----     ----     ----     ----
First Quarter          n/a      4.00      3.50     2.40     1.90     1.50
Second Quarter         29.00    3.75      3.25     2.25     1.75     1.50
Third Quarter          8.50     3.75      2.75     2.10     1.60     1.50
Fourth Quarter         5.00     3.75      2.50     2.00     1.50     1.50


                           (e) Consolidated Senior Debt to EBITDA Ratio. The
Borrower shall not permit the ratio of Consolidated Senior Debt to Consolidated EBITDA for any four consecutive fiscal quarters of the Borrower (taken as one accounting period) ended during any period set forth below provided that for the first three of such lxvi
calculations made after the date of this Amended Credit Agreement, such calculations shall be done based upon the period commencing with April 1, 1996 and ending with the quarterly period then ended, to be greater than the ratio set forth opposite such period:



                       1996      1997      1998      1999      2000      2001
                       ----      ----      ----      ----      ----      ----
First Quarter          n/a       3.25      3.25      2.25      1.40      1.00
Second Quarter         19.00     3.25      2.75      2.00      1.25      1.00
Third Quarter          5.60      3.25      2.50      1.75      1.10      1.00
Fourth Quarter         4.00      3.25      2.25      1.50      1.00      1.00


                           (f) Consolidated Bank Debt to EBITDA Ratio. The
Borrower shall not permit the ratio of Consolidated Bank Debt to Consolidated EBITDA for any four consecutive fiscal quarters of the Borrower (taken as one accounting period) ended during any period set forth below provided that for the first three of such calculations made after the date of this Amended Credit Agreement, such calculations shall be done based upon the period commencing with April 1, 1996 and ending with the quarterly period then ended, to be greater than the ratio set forth opposite such period:

                       1996      1997      1998      1999      2000      2001
                       ----      ----      ----      ----      ----      ----
First Quarter          n/a       2.25      2.25      1.15      0.75      0.75
Second Quarter         12.00     2.25      1.75      1.00      0.75      0.75
Third Quarter          3.50      2.25      1.50      0.85      0.75      0.75
Fourth Quarter         2.75      2.25      1.25      0.75      0.75      0.75

                           (g) Expansion Capital Expenditures. The Borrower
shall not make or incur (or commit to make or incur) and shall not permit any of its Subsidiaries (other than the Joint Venture Subsidiaries) to make or incur (or commit to make or incur) any Expansion Capital Expenditures, except Expansion Capital Expenditures of the Borrower and its Subsidiaries (other than the Joint Venture Subsidiaries and other than Phoenix) in any one fiscal year of the Borrower set forth below not in excess in the aggregate of the amount set forth below opposite such period:

         Period                                      Maximum Amount
         ------                                      --------------
April 1, 1996 through                                $10,000,000
   December 31, 1996

Each fiscal year of the                              $7,000,000
   Borrower thereafter

; provided, however that, the Borrower and such Subsidiaries may carry forward to Borrower's fiscal year 1997 the amount of Expansion Capital Expenditures permitted to be made or committed to during the fiscal year of the lxvii

Borrower ending December 31, 1996 which have not been used for the period ending December 31, 1996 in an amount not to exceed $3,000,000 in the aggregate.

                           (h) Maintenance Capital Expenditures. The Borrower
shall not make or incur (or commit to make or incur) and shall not permit its Subsidiaries (other than the Joint Venture Subsidiaries) to make or incur (or commit to make or incur) any Maintenance Capital Expenditures in an amount in excess of the aggregate amount obtained by multiplying the number of individual Restaurants of the Borrower and its Subsidiaries (other than the Joint Venture Subsidiaries) by $10,000 in any fiscal year of the Borrower in the aggregate for all Restaurants.

                           (i) Management Information System Capital
Expenditures. The Borrower shall not make or incur (or commit to make or incur) and shall not permit its Subsidiaries to make or incur (or commit to make or incur) any Management Information System Capital Expenditures in an amount in excess of $1,000,000 in the aggregate during the first twenty-four months following the Original Closing Date term of this Amended and Restated Credit Agreement.

                           (j) Minimum Net Worth. At all times during the term
of this Amended and Restated Credit Agreement, Borrower shall maintain a minimum net worth of $16,500,000.00, based on the book value of Borrower's shareholders' equity, as determined in accordance with GAAP.

                  Section 7.2 Indebtedness. The Borrower shall not, and shall not permit any of its Subsidiaries to, create, incur, assume, suffer to exist or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness or Redeemable Stock, other than:

                           (a) Indebtedness hereunder and under the other Loan
Documents;

                           (b) Indebtedness outstanding on the Original Closing
Date and set forth on Schedule 7.2 hereto less the amount of any repayment, prepayment or redemption of any such Indebtedness;

                           (c) Indebtedness incurred (i) under or with respect
to the Series B Subordinated Notes and the Series B Subordinated Note Indenture in an aggregate principal amount not to exceed $18,250,000 less the amount of any repayment, prepayment or redemption of any Series B Subordinated Note, (ii) under or with respect to the Subordinated Promissory Note in an aggregate principal amount not to exceed $15,000,000 (together with any accrued interest thereon) less the amount of any repayment, prepayment or redemption thereof, and
(iii) Indebtedness the proceeds of which are used to refinance the Indebtedness described in clause (ii) of this Section 7.2(c); provided that any such Indebtedness (A) is in an aggregate principal amount not greater than the principal amount of, and interest, fees and expenses accrued on, such Indebtedness in respect of the Subordinated Promissory Note at the time of such refinancing thereof, (B) is on terms (including maturity, amortization, interest rate, premiums, fees, covenants, events of default and remedies) not less favorable to the Borrower or more adverse to the Banks in each case as determined by the Required Banks in their sole discretion than the terms of such Indebtedness in respect of the Subordinated Promissory Note, and (C) is subordinated in a manner and pursuant to subordination terms satisfactory to the Required Banks as determined in their sole discretion;

                           (d) Indebtedness permitted under Section 7.6;

                           (e) Indebtedness of the Borrower of the type
described in clause (ix) of the definition of Indebtedness to the extent required under Section 6.9;

                           (f) Indebtedness with respect to Capitalized Leases
and other purchase money Indebtedness, in each case incurred to finance Capitalized Leases and Capital Expenditures, not in excess of $7,500,000 in lxviii
the aggregate per year; provided that any such Indebtedness shall not exceed 100% of the lesser of the purchase price or the fair market value of the asset so financed;

                           (g) Non-current accounts payable which such Person is
contesting in good faith and by appropriate proceedings diligently conducted, and with respect to which adequate reserves have been established, and are being mainta ned, in accordance with GAAP; and

                           (h) Indebtedness in respect of the deferred payment
of insurance premiums, provided, that the aggregate amount of such premiums which may be deferred in any fiscal year shall not exceed $2,000,000.

                  Section 7.3 Liens. The Borrower shall not, and shall not permit any of its Subsidiaries to, create, incur, assume or suffer to exist, directly or indirectly, any Lien on any of its property now owned or hereafter acquired, other than:

                           (a) Liens existing on the Amendment Closing Date and
set forth on Schedule 7.3 hereto;

                           (b) Liens for taxes not delinquent or which are being
contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves are being maintained in accordance with GAAP;

                           (c) Statutory Liens of landlords and Liens of
carriers, warehousemen, mechanics, materialmen and other Liens imposed by Law (other than any Lien imposed by ERISA or pursuant to any Environmental Law) created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate bonds have been posted;

                           (d) Liens (other than any Lien imposed by ERISA or
pursuant to any Environmental Law) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

                           (e) Easements, rights-of-way, zoning and similar
restrictions and other similar charges or encumbrances not interfering with the ordinary conduct of the business of the Borrower or any of its Subsidiaries and which do not detract materially from the value of the property to which they attach or impair materially the use thereof by the Borrower or any of its Subsidiaries or materially adversely affect the security interests of the Agent or the Banks therein;

                           (f) Liens granted to the Agent for the benefit of the
Banks pursuant to the Security Documents securing the Obligations;

                           (g) Liens created pursuant to Capitalized Leases and
to secure other purchase money Indebtedness permitted pursuant to Section 7.2(f), provided that such Liens are only in respect of the property or assets subject to or purchased with, and secure only, the respective Capitalized Lease Obligations or other purchase money Indebtedness;

                           (h) any Lien with respect to specific property
subject to any operating lease entered into by the Borrower or any of its Subsidiaries which lease is permitted pursuant to Section 7.13; and

                           (i) any Lien granted to FFCA on the date hereof to
secure the Borrower's obligations to FFCA under the FFCA Real Property Leases.


                                      lxix

                  Section 7.4  Restriction on Fundamental Changes.

                           (a) The Borrower shall not, and shall not permit any
of its Subsidiaries (other than the Joint Venture Subsidiaries) to, enter into any merger or consolidation, or liquidate, wind-up or dissolve (or suffer any liquidation or dissolution), discontinue its business or convey, lease, sell, transfer or otherwise dispose of, in one transaction or series of transactions, all or any substantial part of its business or property, whether now or hereafter acquired, except (i) as otherwise permitted under Section 7.5, and
(ii) any wholly-owned Subsidiary of the Borrower may merge into or convey, sell, lease or transfer all or substantially all of its assets to, the Borrower or any other wholly-owned Subsidiary of the Borrower provided that in any such merger involving the Borrower, the Borrower shall be the surviving corporation.

                           (b) The Borrower shall not, and shall not permit any
of its Subsidiaries (other than the Joint Venture Subsidiaries) to, (i) acquire by purchase or otherwise any property or assets of, or stock or other evidence of beneficial ownership of, any Person, except (A) in connection with the Acquisition, (B) Capital Expenditures to the extent otherwise permitted by
Section 7.1(g) and 7.1(h), (C) Permitted Acquisitions, (D) for Restaurant Acquisitions (other than pursuant to the BEP Acquisition), to the extent permitted by the terms of the Subordinated Debt Financing Documents in an aggregate amount not to exceed $1,000,000, (E) for Restaurant Acquisitions made with common stock of the Borrower to the extent the issuance of such common stock is permitted pursuant to Section 7.21(a)(iv), (F) purchases of inventory, materials and supplies in the ordinary course of Borrower's or such Subsidiary's business, and (G) in connection with the BEP Acquisition; (ii) create any Subsidiary (other than in connection with the BEP Acquisition), (iii) enter into any partnership or joint venture or (iv) have or hold less than 50% of the voting control in any Joint Venture Subsidiary.

                           (c) Borrower shall not and shall not permit any of
its Subsidiaries to, amend its certificate of incorporation or by-laws, partnership agreement or any joint venture or other similar corporate document in any manner adverse to the interests of the Banks.

                  Section 7.5 Sale of Assets. The Borrower shall not, and shall not permit any of its Subsidiaries (other than the Joint Venture Subsidiaries) to, convey, lease, sublease, sell, transfer or otherwise dispose of (or agree to do so at any future time) all or any part of its property or assets ("Asset Dispositions"), except:

                           (a) sales of inventory in the ordinary course of
business;

                           (b) sales of equipment which is uneconomic, obsolete
or no longer useful in its business provided that the aggregate net book value of all equipment so sold does not exceed $100,000 per fiscal year;

                           (c) Asset Dispositions which satisfy the following
conditions:

                                    (i) the market value of assets sold or
         otherwise disposed of in any single transaction or series of related transactions does not exceed $100,000 and the aggregate market value of assets sold or otherwise disposed of in any fiscal year does not exceed $250,000;

                                    (ii) the consideration received is at least
         equal to the fair market value of such assets and at least 80% of the consideration shall consist of cash;

                                    (iii) if the consideration received is not
         solely in cash, all non-cash consideration is pledged to the Agent pursuant to documents satisfactory to the Agent so that the Agent has received a first priority perfected security interest in such non-cash consideration to secure the Obligations;


                                      lxx

                                    (iv) the Net Sale Proceeds of such Asset
         Disposition are applied as required by Section 2.13(a);

                                    (v) after giving effect to the sale or other
         disposition of the assets included within the Asset Disposition and the repayment of Indebtedness with the proceeds thereof, Borrower is in compliance on a pro forma basis with the covenants set forth in Section 7.1, recomputed for the most recently ended month for which information is available and no Event of Default shall have occurred and be continuing;

                                    (vi) no Default or Event of Default shall
         result from such sale or other disposition;

                           (d) Asset Dispositions permitted pursuant to Section
7.4(a)(ii);

                           (e) Asset Dispositions which constitute Restaurant
Closings; provided that each of the conditions specified in Section 7.5(c)(ii) through (vi) above must be satisfied with respect to any such Restaurant Closing;

                           (f) Asset Dispositions effected in connection with
the BEP Sale and Lease Transactions; and

                           (g) Asset Dispositions effected in connection with
the HA Divestiture.

                  Section 7.6 Contingent Obligations. The Borrower shall not, and shall not permit any of its Subsidiaries to, create or become or be liable with respect to any Contingent Obligation, except:

                           (a) pursuant to the Guaranty or the Security
Documents; and

                           (b) Contingent Obligations which are in existence on
the Amendment Closing Date and which are set forth on Schedule 7.6.

                  Section 7.7 Restricted Payments. The Borrower shall not, and shall not permit any of its Subsidiaries (other than the Joint Venture Subsidiaries) to, directly or indirectly (i) declare or pay any dividends or other distributions (other than dividends payable solely in common stock), or return any capital to, its stockholders or owners or authorize or make any other distribution, payment or delivery of property or cash to its stockholders or owners as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, any shares of any class of its capital stock or other equity interest now or hereafter outstanding (or any options or warrants issued with respect to its capital stock), or (ii) make any payment or prepayment of principal of, premium, if any, or interest on, redemption, conversion, exchange, purchase, retirement, defeasance, sinking fund or similar payment with respect to, any Subordinated Debt or set aside any funds for any of the foregoing purposes (all the foregoing "Restricted Payments"), except that:

                           (a) dividends and distributions may be made to the
Borrower or any of its Subsidiaries by any of its wholly-owned Subsidiaries;

                           (b) so long as no Default or Event of Default exists
or shall result from the following, the Borrower may make the scheduled periodic payments of interest under the Series B Subordinated Notes (as in effect on the Amendment Closing Date) in accordance with the terms thereof, but subject to the subordination provisions contained in the Series B Subordinated Note Indenture and to the provisions contained in the Senior Subordinated Intercreditor Agreement;


                                      lxxi

                           (c) subject to the subordination provisions of the
Senior Intercreditor Agreement, the Borrower may make the scheduled periodic payments of interest under the Subordinated Promissory Note (as is in effect on the Amendment Closing Date or as amended in accordance with the terms hereof) as follows:

                                    (i) in the event that after December 31,
         1996 and prior to July 1, 1997, the Borrower has requested an advance under the Delayed Draw Term Loan and each of the conditions required to be satisfied pursuant to Section 2.3 has then been satisfied and the Agent shall fail to approve the Borrower's use of the proceeds of the Delayed Draw Term Loans to refinance the Subordinated Promissory Note pursuant to Section 2.3 (a)(iii), Borrower shall be permitted to pay in cash (if otherwise permitted pursuant to the terms and conditions of this Agreement) all interest accrued on the Subordinated Promissory Note up to and including June 30, 1997, and such interest rate may be calculated at a rate that reflects an increase in the interest rate on the Subordinated Promissory Note to fourteen percent (14%) per annum, commencing on January 1, 1997, and continuing thereafter for the remaining term of the Subordinated Promissory Note; and

                                    (ii) in any event, the Borrower may,
         commencing on April 1, 1997, make scheduled periodic payments of interest in cash (if otherwise permitted pursuant to the terms and conditions of this Agreement) under the Subordinated Promissory Note; provided, however, that, except as provided in Section (i) hereof, interest accrued and unpaid prior to April 1, 1997 shall be paid only at such time as the Subordinated Promissory Note is paid in full and cancelled; and

                           (d) so long as no Default or Event of Default then
exists or shall result from the following: (i) subject to the subordination provisions contained in the Senior Intercreditor Agreement, the Borrower may prepay the Subordinated Promissory Note (1) with the proceeds of Indebtedness permitted to be incurred pursuant to Section 7.2(c)(iii) only to the extent such Indebtedness is permitted to be incurred pursuant to Section 7.2(c)(iii), (2) with proceeds of the Delayed Draw Term Loans subject to the conditions set forth in Section 2.3, (3) with Net Equity Proceeds to the extent that such Net Equity Proceeds are not required to be applied to a prepayment of the Loans pursuant to
Section 2.13(b), (4) with Net Sale Proceeds if the Banks waive the mandatory prepayment requirements under Section 2.13(a) hereof and (5) with the proceeds of the disposition of the Michigan Avenue Location, and (ii) so long as the Subordinated Promissory Note has been paid in full and cancelled, the Borrower may redeem the Series B Subordinated Notes in accordance with the Series B Subordinated Note Indenture and subject to the subordination provisions contained in the Series B Subordinated Note Indenture (1) with proceeds of the Delayed Draw Term Loans subject to the conditions set forth in Section 2.3, and
(2) with Net Equity Proceeds to the extent that such Net Equity Proceeds are not required to be applied to a prepayment of the Loans pursuant to Section 2.13(b); and

                           (e) the Borrower may issue Subordinated Debt Warrants
in connection with the BEP Acquisition, so long as such Subordinated Debt Warrants do not grant in the aggregate an interest in the capital stock of the Borrower in excess of 8.5% of the total capital stock of the Borrower (as initially calculated under the terms of the Unigate Warrant as in effect on the date hereof).

                  Section 7.8 Advances, Investments and Loans. The Borrower shall not, and shall not permit any of its Subsidiaries to, lend money or credit or make advances to any Person, or directly or indirectly purchase, acquire or own any stock, obligations or securities of, or any partnership interest (whether general or limited) or beneficial interest in, or any other debt or equity interest in or any other interest in, or make any capital contribution to or other investment in, any Person, or permit to exist or remain outstanding any of the foregoing, except that the following shall be permitted:


                                     lxxii

                           (a) accounts receivable owned by the Borrower and its
Subsidiaries, if created in the ordinary course of the business of the Borrower and its Subsidiaries and payable or dischargeable in accordance with customary trade terms;

                           (b) loans and advances to the Borrower by any of its
Subsidiaries;

                           (c) loans, advances and investments existing on the
Original Closing Date and identified on Schedule 7.8 hereof in an amount not greater than the amount thereof on the Original Closing Date;

                           (d) loans and advances made after the Original
Closing Date by the Borrower to Phoenix not to exceed $100,000 in the aggregate at any one time outstanding;

                           (e) loans and advances by the Borrower and its
Subsidiaries to their employees in the ordinary course of its business not exceeding $500,000 in the aggregate at any time outstanding prior to the first anniversary after the Original Closing Date or $350,000 in the aggregate at any time outstanding from or after the first anniversary of the Original Closing Date;

                           (f) Restaurant Acquisitions permitted pursuant to
Sections 7.4(b)(i)(D) and 7.4(b)(i)(E) and Permitted Acquisitions;

                           (g) the Borrower and its Subsidiaries may acquire and
hold Cash Equivalents and may maintain the bank accounts permitted pursuant to
Section 6.10 hereof;

                           (h) the BEP Acquisition;

                           (i) moneys owed the Borrower under the HA Note; and

                           (j) intercompany debt incurred pursuant to the terms
of the Drop-Down Documents.

                  Section 7.9 Transactions with Affiliates. The Borrower shall not, and shall not permit any of its Subsidiaries to, (i) enter into any transaction or series of related transactions (including any investments, loans or advances by or to any Affiliate), whether or not in the ordinary course of business, with any Affiliate, other than on terms and conditions substantially as favorable to the Borrower or such Subsidiary as would be obtainable at the time in a comparable arm's-length transaction with a Person other than an Affiliate and the terms of which in good faith are fair and reasonable to the Borrower or such Subsidiary or pursuant to the terms of the Drop-Down Documents,
(ii) enter into any Lease with any Affiliate (excluding, however, the BEP Sale and Lease Transactions), or (iii) enter into any transaction or series of related transactions with LH Leasing (excluding, however, the BEP Sale and Lease Transactions). Notwithstanding the foregoing, Restricted Payments which are expressly permitted pursuant to Section 7.7 hereof shall not be deemed to be transactions with Affiliates and shall not be prohibited by this Section 7.9.

                  Section 7.10 Limitation on Modifications of Certain Documents. The Borrower shall not, and shall not permit any of its Subsidiaries to amend, modify or waive, or permit the amendment, modification or waiver of, (i) any material provision of any Acquisition Document (other than any Subordinated Debt Financing Document) in any manner which, in the reasonable opinion of the Required Banks, would adversely effect the interests of the Agent and the Banks,
(ii) any term or condition of any LH Leasing/FFCA Lease, the effect of which would be (A) to increase the total amount of any or all lease payments, the amount of fees payable thereunder, if any, the lease rate factor, the purchase price of any equipment that is the subject thereof, or the term of the lease or
(B) to cause a Material Adverse Effect, or (iii) any provision of any Subordinated Debt Financing Document other than amendments, modifications or waivers which (w) decrease the rate of interest payable on the Subordinated Promissory Note or the Series B Subordinated Notes, (x) provide for the extension of the maturity lxxiii
date with respect to any principal or interest payment to be made under any of the Subordinated Notes, (y) provide more flexibility to the Borrower in connection with any covenants or (z) waive any defaults existing in connection with any Subordinated Debt; provided that in no event shall the Borrower consent to any amendments, waivers or modifications of the Series B Subordinated Note Indenture or Article II of the Senior Intercreditor Agreement or any mandatory redemption provision or other payment term (except as provided in clause (x) above) contained in any Subordinated Debt Financing Document; provided further, however, that Borrower may amend or modify such Subordinated Debt Financing Documents in connection with effecting the BEP Acquisition to the extent not inconsistent with the foregoing.

                  Section 7.11 Changes in Business. The Borrower shall not, and shall not permit any of its Subsidiaries to, engage in any business other than the business of owning, leasing, operating, developing, re-imaging and acquiring restaurants and restaurant franchises provided that at least forty-five percent (45%) of such restaurants are and shall be Denny's restaurants and at least twenty-five percent (25%) of such restaurants are and shall be BEP Restaurants.

                  Section 7.12 Certain Restrictions. The Borrower shall not, and shall not permit any of its Subsidiaries or any Person controlling the Borrower to, enter into any agreement (other than the Transaction Documents as in effect on the Original Closing Date, the BEP Acquisition Documents and the documents required pursuant to the BEP Sale and Lease Transaction) which restricts the ability of the Borrower or any of its Subsidiaries to (a) enter into amendments, modifications or waivers of the Loan Documents, (b) sell, transfer or otherwise dispose of its assets, (c) create, incur, assume or suffer to exist any Lien upon any of its property, (d) create, incur, assume, suffer to exist or otherwise become liable with respect to any Indebtedness, or (e) make any Restricted Payment to the Borrower or any of its Subsidiaries, provided that Capital Leases or agreements governing purchase money Indebtedness which contain restrictions of the types referred to in clauses (b) or (c) with respect to the property covered thereby shall be permitted.

                  Section 7.13 Lease Payments. The Borrower shall not, and shall not permit any of its Subsidiaries to, incur, assume or suffer to exist, any obligation for payments under operating leases whether for real or personal or mixed property (including, without limitation, rental payments and payments of taxes thereunder), except that (i) the Borrower and its Subsidiaries may incur rental payment obligations pursuant to the LH Leasing/FFCA Leases and (ii) the Borrower and its Subsidiaries may incur rental payment obligations (other than the rental obligations referred to in clause (i) of this section) not to exceed in the aggregate an amount equal to 10% of Consolidated Net Revenue in any fiscal year; provided that any unused portion in any fiscal year may not be carried over to any succeeding fiscal year.

                  Section 7.14 Sale and Leasebacks. The Borrower shall not, and shall not permit any of its Subsidiaries to, become liable, directly or indirectly, with respect to any lease, whether an operating lease or a Capital Lease, of any property (whether real or personal or mixed) whether now owned or hereafter acquired, (i) which the Borrower or such Subsidiary has sold or transferred or is to sell or transfer to any other Person, or (ii) which the Borrower or such Subsidiary intends to use for substantially the same purposes as any other property which has been or is to be sold or transferred by the Borrower or such Subsidiary to any other Person in connection with such lease except that the Borrower and its Subsidiaries may enter into such transactions described in the foregoing clauses (i) and (ii) so long as the Borrower or such Subsidiary sells or transfers such property substantially contemporaneously with the acquisition of such property.

                  Section 7.15 Plans. The Borrower shall not, nor shall it permit any member of its ERISA Controlled Group to, take any action which would increase the aggregate present value of the Unfunded Benefit Liabilities under all Plans to an amount in excess of $100,000.

                  Section 7.16 Fiscal Year; Fiscal Quarter. The Borrower shall not, and shall not permit any of its Subsidiaries to, change its fiscal year or any of its fiscal quarters other than to a calendar year.


                                     lxxiv

                  Section 7.17 Restaurant Closing Costs. The Borrower shall not, and shall not permit any of its Subsidiaries (other than the Joint Venture Subsidiaries) to incur Restaurant Closing Costs in excess of $3,500,000 in the aggregate.

                  Section 7.18 No Additional Bank Accounts. Except as provided in Section 6.10, the Borrower shall not and shall not permit any of its Subsidiaries (other than the Joint Venture Subsidiaries) to open, maintain or otherwise have any bank accounts.

                  Section 7.19 Real Property. Except as provided in Schedule
7.19 or in connection with the BEP Acquisition, the Borrower shall not, and shall not permit any of its Subsidiaries to, acquire, by purchase or otherwise, any fee interest in real property except pursuant to sale and lease transactions permitted pursuant to Section 7.14.

                  Section 7.20 New Store Limitations. The Borrower shall not open, build and/or develop more than fifteen (15) new Denny's or BEP Restaurants (in the aggregate) in any fiscal year of the Borrower. The Borrower shall not permit any of its Subsidiaries (other than the Joint Venture Subsidiaries only with respect to Denny's restaurants and the BEP Entities) to open, build and/or develop any new restaurants.

                  Section 7.21  Issuance of Equity Securities.

                           (a) The Borrower shall not, and shall not permit any
of its Subsidiaries (other than the Joint Venture Subsidiaries) to, issue, sell, give away, transfer or assign any Equity Interests, except:

                                    (i) the issuance of common stock or warrants
         to acquire common stock to (A) the holders of Warrants upon exercise thereof in accordance with the terms thereof as in effect on the Original Closing Date, and (B) holders of the Unit Purchase Options upon exercise thereof in accordance with the terms thereof as in effect on the Original Closing Date;

                                    (ii) the issuance of employee stock options
         to employees or directors of the Borrower or any of its Subsidiaries pursuant to an employee stock option plan approved by the Board of Directors of the Borrower, and the issuance of shares of common stock of the Borrower upon exercise of such options in accordance with the terms thereof;

                                    (iii) the issuance and sale by the Borrower
         of Capital Stock of the Borrower (other than Redeemable Stock) in one or more underwritten public offerings or private placements; provided that (A) prior to and after giving effect to such issuance of Capital Stock, no Event of Default shall be continuing, (B) the consideration received by the Borrower from such issuance of Capital Stock consists solely of cash, and (C) all of the Net Equity Proceeds of such issuance of Capital Stock are used by the Borrower as set forth in Section 2.13(b); and

                                    (iv) the issuance of common stock of the
         Borrower to make Restaurant Acquisitions; provided that the aggregate value of all common stock of the Borrower issued from and after the Original Closing Date to make such Restaurant Acquisitions shall not exceed $10,000,000. For purposes of this clause (iv), the value of common stock of the Borrower issued in connection with any Restaurant Acquisition shall be the average trading price for common stock of the Borrower on a national securities exchange as of the close of trading for the ten (10) trading days immediately preceding the date of such Restaurant Acquisition;

                                    (v) any pledge of Capital Stock to secure
         obligations under the Loan Documents; and


                                      lxxv

                                    (vi) the issuance of warrants in connection
         with the BEP Acquisition in accordance with Section 7.7(e).

                  Section 7.22 New Franchise Agreements. The Borrower will not, and will not permit any of its Subsidiaries (other than the Joint Venture Subsidiaries) to, enter into any Franchise Agreement after the Original Closing Date unless such Franchise Agreement contains a right of the franchisor party thereto to terminate such Franchise Agreement on the same terms as those contained in that certain Omnibus Amendment Agreement dated as of February 29, 1996 among Denny's, Inc., the Borrowers and each of its Subsidiaries.

                  Section 7.23 Subsidiaries Other Than BEP Entities. The Borrower will not and will not permit any of its Subsidiaries to engage in the following with respect to any Subsidiary of BEP that is not a BEP Entity:

                           (a) Make any loan, investment, capital contribution,
or other similar disbursement of any kind, whether in cash or otherwise, to any such Subsidiary;

                           (b) Engage in any transaction of any kind with any
such Subsidiary, as more fully described in Section 7.9 hereof;

                           (c) Permit any such Subsidiary to engage in any
business or activity, or hold or acquire any cash, assets, or other property other than the business, activity, cash, assets, or other property described in
Schedule 7.23 hereof with regard to such Subsidiary.

                           (d) Sell, assign, transfer, or otherwise dispose of
any assets in any manner other than as the result of an activity permitted pursuant to Section 7.4(a) hereof.

SECTION 8.        EVENTS OF DEFAULT.

                  Section 8.1 Events of Default. Each of the following events, acts, occurrences or conditions shall constitute an Event of Default under this Amended Credit Agreement, regardless of whether such event, act, occurrence or condition is voluntary or involuntary or results from the operation of law or pursuant to or as a result of compliance by any Person with any judgment, decree, order, rule or regulation of any court or administrative or governmental body:

                           (a) Failure to Make Payments. The Borrower shall (i)
default in the payment when due of any principal of the Loans or (ii) default, and such default shall continue unremedied for five (5) or more Business Days, in the payment when due of any interest on the Loans or in the payment when due of any Fees or any other amounts owing hereunder.

                           (b) Breach of Representation or Warranty. Any
representation or warranty made by any Loan Party herein or in any other Loan Document or in any certificate or statement delivered pursuant hereto or thereto shall prove to be false or misleading in any material respect on the date as of which made or deemed made.

                           (c) Breach of Covenants.

                                    (i) The Borrower shall fail to perform or
         observe any agreement, covenant or obligation arising under Sections 6.1(g)(i) or 7.

                                    (ii) The Borrower shall fail to perform or
         observe any agreement, covenant or obligation arising under this Amended Credit Agreement or any other Loan Document (except those described in subsections (a), (b) and (c)(i) above), and such failure shall continue for thirty (30) days.


                                     lxxvi

                           (d) Default Under Other Agreements. The Borrower or
any of its Subsidiaries (i) shall default in the payment when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) of any Indebtedness of the Borrower or any of its Subsidiaries (other than the Obligations) in excess of $1,000,000 in the aggregate, or (ii) shall default in the performance or observance of any obligation or condition with respect to any such Indebtedness, or any other event shall occur or condition exist, if the effect of such default, event or condition is to accelerate the maturity of any such Indebtedness, or to permit (without regard to any required notice or lapse of time under any agreement with respect to any such Indebtedness) the holder or holders thereof, or any trustee or agent for such holders, to accelerate the maturity of any such Indebtedness, or any such Indebtedness shall become or be declared to be due and payable, or shall be required to be prepaid, redeemed, purchased or defeased, or an offer to prepay, redeem, purchase or defease such Indebtedness or leasehold interest shall be required to be made.

                           (e) Bankruptcy, etc. (i) Any Loan Party shall
commence a voluntary case concerning itself under the Bankruptcy Code; or (ii) an involuntary case is commenced against any Loan Party and the petition is not controverted within 10 days, or is not dismissed within 30 days, after commencement of the case; or (iii) a custodian (as defined in the Bankruptcy
Code) is appointed for, or takes charge of, all or substantially all of the property of any Loan Party or any Loan Party commences any other proceedings under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to any Loan Party or there is commenced against any Loan Party any such proceeding which remains undismissed for a period of 30 days; or (iv) any order of relief or other order approving any such case or proceeding is entered; or (v) any Loan Party is adjudicated insolvent or bankrupt; or (vi) any Loan Party suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 30 days; or (vii) any Loan Party makes a general assignment for the benefit of creditors; or (viii) any Loan Party shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or (ix) any Loan Party shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; or (x) any Loan Party shall by any act or failure to act consent to, approve of or acquiesce in any of the foregoing; or (xi) any corporate action is taken by any Loan Party for the purpose of effecting any of the foregoing.

                           (f) ERISA. (i) Any Termination Event shall occur, or
(ii) any Plan shall incur an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived or (iii) the Borrower or a member of its ERISA Controlled Group shall have engaged in a transaction which is prohibited under Section 4975 of the Code or Section 406 of ERISA which could result in the imposition of liability in excess of $100,000 on the Borrower or any member of its ERISA Controlled Group, or (iv) the Borrower or any member of its ERISA Controlled Group shall fail to pay when due an amount which it shall have become liable to pay to the PBGC, any Plan or a trust established under Title IV of ERISA, or (v) a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that an ERISA Plan must be terminated or have a trustee appointed to administer any ERISA Plan, or (vi) the Borrower or a member of its ERISA Controlled Group suffers a partial or complete withdrawal from a Multiemployer Plan or is in "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan, or (vii) a proceeding shall be instituted against the Borrower or any member of its ERISA Controlled Group to enforce Section 515 of ERISA, or (viii) except with respect to required contributions, any other event or condition shall occur or exist with respect to any Plan which could subject the Borrower or any member of its ERISA Controlled Group to any tax, penalty or other liability in excess of $100,000.

                           (g) Security Documents. At any time for any reason
other than the sole action or inaction of the Agent or any of the Banks, any of the Security Documents shall for any reason cease to be in full force and effect, or shall cease to give the Agent the Liens, rights, powers and privileges purported to be created thereby including, without limitation, a perfected first priority security interest in, and, except as otherwise expressly permitted by the Loan Documents, Lien on, any material part of the Collateral in accordance with the terms thereof.
                                     lxxvii

                           (h) Guaranty. The Guaranty shall cease to be in full
force and effect, or the Guarantor or any Person acting by or on behalf of the Guarantor shall deny or disaffirm all or any portion of the Guarantor's obligations under such Guaranty.

                           (i) Change of Control. (a) An event or series of
events occurs by which any Person or group (as defined under Rule 13d-3 under the Exchange Act) (other than any Permitted Holder) is or becomes the beneficial owner (as defined under Rule 13d-3 under the Exchange Act) directly or indirectly of (i) more than 50% of the combined voting power of the then outstanding securities of the Borrower (on a fully-diluted basis as if all convertible securities and other rights had been converted or exercised) ordinarily having the right to vote in the election of directors, or (ii) more than 20% of the combined voting power of the then outstanding securities of the Borrower (on a fully-diluted basis as if all convertible securities and other rights had been converted or exercised) ordinarily having the right to vote in the election of directors, if such Person or group has the ability to elect, directly or indirectly, a majority of the members of the Board of Directors of the Borrower, (b) an event or series of events occurs by which Jack Lloyd shall cease to own and control, with the power to vote, in the aggregate at least 90% of the combined voting power of the then outstanding securities of the Borrower owned by Jack Lloyd immediately following the closing of the Merger (on a fully-diluted basis as if all convertible securities and other rights had been converted or exercised) ordinarily having the right to vote in the election of directors, (c) the employment of Jack Lloyd as President and Chief Executive Officer of the Borrower is terminated for any reason, (d) a majority of the Board of Directors of the Borrower over a two-year period from the directors who constituted the Board of Directors at the beginning of such period are replaced, which replacement shall not have been approved (i) by the Board of Directors as so constituted at the beginning of such period or (ii) by directors whose nomination for election by the shareholders of the Borrower was approved by such Board of Directors or (iii) by directors elected by such Board of Directors or
(iv) by directors approved in the same manner as (i), (ii) or (iii) above that were nominated or elected by directors approved as set forth in (i), (ii) or
(iii) above, or (e) Jack Lloyd and Bill Howard shall cease to own 100% of the combined voting power of the then-outstanding securities of LH Leasing.

                           (j) Management Group Stock Ownership. Any of Jack
Lloyd, Jeffrey Miller or William Howard shall cease to own or control any of the shares of capital stock of the Borrower owned by such member on the Original Closing Date during the period commencing on the Original Closing Date and ending one year thereafter.

                           (k) Judgments. One or more judgments or decrees in an
aggregate amount of $1,000,000 or more shall be entered by a court or courts of competent jurisdiction against any of the Borrower or any of its Subsidiaries (other than any judgment as to which, and only to the extent that, a reputable insurance company has acknowledged coverage of such claim in writing) and any such judgments or decrees shall not be stayed, discharged, paid, bonded or vacated within 30 days after entry thereof or, in any event, shall remain unstayed, undischarged, unpaid, unbonded or unvacated later than 15 days prior to the date of any proposed sale or shall not have been discharged within 30 days after the expiration of such stay.

                           (l) Environmental Matters. (i) Any Environmental
Claim shall have been asserted against any Loan Party or any Environmental Affiliate thereof which could reasonably be expected to have a Material Adverse Effect, (ii) any release, emission, discharge or disposal of any Material of Environmental Concern shall have occurred in violation of law, and such event could form the basis of an Environmental Claim against any Loan Party or any Environmental Affiliate thereof which could reasonably be expected to have a Material Adverse Effect, or (iii) any Loan Party or its Environmental Affiliate shall have failed to obtain any Environmental Approval Necessary for the management, use, control, ownership, or operation of its business, property or assets or any such Environmental Approval shall be revoked, terminated, or otherwise cease to be in full force and effect, in each case, if the existence of such condition could reasonably be expected to have a Material Adverse Effect.


                                    lxxviii

                           (m) Material Adverse Change. Any event, act or
condition shall occur which has had or could reasonably be expected to have, in each case in the judgment of the Required Banks, a Material Adverse Effect.

                           (n) Franchise and Lease Agreements. (i) Any default
by the Borrower or any Subsidiary of the Borrower (other than the Joint Venture Subsidiaries) in the payment, performance or observance of any condition or obligation shall occur under or any event of default in respect of the Borrower's or such Subsidiary's action or inaction shall occur under (A) any LH Leasing/FFCA Lease which default is not cured within the time period provided in such lease, (B) under any Lease (excluding FFCA Leases) by the lessor of such property if any such defaults or events of default individually or in the aggregate could reasonably be expected to have a Material Adverse Effect, (C) any Franchise Agreement or Franchisor Agreement if any such defaults or events of default, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; (ii) any Franchise Agreement or Franchisor Agreement shall terminate or be terminated prior to its respective stated expiration date (except to the extent a Franchise Agreement or Franchisor Agreement is terminated in connection with an Asset Disposition permitted pursuant to Section 7.5 hereof) , or any event, act or condition shall occur that would permit such termination if any such termination or terminations or events, acts or conditions, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; (iii) any LH Leasing/FFCA Lease shall terminate or be terminated prior to its respective stated expiration date; or (iv) any term of any Franchise Agreement or Franchisor Agreement shall be amended or modified in any respect which, or shall be renewed on terms which, are not substantially as favorable to the Borrower and its Subsidiaries as those terms that exist on the Original Closing Date (or, in the case of BEP and its Subsidiaries, on the Amendment Closing Date) if any such amendments, modifications or renewals individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

                           (o) Management Services Agreement. If (i) the
Management Services Agreement shall cease to be in full force and effect or any party thereto (other than the Agent) shall deny or disaffirm all or any portion of its obligations thereunder or the Management Services Agreement shall be terminated prior to its expiration date and (ii) the Management Services Agreement is not replaced with substitute contractual arrangements or other accommodations acceptable to the Agent and the Banks which provides the Banks with substantially equivalent protection as the Management Services Agreement.

                           (p) Changes in LH Leasing. There shall be any
amendment, modification, or waiver of any provision of Articles 2, 7, or 14 of the LH Leasing Articles of Incorporation or Sections 3.02. 3.11 or 5.07 of the LH Leasing By-laws without the prior written consent of the Agent in a manner adverse to the interests of the Banks, or LH Leasing shall cease to have a minimum of one independent director.

                  Section 8.2 Rights and Remedies. Upon the occurrence of any Event of Default described in Section 8.1(e), the Commitments shall automatically and immediately terminate and the unpaid principal amount of and any and all accrued interest on the Loans and any and all accrued Fees and other Obligations shall automatically become immediately due and payable, with all additional interest from time to time accrued thereon and without presentation, demand, or protest or other requirements of any kind (including, without limitation, valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate and notice of acceleration), all of which are hereby expressly waived by Borrower, and the obligation of each Bank to make any Loan hereunder shall thereupon terminate; and upon the occurrence and during the continuance of any other Event of Default, the Agent shall at the request, or may with the consent, of the Required Banks, by written notice to Borrower, (i) declare that the Commitments are terminated, whereupon the Commitments and the obligation of each Bank to make any Loan hereunder shall immediately terminate, and (ii) require the Borrower to deposit with the Agent Cash Collateral in an amount equal to the maximum aggregate amount that is, or at any time thereafter may become, available for drawing under any outstanding Letters of Credit (whether or not any beneficiary shall have presented, or shall be entitled at such time to present, the drafts or other documents required to draw under such Letters of Credit), and declare the unpaid principal amount of and any and all accrued and unpaid interest on the Loans and lxxix
any and all accrued Fees and other Obligations to be, and the same shall thereupon be, immediately due and payable with all additional interest from time to time accrued thereon and without presentation, demand, or protest or other requirements of any kind (including, without limitation, valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate and notice of acceleration), all of which are hereby expressly waived by Borrower; provided that events described in Section 8.1(o) shall constitute an Event of Default under this Amended Credit Agreement only after the Borrower and the Agent have used best efforts for a reasonable period of time to find substitute contractual arrangements or other accommodations acceptable to the Agent and the Banks described therein.

SECTION 9.        THE AGENT.

                  Section 9.1 Appointment. Each Bank hereby irrevocably designates and appoints Banque Paribas as the Agent of such Bank under this Amended Credit Agreement and each other Loan Document, and each such Bank irrevocably authorizes Banque Paribas as the Agent for such Bank, to take such action on its behalf under the provisions of this Amended Credit Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Amended Credit Agreement and each other Loan Document, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Amended Credit Agreement, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of the Agent shall be read into this Amended Credit Agreement or otherwise exist against the Agent. The provisions of this Section 9 are solely for the benefit of the Agent and the Banks and no Loan Party shall have any rights as a third party beneficiary or otherwise under any of the provisions hereof. In performing its functions and duties hereunder and under the other Loan Documents, the Agent shall act solely as the agent of the Banks and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for any Loan Party or any of their respective successors and assigns.

                  Section 9.2 Delegation of Duties. The Agent may execute any of its duties under this Amended Credit Agreement or the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct or any agents or attorneys-in-fact selected by it with reasonable care.

                  Section 9.3 Exculpatory Provisions. The Agent shall not be (i) liable for any action lawfully taken or omitted to be taken by it or any Person described in Section 9.2 under or in connection with this Amended Credit Agreement or any other Loan Document (except for its or such Person's own gross negligence or willful misconduct), or (ii) responsible in any manner to any of the Banks for any recitals, statements, representations or warranties made by any Loan Party contained in this Amended Credit Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, this Amended Credit Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Amended Credit Agreement, or any other Loan Document or for any failure of any Loan Party to perform their obligations hereunder or thereunder. The Agent shall not be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Amended Credit Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party. This Section is intended solely to govern the relationship between the Agent, on the one hand, and the Banks, on the other.

                  Section 9.4 Reliance by Agent. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to any Loan Party), independent accountants and other lxxx
experts selected by the Agent. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless the Agent shall have received an executed Transfer Supplement in respect thereof. The Agent shall be fully justified in failing or refusing to take any action under this Amended Credit Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Banks as it deems appropriate or it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Amended Credit Agreement and the other Loan Documents in accordance with a request of the Required Banks, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Banks and all future holders of the Notes. The Agent shall act or refrain from taking any action under or with respect to the Management Services Agreement in accordance with requests from the Required Banks and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Banks and all future holders of the Notes.

                  Section 9.5 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Agent has received notice from a Bank or the Borrower referring to this Amended Credit Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall promptly give notice thereof to the Banks. The Agent shall take such action with respect to such Default or Event of Default as shall be directed by the Required Banks; provided that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as the Agent shall deem advisable and in the best interests of the Banks.

                  Section 9.6 Non-Reliance on Agent and Other Banks. Each Bank expressly acknowledges that neither the Agent, nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Agent hereafter taken, including, without limitation, any review of the affairs of any Loan Party, shall be deemed to constitute any representation or warranty by the Agent. Each Bank represents and warrants to the Agent that it has, independently and without reliance upon the Agent or any other Bank and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of the Loan Parties and made its own decision to make its Loans hereunder and enter into this Amended Credit Agreement. Each Bank also represents that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Amended Credit Agreement, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, prospects, financial and other condition and creditworthiness of the Loan Parties. Except for notices, reports and other documents expressly required under the Loan Documents to be furnished to the Banks by the Agent, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, operations, property, prospects, financial and other condition or creditworthiness of the Loan Parties which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

                  Section 9.7 Indemnification. The Banks agree to indemnify the Agent and its officers, directors, employees, representatives and agents (to the extent not reimbursed by the Loan Parties and without limiting the obligation of the Loan Parties to do so), ratably according to their Pro Rata Shares, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including, without limitation, the fees and disbursements of counsel for the Agent or such Person in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not the Agent or such Person shall be designated a party thereto) that may at any time (including, without limitation, at any time following the payment of the Obligations) be imposed on, incurred by or asserted against the Agent or such Person as a result of, or arising out of, or in any way related to or by reason of, (i) any of the Transactions or the Amendment Transactions or the execution, delivery or performance of any Loan lxxxi

Document or any other Transaction Document or Amendment Transaction Document or
(ii) the Management Services Agreement or the execution or delivery by the Agent of the Management Services Agreement or the performance of its obligations thereunder or in connection therewith (but excluding any such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the gross negligence or willful misconduct of the Agent or such Person as finally determined by a court of competent jurisdiction).

                  Section 9.8 Agent in its Individual Capacity. The Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Loan Parties as though the Agent were not the Agent hereunder. With respect to Loans made or renewed by it and any Note issued to it, the Agent shall have the same rights and powers under this Amended Credit Agreement as any Bank and may exercise the same as though it were not the Agent, and the terms "Bank" and "Banks" shall include the Agent in its individual capacity.

                  Section 9.9 Successor Agent. The Agent may resign as Agent upon 30 days' notice to the Borrower and the Banks. If the Agent shall resign as Agent under this Amended Credit Agreement, then the Required Banks during such 30-day period shall appoint from among the Banks a successor agent, whereupon such successor agent shall succeed to the rights, powers and duties of the Agent and the term "Agent" shall mean such successor agent, effective upon its appointment, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Amended Credit Agreement or any holders of the Notes. Notwithstanding anything herein to the contrary, so long as no Event of Default shall have occurred and be continuing, the appointment of each successor Agent shall be subject to the approval by the Borrower, which approval shall not be unreasonably withheld or delayed. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 9 and Section
10.1 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Amended Credit Agreement.

SECTION 10.       MISCELLANEOUS.

                  Section 10.1 Payment of Expenses, Indemnity, etc. The Borrower shall:

                           (a) whether or not the transactions hereby
contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of the Agent in connection with the negotiation, preparation, execution and delivery of the Loan Documents and the documents and instruments referred to therein, the creation, perfection or protection of the Agent's Liens in the Collateral (including, without limitation, fees and expenses for lien searches and filing and recording fees), and any amendment, waiver or consent relating to any of the Loan Documents (including, without limitation, as to each of the foregoing, the reasonable fees and disbursements of Skadden, Arps, Slate, Meagher & Flom, special counsel to the Agent and any other attorneys retained by the Agent) and of the Agent and each Bank in connection with the preservation of rights under, and enforcement of, the Loan Documents and the documents and instruments referred to therein or in connection with any restructuring or rescheduling of the Obligations (including, without limitation, the reasonable fees and disbursements of counsel for the Agent and for each of the Banks);

                           (b) pay, and hold the Agent and each of the Banks
harmless from and against, any and all present and future stamp, excise and other similar taxes with respect to the foregoing matters and hold the Agent and each Bank harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to the Agent or such Bank) to pay such taxes to the extent not prohibited by law; and

                           (c) indemnify the Agent and each Bank, its officers,
directors, employees, representatives and agents (each an "Indemnitee") from, and hold each of them harmless against, any and all losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements of lxxxii
any kind or nature whatsoever (including, without limitation, the fees and disbursements of counsel for such Indemnitee in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitee shall be designated a party thereto) that may at any time (including, without limitation, at any time following the payment of the Obligations) be imposed on, asserted against or incurred by any Indemnitee as a result of, or arising out of, or in any way related to or by reason of, (i) any of the Transactions or the Amendment Transactions or the execution, delivery or performance of any Loan Document or any other Transaction Document or Amendment Transaction Document, (ii) any violation by any Loan Party or its Environmental Affiliate of any applicable Environmental Law, (iii) any Environmental Claim arising out of the management, use, control, ownership or operation of property or assets by any of the Loan Parties or any of their Environmental Affiliates, including, without limitation, all on-site and off-site activities involving Materials of Environmental Concern, (iv) the breach of any environmental representation or warranty set forth in Section 5.19, (v) the grant to the Agent and the Banks of any Lien in any property or assets of any of the Loan Parties or any stock or other equity interest in any of the Loan Parties, and (vi) the exercise by the Agent and the Banks of their rights and remedies (including, without limitation, foreclosure) under any agreements creating any such Lien (but excluding, as to any Indemnitee, any such losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements to the extent incurred solely by reason of the gross negligence or willful misconduct of such Indemnitee as finally determined by a court of competent jurisdiction). The Borrower's obligations under this Section shall survive the termination of this Amended Credit Agreement and the payment of the Obligations.

                  Section 10.2 Right of Setoff. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default, each Bank is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to any Loan Party or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special, time or demand, provisional or final) and any other indebtedness at any time held or owing by such Bank (including, without limitation, by branches and agencies of such Bank wherever located) to or for the credit or the account of any Loan Party against and on account of the Obligations of the Loan Parties to such Bank under this Amended Credit Agreement or under any of the other Loan Documents, including, without limitation, all interests in Obligations purchased by such Bank pursuant to Section 10.7, and all other claims of any nature or description arising out of or connected with this Amended Credit Agreement or any other Loan Document, irrespective of whether or not such Bank shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

                  Section 10.3 Notices. Except as otherwise expressly provided herein, all notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy, telex, or cable communication), and shall be deemed to have been duly given or made when delivered by hand, or when received after being deposited in the United States mail, postage prepaid, or, in the case of telex notice, when sent, answer back received, or, in the case of telecopy notice, when sent, or, in the case of a nationally recognized overnight courier service, one Business Day after delivery to such courier service, addressed, in the case of each party hereto, at its address specified opposite its signature below or on the appropriate Transfer Supplement, or to such other address as may be designated by any party in a written notice to the other parties hereto.

                  Section 10.4 Successors and Assigns; Participation;
Assignments.

                           (a) Successors and Assigns. This Amended Credit
Agreement shall be binding upon and inure to the benefit of the Borrower, the Banks, the Agent, all future holders of the Notes and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Amended Credit Agreement without the prior written consent of each Bank. No Bank may participate, assign or sell any of its Credit Exposure (as defined in clause (b) below) except as required by operation of law, in connection with the merger, consolidation or dissolution of any Bank or as provided in this Section 10.4.
                                    lxxxiii

                           (b) Participation. Any Bank may at any time sell to
one or more Persons (each a "Participant") participating interests in any Loan owing to such Bank, any Note held by such Bank, any Commitment of such Bank and or any other interest of such Bank hereunder (in respect of any such Bank, its "Credit Exposure"). Notwithstanding any such sale by a Bank of participating interests to a Participant, such Bank's rights and obligations under this Amended Credit Agreement shall remain unchanged, such Bank shall remain solely responsible for the performance thereof, such Bank shall remain the holder of any such Note for all purposes under this Amended Credit Agreement (except as expressly provided below), and the Borrower and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Amended Credit Agreement. The Borrower agrees that if any Obligations are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence and during the continuance of an Event of Default, each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Amended Credit Agreement and any Note to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Amended Credit Agreement or any Note, provided that such right of setoff shall be subject to the obligations of such Participant to share with the Banks, and the Banks agree to share with such Participant, as provided in Section 10.7. The Borrower also agrees that each Participant shall be entitled to the benefits of Sections 2.17,
2.18 and 2.19. Each Bank agrees that any agreement between such Bank and any such Participant in respect of such participating interest shall not restrict such Bank's right to agree to any amendment, supplement, waiver or modification to this Amended Credit Agreement or any other Loan Document, except where the result of any of the foregoing would be to extend the final maturity of any Obligation or any regularly scheduled installment thereof or reduce the rate or extend the time of payment of interest thereon or reduce the principal amount thereof or release all or substantially all of the Collateral (except as expressly provided in the Loan Documents).

                           (c) Assignments. Any Bank may, in the ordinary course
of its business and in accordance with applicable law, at any time assign to any Bank or any affiliate thereof or, with the consent of the Agent, to any other Person (each an "Assignee") all or any part of its Credit Exposure; provided, that in the case of any such assignment to a Person that is not another Bank or an affiliate of the assigning Bank, each such assignment shall be (i) for a Credit Exposure not less than $5,000,000 and (ii) to an Assignee approved in writing by the Agent and the Borrower (which approval shall not be unreasonably withheld). Such consents of the Agent and the Borrower shall be substantially in the form attached as Schedule II to Exhibit L hereto. The Borrower, the Agent and the Banks agree that to the extent of any assignment the Assignee shall be deemed to have the same rights and benefits under the Loan Documents and the same rights of setoff and obligation to share pursuant to Section 10.7 as it would have had if it were a Bank hereunder; provided that the Borrower and the Agent shall be entitled to continue to deal solely and directly with the assignor Bank in connection with the interests so assigned to the Assignee unless and until such Assignee becomes a Purchasing Bank pursuant to clause (d) below.

                           (d) Assignments to Purchasing Banks. Subject to
Section 10.4(c), any Bank may at any time and from time to time assign to one or more Persons ("Purchasing Banks") all or any part of its Credit Exposure pursuant to a supplement to this Amended Credit Agreement, substantially in the form of Exhibit L hereto (an "Assignment Agreement"), executed by such Purchasing Bank. Upon (i) such execution of such Assignment Agreement, (ii) delivery to the Agent of a notice of assignment substantially in the form of
Schedule I to Exhibit L hereto (a "Notice of Assignment") with a copy to the Borrower, together with any consents required pursuant to Section 10.4(c) above,
(iii) payment by such Purchasing Bank to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Purchasing Bank and (iv) payment of a $5,000 fee to the Agent for processing such assignment, such assignment shall become effective on the effective date specified in such Assignment Agreement, which effective date shall be at least five (5) Business Days after delivery of such Notice of Assignment to the Agent, such transferor Bank shall be released from its obligations hereunder to the extent of such assignment and such Purchasing Bank shall for all purposes be a Bank party to this Amended Credit Agreement and shall have all the rights and obligations of a Bank under this Amended Credit Agreement to the same extent as if it were an original party hereto, and no further consent or action by the Borrower, the Banks or the Agent shall be required. Such Assignment Agreement shall be deemed to amend this Amended Credit lxxxiv

Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Bank as a Bank and the resulting adjustment of the Commitments, if any, arising from the purchase by such Purchasing Bank of all or a portion of the Credit Exposure of such transferor Bank. Promptly after the consummation of any transfer to a Purchasing Bank pursuant hereto, the transferor Bank, the Agent and the Borrower shall make appropriate arrangements so that a replacement Note is issued to such transferor Bank and a new Note is issued to such Purchasing Bank, in each case in principal amounts reflecting such transfer.

                           (e) Disclosure of Information; Confidentiality. The
Borrower authorizes each Bank to disclose to any Participant, Assignee or Purchasing Bank (each, a "Transferee") and any prospective Transferee any and all financial and other information in such Bank's possession concerning the Borrower which has been delivered to such Bank by the Borrower pursuant to this Amended Credit Agreement or which has been delivered to such Bank by the Borrower in connection with such Bank's credit evaluation of the Borrower prior to entering into this Amended Credit Agreement; provided that each Transferee shall enter into an agreement whereby such Transferee shall agree to hold any confidential nonpublic information in confidence, except for disclosure (i) to other Banks, (ii) to their respective Affiliates, (iii) to their respective legal counsel and accountants, (iv) to other professional advisors of such Transferee who shall be instructed that the information is to be treated as confidential, (v) as required by law, regulation or legal process, or (vi) in connection with any legal proceeding to which such Transferee is a party.

                  Section 10.5 Amendments and Waivers. Neither this Amended Credit Agreement, any Note, any other Loan Document to which the Borrower is a party nor any terms hereof or thereof may be amended, supplemented, modified or waived except in accordance with the provisions of this Section. The Required Banks and the Borrower may, from time to time, enter into written amendments, supplements, modifications or waivers for the purpose of adding, deleting, changing or waiving any provisions to this Amended Credit Agreement, the Notes, or the other Loan Documents to which the Borrower is a party, provided, that no such amendment, supplement, modification or waiver shall (a) extend any installment or required prepayment of any Obligations or reduce the rate or extend the time of payment of interest on any Obligations, or reduce the principal amount of any Obligations or reduce any fee payable to the Banks hereunder, or release all or substantially all of the Collateral (except as expressly contemplated by the Loan Documents) or change the amount of any Commitment of any Bank, or amend, modify or waive any provision of this Section
10.5 or the definition of Required Banks, or consent to or permit the assignment or transfer by the Borrower of any of its rights and obligations under this Amended Credit Agreement or any other Loan Document, or amend any provision of
Section 2.3(a)(i), in each case without the written consent of all the Banks, or
(b) amend, modify or waive any provision of Section 9 or any other provision of any Loan Document if the effect thereof is to affect the rights or duties of the Agent, without the written consent of the then Agent. Any such amendment, supplement, modification or waiver shall apply to each of the Banks equally and shall be binding upon the Borrower, the Banks, the Agent and all future holders of the Notes. In the case of any waiver, the Borrower, the Banks and the Agent shall be restored to their former position and rights hereunder and under the outstanding Notes, and any Default or Event of Default waived shall be deemed to be cured and not continuing, but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

                  Section 10.6 No Waiver; Remedies Cumulative. No failure or delay on the part of the Agent or any Bank or any holder of a Note in exercising any right, power or privilege hereunder or under any other Loan Document and no course of dealing between any Loan Party and the Agent or any Bank or the holder of any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Loan Document preclude any other or further exercise thereof of the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Agent or any Bank or the holder of any Note would otherwise have. No notice to or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Agent, the Banks or the holder of any Note to any other or further action in any circumstances without notice or demand.
                                     lxxxv

                  Section 10.7 Sharing of Payments. Each of the Banks agrees that if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Loan Documents, or otherwise) which is applicable to the payment of any Obligations, of a sum which with respect to the related sum or sums received by other Banks is in a greater proportion than the total of such Obligation then owed and due to such Bank bears to the total of such Obligation then owed and due to all of the Banks immediately prior to such receipt, then such Bank receiving such excess payment shall purchase for cash without recourse or warranty from the other Banks an interest in such Obligations owing to such Banks in such amount as shall result in a proportional participation by all of the Banks in such amount; provided that if all or any portion of such excess amount is thereafter recovered from such Bank, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

                  Section 10.8 Governing Law; Submission to Jurisdiction. (a) THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS (WITHOUT GIVING EFFECT TO THE PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW).

                           (b) Any legal action or proceeding with respect to
this Amended Credit Agreement or any other Loan Document and any action for enforcement of any judgment in respect thereof may be brought in the courts of the State of Illinois or of the United States of America for the Northern District of Illinois, and, by execution and delivery of this Amended Credit Agreement, the Borrower hereby accepts for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts and appellate courts. The Borrower irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Borrower at its address set forth opposite its signature below. The Borrower hereby irrevocably waives, to the extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Amended Credit Agreement or any other Loan Document brought in the courts referred to above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum. Nothing herein shall affect the right of the Agent, any Bank or any holder of a Note to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Borrower in any other jurisdiction.

                  Section 10.9 Counterparts. This Amended Credit Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

                  Section 10.10 Effectiveness. This Amended Credit Agreement shall become effective on the date on which all of the parties hereto shall have signed a counterpart hereof and shall have delivered the same to the Agent which delivery, in the case of the Banks, may be given to the Agent by telecopy (with the originals delivered promptly to the Agent via overnight courier service).

                  Section 10.11 Headings Descriptive. The headings of the several Sections and subsections of this Amended Credit Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Amended Credit Agreement.

                  Section 10.12 Marshalling; Recapture. Neither the Agent nor any Bank shall be under any obligation to marshall any assets in favor of any Loan Party or any other party or against or in payment of any or all of the Obligations. To the extent any Bank receives any payment by or on behalf of any Loan Party, which payment or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or lxxxvi
required to be repaid to such Loan Party or its estate, trustee, receiver, custodian or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such payment or repayment, the obligation or part thereof which has been paid, reduced or satisfied by the amount so repaid shall be reinstated by the amount so repaid and shall be included within the liabilities of such Loan Party to such Bank as of the date such initial payment, reduction or satisfaction occurred.

                  Section 10.13 Severability. In case any provision in or obligation under this Amended Credit Agreement or the Notes or the other Loan Documents shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

                  Section 10.14 Survival. All indemnities set forth herein including, without limitation, in Sections 2.17, 2.18, 2.19, 2.20, 9.7 and 10.1 shall survive the execution and delivery of this Amended Credit Agreement and the Notes and the making and repayment of the Loans hereunder.

                  Section 10.15 Domicile of Loans. Each Bank may transfer and carry its Loans at, to or for the account of any branch office, subsidiary or affiliate of such Bank.

                  Section 10.16 Limitation of Liability. No claim may be made by any Loan Party or any other Person against the Agent or any Bank or the Affiliates, directors, officers, employees, attorneys or agent of any of them for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Amended Credit Agreement or any other Transactions or Amendment Transactions, or any act, omission or event occurring in connection therewith; and each Loan Party hereby waives, releases and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor and each Loan Party agrees to notify the Agent and each Bank, as applicable, of any such claim promptly upon learning of any such claim.

                  Section 10.17 Calculations; Computations. The financial statements to be furnished to the Agent and the Banks pursuant hereto shall be made and prepared in accordance with GAAP consistently applied throughout the periods involved and consistent with GAAP as used in the preparation of the financial statements referred to in Section 5.5, and, except as otherwise specifically provided herein, all computations determining compliance with
Section 7.1 hereof shall utilize GAAP.

                  Section 10.18 Waiver of Trial by Jury. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE BORROWER, THE AGENT AND THE BANKS HEREBY IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN CONNECTION WITH THIS AMENDED CREDIT AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY MATTER ARISING HEREUNDER OR THEREUNDER.


                                    lxxxvii

                  IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Amended Credit Agreement as of the date first above written.


                    DENAMERICA CORP.


                    By:
                       -------------------------------------------------------
                       Title:

                       Notice Address:       7373 N. Scottsdale Road
                                             Suite D-120
                                             Scottsdale, AZ 85253
                                             Telephone: (602)483-7055
                                             Facsimile: (602)483-9592
                                             Attention: Todd S. Brown



                    BANQUE PARIBAS, as Agent and as a Bank


                    By:
                       -------------------------------------------------------
                       Title:

                    By:
                       -------------------------------------------------------
                       Title:


                       Notice Address:       227 West Monroe
                                             Suite 3300
                                             Chicago, IL 60606
                                             Telephone: (312) 853-6000
                                             Facsimile: (312) 853-6020
                                             Attention:  Gerald O'Keefe

                    FIRST SOURCE FINANCIAL LLP

                    By:  First Source Financial, Inc.
                          Its:  Agent/Manager


                    By:
                       -------------------------------------------------------
                       Title:



                       Notice Address:       2850 W. Golf Rd
                                             5th Floor
                                             Rolling Meadows, IL 60008
                                             Telephone:  (847) 734-2000
                                             Facsimile:  (847) 734-7910
                                             Attention:  Contract Administration

                    LASALLE NATIONAL BANK


                    By:
                       -------------------------------------------------------
                       Title:



                       Notice Address:       120 S. LaSalle
                                             Chicago, IL 60603
                                             Telephone: (312)
                                             Facsimile: (312) 904-6242
                                             Attention:  Jeff Kadlic